As filed with the U.S. Securities and Exchange Commission on April 30, 2014

1940 Act File No. 811-09599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 18

STATE STREET MASTER FUNDS

(formerly STATE STREET MASTER TRUST)

(Exact Name of Registrant as Specified in Charter)

P.O. Box 5049, Boston, Massachusetts 02206

(Address of Principal Executive Offices)

(617) 662-1742

(Registrant’s Telephone Number)

David James, Esq.

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, Massachusetts 02116

(Name and Address of Agent for Service)

Copy to:

Timothy W. Diggins, Esq.

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

EXPLANATORY NOTE

This Registration Statement on Form N-1A has been filed by the State Street Master Funds (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Trust are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Trust.

PART A

STATE STREET MONEY MARKET PORTFOLIO

STATE STREET TAX FREE MONEY MARKET PORTFOLIO

STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO

STATE STREET TREASURY MONEY MARKET PORTFOLIO

STATE STREET TREASURY PLUS MONEY MARKET PORTFOLIO

April 30, 2014

Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940, Act”), Responses to Items 1, 2, 3, 4, 8 and 13 of Form N-1A have been omitted.

INTRODUCTION

The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. (“SSgA FM”) serves as the investment adviser.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment.

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.

ITEM 7. TAX INFORMATION

The Portfolios are treated as partnerships for U.S. federal income tax purposes. As a partnership, each Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders. In general, cash distributions by a Portfolio to its investors will represent a nontaxable return of capital to investors up to the amount of the investor’s adjusted tax basis in its Portfolio shares, with any amounts in excess of basis generally treated as capital gain.

ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street Money Market Portfolio (the “Money Market Portfolio”), State Street Tax Free Money Market Portfolio (the “Tax Free Portfolio”), State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”), the State Street Treasury Money Market Portfolio (the “Treasury Portfolio”) and the State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”) (each may be referred to in context as a “Portfolio” and collectively, the “Portfolios”) are described below. See Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions of each Portfolio. The Portfolios’ investment adviser is SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), a subsidiary of State Street Corporation.

STATE STREET MONEY MARKET PORTFOLIO

Summary

Investment Objective. The Money Market Portfolio’s investment objective is to seek to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value (“NAV”), by investing in U.S. dollar-denominated money market securities.

Principal Investment Strategies. The Money Market Portfolio follows a disciplined investment process in which the Portfolio’s investment adviser, SSgA FM, bases its decisions on the relative attractiveness of different money market instruments. In the Adviser’s opinion, the attractiveness of an instrument may vary depending on the general level of interest rates, as well as imbalances of supply and demand in the market. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term, high quality debt obligations (generally, securities that have remaining maturities of 397 calendar days or less and either have been rated in one of the two highest short-term rating categories or are considered by the Portfolio to be of comparable quality), to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet requirements as to portfolio diversification and liquidity.

The Portfolio attempts to meet its investment objective by investing in a broad range of money market instruments. These may include among other things: U.S. government securities, including U.S. Treasury bills, notes and bonds and other securities issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies or instrumentalities; certificates of deposits and time deposits of U.S. and foreign banks; commercial paper and other high quality obligations of U.S. or foreign companies; mortgage-related and other asset-backed securities, including asset-backed commercial paper; and repurchase agreements. These instruments may bear fixed, variable or floating rates of interest or may be zero-coupon securities. The Portfolio also may invest in shares of other money market funds, including funds advised by the Adviser. Under normal market conditions, the Portfolio intends to invest more than 25% of its total assets in bank obligations. A substantial portion of the Portfolio may be invested in securities that are issued or traded pursuant to exemptions from registration under the federal securities laws.

Principal Risks of Investing in the Money Market Portfolio

•	Risks of Investing Principally in Money Market Instruments:

•	Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline.

•	Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will be unable, or will be perceived to be unable, to make scheduled interest or principal payments, and that the value of the instrument will fall as a result.

•	Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

•	Prepayment Risk and Extension Risk —Applicable primarily to mortgage-related and other asset-backed securities, the risks that loan obligations may be repaid faster or slower than expected, causing the Portfolio to invest repayment proceeds in, or continue to hold, lower yielding securities, as the case may be.

•	Stable Share Price Risk: If the market value of one or more of the Portfolio’s investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

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•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or the Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

•	Banking Industry Risk: To the extent the Portfolio concentrates its investments in bank obligations, financial, economic, business, and other developments in the banking industry will have a greater effect on the Portfolio than if it had not concentrated its assets in the banking industry. Adverse changes in the banking industry may include, among other things, banks experiencing substantial losses on loans, increases in non-performing assets and charge-offs and declines in total deposits.

•	Repurchase Agreement Risk: In a repurchase agreement, the Portfolio purchases a security from a seller at one price and simultaneously agrees to sell it back to the original seller at an agreed-upon price. If the Portfolio’s counterparty is unable to honor its commitments, the Portfolio may be unable to recover its purchase price and may be prevented or delayed from realizing on the security to make up any losses.

•	Mortgage-Related and Other Asset-Backed Securities Risk: Defaults, or perceived increases in the risk of defaults, on the loans underlying mortgage-related and other asset-backed securities may impair the values of the securities. These securities also present a higher degree of prepayment risk (when repayment of principal occurs before scheduled maturity) and extension risk (when rates of repayment of principal are slower than expected) than do other types of fixed income securities. The enforceability of security interests that support these securities may, in some cases, be subject to limitations.

•	Foreign Securities Risk: The Portfolio may invest in U.S. dollar denominated instruments issued by foreign governments, corporations and financial institutions. Foreign securities are subject to political, economic, and regulatory risks not present in domestic investments. Returns on investments in securities issued by foreign issuers could be more volatile than securities issued by U.S. issuers. Foreign investments may be affected by, among other things, changes in currency exchange rates; currency controls; different accounting, auditing, financial reporting, and legal standards and practices applicable in foreign countries; tax withholding; and higher transaction costs. Foreign banks, or their domestic or foreign branches, may be subject to less rigorous regulation than U.S. banks operating in the United States, and may not be required to meet financial, capital, and other requirements applicable to domestic banks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. so there may be fewer restrictions on loan limitations, less frequent examinations and less stringent requirements regarding reserve accounting, auditing, recordkeeping and public reporting requirements.

•	U.S. Government Sponsored Enterprises Risk: Securities of certain U.S. government agencies and instrumentalities are not supported by the full faith and credit of the U.S. Government, and to the extent the Portfolio owns such securities, it must look to the agency or instrumentality issuing or guaranteeing the securities for repayment.

•	Variable and Floating Rate Securities Risk: The Portfolio may purchase variable and floating rate securities, whose interest rates change based on changes in market interest rates. As a result, the interest paid on such securities will tend to fall as market interest rates fall generally, and the interest rates on such securities may not rise as rapidly as general market rates.

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Market Risk: The values of the securities in which the Portfolio invests may go up or down in response to the prospects of individual issuers and/or general economic conditions. Price changes may be temporary or may last for extended periods. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. The

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withdrawal of this support could negatively affect the value and liquidity of certain securities or of markets generally. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

•	Money Market Fund Regulatory Risk: It is possible that the U.S. Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

STATE STREET TAX FREE MONEY MARKET PORTFOLIO

Summary

Investment Objective. The Tax Free Portfolio’s investment objective is to seek to maximize current income, exempt from federal income taxes, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies.

The Tax Free Portfolio has a fundamental policy of investing at least 80% of its net assets (plus borrowings, if any) in federal tax-exempt, high quality, short-term municipal securities of all types. The Portfolio generally invests substantially all of its assets in instruments exempt from ordinary federal income tax. However, the Portfolio may invest up to 20% of its net assets in federally taxable money market instruments (including those subject to the Federal alternative minimum tax), including securities issued by or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, as well as certificates of deposit, commercial paper and repurchase agreements. The Portfolio may buy or sell securities on a when-issued or forward commitment basis.

The Portfolio follows a disciplined investment process that attempts to provide stability of principal, liquidity and current income through all market conditions, by investing in high quality money market instruments. Among other things, the Adviser conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term, high quality debt obligations, (generally, securities that have remaining maturities of 397 calendar days or less and either have been rated in one of the two highest short-term rating categories or are considered by the Portfolio to be of comparable quality), to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet requirements as to portfolio diversification and liquidity. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates, or may be zero-coupon securities.

The Portfolio attempts to meet its investment objective by investing in, among other things:

•	Securities issued by states, municipalities and their political subdivisions and agencies and certain territories and possessions of the U.S. (“municipal securities”), including:

•	General obligation bonds and notes;

•	Revenue bonds and notes;

•	Commercial paper and other privately issued securities;

•	Tender option bonds;

•	Private activity bonds;

•	Industrial development bonds;

•	Municipal lease contracts; and

•	Securities of other investment companies with similar investment guidelines.

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Principal Risks of Investing in Tax Free Money Market Portfolio

•	Risks of Investing Principally in Money Market Instruments:

•	Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline.

•	Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will be unable, or will be perceived to be unable, to make scheduled interest or principal payments, and that the value of the instrument will fall as a result.

•	Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Stable Share Price Risk: If the market value of one or more of the Portfolio’s investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

•	Repurchase Agreement Risk: In a repurchase agreement, the Portfolio purchases a security from a seller at one price and simultaneously agrees to sell it back to the original seller at an agreed-upon price. If the Portfolio’s counterparty is unable to honor its commitments, the Portfolio may be unable to recover its purchase price and may be prevented or delayed from realizing on the security to make up any losses.

•	Municipal Securities Risk: The municipal securities markets in which the Portfolio invests may be volatile and may be significantly affected by adverse tax, legislative or political changes and the financial condition of the issuers of municipal securities. The values of municipal securities that depend on a specific revenue source to fund their payment obligations may fluctuate as a result of changes in the cash flows generated by the revenue source or changes in the priority of the municipal security to receive the cash flows generated by the revenue source.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or the Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

•	Market Risk: The values of the securities in which the Portfolio invests may go up or down in response to the prospects of individual issuers and/or general economic conditions. Price changes may be temporary or may last for extended periods. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. The withdrawal of this support could negatively affect the value and liquidity of certain securities or of markets generally. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

•	Variable and Floating Rate Securities Risk: The Portfolio may purchase variable and floating rate securities, whose interest rates change based on changes in market interest rates. As a result, the interest paid on such securities will tend to fall as market interest rates fall generally, and the interest rates on such securities may not rise as rapidly as general market rates.

•	Money Market Fund Regulatory Risk: It is possible that the U.S. Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

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STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO

Summary

Investment Objective. The U.S. Government Portfolio’s investment objective is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies.

The U.S. Government Portfolio invests only in obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, as well as repurchase agreements secured by such instruments.

The Portfolio follows a disciplined investment process that attempts to provide stability of principal, liquidity and current income, by investing in U.S. government securities. Among other things, the Portfolio’s investment adviser conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. The Portfolio invests in accordance with regulatory requirements applicable to money market funds. Regulations require, among other things, a money market fund to invest only in short-term, high quality debt obligations (generally, securities that have remaining maturities of 397 calendar days or less and either have been rated in one of the two highest short-term rating categories or are considered by the Portfolio to be of comparable quality), to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet requirements as to portfolio diversification and liquidity. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates.

The Portfolio attempts to meet its investment objective by investing in:

•	Obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, such as U.S. Treasury securities and securities issued by the Government National Mortgage Association (“GNMA”), which are backed by the full faith and credit of the United States;

•	Obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and U.S. government-sponsored entities such as the Federal Home Loan Bank, which obligations are not backed by the full faith and credit of the United States; and

•	Repurchase agreements with respect to U.S. government securities.

Principal Risks of Investing in the U.S. Government Money Market Portfolio

•	Risks of Investing Principally in Money Market Instruments:

•	Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline. .

•	Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will be unable, or will be perceived as unable, to make scheduled interest or principal payments, and that the market value of the instrument will fall as a result.

•	Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

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•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	U.S. Government Sponsored Enterprises Risk: Securities of certain U.S. government agencies and instrumentalities are not supported by the full faith and credit of the U.S. Government, and to the extent the Portfolio owns such securities, it must look to the agency or instrumentality issuing or guaranteeing the securities for repayment. Because the Portfolio emphasizes investment in U.S. government securities, and because U.S. government securities generally are perceived as having low risks compared to most other types of investments, the Portfolio’s performance compared to money market funds that invest principally in other types of money market instruments may be lower.

•	Significant Exposure to U.S. Government Agencies Risk: To the extent the Portfolio focuses its investments in securities issued or guaranteed by U.S. government agencies, any market price movements, regulatory changes or changes in political or economic conditions that affect the U.S. government agencies in which the Portfolio invests may have a significant impact on the Portfolio’s performance. Events that would adversely affect the market prices of securities issued or guaranteed by one government agency may adversely affect the market price of securities issued or guaranteed by other government agencies.

•	Mortgage-Related and Other Asset-Backed Securities Risk: Defaults, or perceived increases in the risk of defaults, on the loans underlying mortgage-related and other asset-backed securities may impair the values of the securities. These securities also present a higher degree of prepayment risk (when repayment of principal occurs before scheduled maturity) and extension risk (when rates of repayment of principal are slower than expected) than do other types of fixed income securities.

•	Repurchase Agreement Risk: In a repurchase agreement, the Portfolio purchases a security from a seller at one price and simultaneously agrees to sell it back to the original seller at an agreed-upon price. If the Portfolio’s counterparty is unable to honor its commitments, the Portfolio may be unable to recover its purchase price and may be prevented or delayed from realizing on the security to make up any losses.

•	Stable Share Price Risk: If the market value of one or more of the Portfolio’s investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or the Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

•	Market Risk: The values of the securities in which the Portfolio invests may go up or down in response to the prospects of individual issuers and general economic conditions. Price changes may be temporary or may last for extended periods. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. The withdrawal of this support could negatively affect the value and liquidity of certain securities or of markets generally. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

•	Variable and Floating Rate Securities Risk: The Portfolio may purchase variable and floating rate securities, whose interest rates change based on changes in market interest rates. As a result, the interest paid on such securities will tend to fall as market interest rates fall generally, and the interest rates on such securities may not rise as rapidly as general market rates.

•	Money Market Fund Regulatory Risk: It is possible that the U.S Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

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STATE STREET TREASURY MONEY MARKET PORTFOLIO

Summary

Investment Objective. The investment objective of Treasury Portfolio is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies. The Treasury Portfolio attempts to meet its investment objective by investing only in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government).

The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term securities (generally, securities that have remaining maturities of 397 calendar days or less), to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet requirements as to portfolio diversification and liquidity.

Principal Risks of Investing in the Treasury Portfolio

•	Risks of Investing Principally in Money Market Instruments:

•	Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline.

•	Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will be unable, or will be perceived to be unable, to make scheduled interest or principal payments, and that the value of the instrument will fall as a result.

•	Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Stable Share Price Risk: If the market value of one or more of the Portfolio’s investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or the Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

•	Market Risk: Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. The withdrawal of this support could negatively affect the value and liquidity of certain securities or of markets generally. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

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•	Money Market Fund Regulatory Risk: It is possible that the U.S. Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

STATE STREET TREASURY PLUS MONEY MARKET PORTFOLIO

Summary

Investment Objective. The investment objective of Treasury Plus Portfolio is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies. The Treasury Plus Portfolio attempts to meet its investment objective by investing only in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government) and repurchase agreements collateralized by these obligations.

The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term securities (generally, securities that have remaining maturities of 397 calendar days or less), to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet requirements as to portfolio diversification and liquidity.

Principal risks of investing in the Treasury Plus Portfolio

•	Risks of Investing Principally in Money Market Instruments:

•	Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline.

•	Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will be unable, or will be perceived to be unable, to make scheduled interest or principal payments, and that the value of the instrument will fall as a result.

•	Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Stable Share Price Risk: If the market value of one or more of the Portfolio’s investments changes substantially during the period, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or the Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

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•	Repurchase Agreement Risk: In a repurchase agreement, the Portfolio purchases a security from a seller at one price and simultaneously agrees to sell it back to the original seller at an agreed-upon price. If the Portfolio’s counterparty is unable to honor its commitments, the Portfolio may be unable to recover its purchase price and may be prevented or delayed from realizing on the security to make up any losses.

•	Market Risk: Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. The withdrawal of this support could negatively affect the value and liquidity of certain securities or of markets generally. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

•	Money Market Fund Regulatory Risk: It is possible that the U.S. Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

Additional Information About Principal Risks of Investing In The Portfolios

Please see the section entitled “Principal Investment Strategies” for each Portfolio, for a complete discussion of each Portfolio’s investment strategies. The investment objective of each of the Money Market Portfolio, the U.S. Government Portfolio, the Treasury Portfolio and the Treasury Plus Portfolio may be changed without shareholder approval. The Investment objective of the Tax Free Portfolio is fundamental and may not be changed without shareholder approval.

Additional information about risks associated with some of the Portfolios’ investment policies and investment strategies is provided below. Risk information is applicable to all Portfolios unless otherwise noted.

•	Money Market Risk. An investment in the Portfolios is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolios seek to preserve the value of your investment at $1.00 per share, there can be no assurance that they will do so, and it is possible to lose money by investing in the Portfolios.

•	Interest Rate Risk. The values of debt instruments usually rise and fall in response to changes in interest rates. Declining interest rates generally result in increases in the values of existing debt instruments, and rising interest rates generally result in declines in the values of existing debt instruments. Interest rate risk is generally greater for investments with longer durations or maturities. Some investments give the issuer the option to call or redeem an investment before its maturity date. If an issuer calls or redeems an investment during a time of declining interest rates, the Portfolio might have to reinvest the proceeds in an investment offering a lower yield and therefore might not benefit from any increase in value as a result of declining interest rates. Adjustable rate instruments also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-income securities (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset, and reset caps or floors, among other factors). When interest rates decline, the income received by the Portfolio may decline, and the Portfolio’s yield may also decline. It is likely there will be less governmental action in the near future to maintain low interest rates. The negative impact on fixed income securities from the resulting rate increases for that and other reasons could be swift and significant.

•	Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by a Portfolio be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that one or more of the securities will be downgraded by a credit rating agency; generally, lower credit quality issuers have higher credit risks. An actual or perceived loss in creditworthiness of an issuer of a fixed- income security held by a Portfolio may result in a decrease in the value of the security. Credit risk also includes the risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement with the Portfolio, may default on its payment or repurchase obligation, as the case may be.

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•	Liquidity Risk. Liquidity risk exists when particular investments cannot be disposed of quickly in the normal course of business. The ability of a Portfolio to dispose of such securities at advantageous prices may be greatly limited, and a Portfolio may have to continue to hold such securities during periods when the Adviser would otherwise have sold them. Some securities held by a Portfolio may be restricted as to resale, and there is often no ready market for such securities. In addition, a Portfolio, by itself or together with other accounts managed by the Adviser, may hold a position in a security that is large relative to the typical trading volume for that security, which can make it difficult for the Portfolio to dispose of the position at an advantageous time or price. Market values for illiquid securities may not be readily available, and there can be no assurance that any fair value assigned to an illiquid security at any time will accurately reflect the price a Portfolio might receive upon the sale of that security. It is possible that, during periods of extreme market volatility or unusually high and unanticipated levels of redemptions, a Portfolio may be forced to sell large amounts of securities more quickly than it normally would in the ordinary course of business. In such a case, the sale proceeds received by a Portfolio may be substantially less than if the Portfolio had been able to sell the securities in more-orderly transactions, and the sale price may be substantially lower than the price previously used by the Portfolio to value its securities.

•	Stable Share Price Risk: If the market value of one or more of a Portfolio’s investments changes substantially, the Portfolio investing in such Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when a Portfolio experiences significant redemption requests.

•	Master/Feeder Structure Risk. The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Low Short-Term Interest Rate Risk: At the date of this Prospectus, short-term interest rates are at historically low levels, and so each Portfolio’s yield is very low. It is possible that a Portfolio will generate an insufficient amount of income to pay its expenses, and that it and/or a Fund will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that a Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

•	Market Risk. The values of the securities in which a Portfolio invests may go up or down in response to the prospects of individual issuers and/or general economic conditions. Price changes may be temporary or may last for extended periods. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios.

•	Money Market Fund Regulatory Risk: It is possible that the U.S. Securities and Exchange Commission (“SEC”) or another agency will adopt regulations that change in very important respects the operation of money market funds. Any such regulatory changes could impact important characteristics of the Portfolio, including liquidity of an investment in the Portfolio or the Portfolio’s ability to maintain a stable net asset value per share.

•

Repurchase Agreement Risk (Money Market Portfolio, Tax Free Portfolio, U.S. Government Portfolio and Treasury Plus Portfolio only). In a repurchase agreement, a Portfolio purchases a security from a seller at one price and simultaneously agrees to sell it back to the original seller at an agreed-upon price. Repurchase agreements may be viewed as loans made by the Portfolio which are collateralized by the securities subject to repurchase. A Portfolio’s investment return on such transactions will

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depend on the counterparties’ willingness and ability to perform their obligations under the repurchase agreements. If a Portfolio’s counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss.

•	U.S. Government Sponsored Enterprises Risk (Money Market Portfolio and U.S. Government Portfolio only). U.S. Government securities include a variety of securities (including U.S. Treasury bills, notes, and bonds) that differ in their interest rates, maturities, and dates of issue. While securities issued or guaranteed by the U.S. Treasury and some agencies or instrumentalities of the U.S. Government (such as the Government National Mortgage Association) are supported by the full faith and credit of the United States, securities issued or guaranteed by certain other agencies or instrumentalities of the U.S. Government (such as Federal Home Loan Banks) are supported by the right of the issuer to borrow from the U.S. Government, and securities issued or guaranteed by certain other agencies and instrumentalities of the U.S. Government (such as Fannie Mae and Freddie Mac) are supported only by the credit of the issuer itself. Investments in these securities are also subject to interest rate risk and prepayment risk, and the risk that the value of the securities will fluctuate in response to political, market, or economic developments.

•	Variable and Floating Rate Securities (Money Market Portfolio, Tax Free Portfolio and U.S. Government Portfolio only). In addition to traditional fixed-rate securities, a Portfolio may invest in debt securities with variable or floating interest rates or dividend payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended to reflect market rates of interest. Variable or floating rate securities allow a Portfolio to participate in increases in interest rates through upward adjustments of the coupon rates on such securities. However, during periods of increasing interest rates, changes in the coupon rates may lag the change in market rates or may have limits on the maximum increase in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities readjust downward resulting in a lower yield.

•	Mortgage-Related and Other Asset-Backed Securities Risk (Money Market Portfolio and U.S. Government Portfolio). Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in a Portfolio having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and volatility, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or an asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral, if any. Defaults on the underlying assets, if any, may impair the value of an asset-backed or a mortgage-related security. For some asset-backed securities in which a Portfolio invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral, if any. Furthermore, there may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.

In a “forward roll” transaction, a Portfolio will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed-upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. Risks of mortgage-related security rolls include: the risk of prepayment prior to maturity; and the risk that the market value of the securities sold by the Portfolio may decline below the price at which the Portfolio is obligated to purchase the securities. Forward roll transactions may have the effect of creating investment leverage in the Portfolio.

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•	Prepayment Risk and Extension Risk (Money Market Portfolio and U.S. Government Portfolio only). Prepayment risk and extension risk apply primarily to mortgage-related and other asset-backed securities.

Prepayment risk is the risk that principal on loan obligations underlying a security may be repaid prior to the stated maturity date. If the Portfolio has purchased a security at a premium, any repayment that is faster than expected reduces the market value of the security and the anticipated yield-to-maturity. Repayment of loans underlying certain securities tends to accelerate during periods of declining interest rates.

Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by the Portfolio later than expected. This may happen when there is a rise in interest rates, which could extend the duration of obligations held by a Portfolio and make the values of such obligations more sensitive to changes in interest rates.

•	Banking Industry Risk (Money Market Portfolio only). If the Portfolio concentrates its investments in bank obligations, adverse developments in the banking industry may have a greater effect on the Portfolio than on a mutual fund that invests more broadly. Banks may be particularly sensitive to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles. Recent instability in the financial markets has heavily influenced the obligations of certain banking institutions, resulting in some cases in extreme price volatility and a lack of liquidity.

•	Foreign Securities Risk (Money Market Portfolio only). The Portfolio may invest in U.S. dollar-denominated obligations issued by non-U.S. issuers. While such instruments may be denominated in U.S. dollars, this does not eliminate the risk inherent in investing in the securities of foreign issuers. Dollar-denominated instruments issued by entities located in foreign countries could lose value as a result of political, financial and economic events in foreign countries. Issuers of these instruments are not necessarily subject to the same regulatory requirements that apply to U.S. banks and corporations, although the information available for dollar-denominated instruments may be subject to the accounting, auditing and financial reporting standards of the U.S. domestic market or exchange on which they are traded, which standards may be more uniform and more exacting than those to which many foreign issuers are subject. Foreign banks, including those issuing instruments such as ECDs, ETDs and YCDs, or their domestic or foreign branches, may be subject to less rigorous regulation than U.S. banks operating in the United States, and may not be required to meet financial, capital, and other requirements applicable to domestic banks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. so there may be fewer restrictions on loan limitations, less frequent examinations and less stringent requirements regarding reserve accounting, auditing, recordkeeping and public reporting requirements.

•	Section 4(2) Commercial Paper and Rule 144A Securities Risk (Money Market Portfolio only). The Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). This commercial paper is commonly called “Section 4(2) paper.” The Portfolio may also invest in securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”).

Section 4(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like the Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(2) paper and Rule 144A securities will not be considered illiquid for purposes of a Portfolio’s limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities. The Statement of Additional Information (“SAI”) addresses the Trust’s and Portfolio’s limitation on illiquid securities.

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•	Municipal Securities Risk (Tax Free Portfolio only). Municipal securities may be issued to obtain funds to be used for various public purposes, including general purpose financing for state and local governments, refunding outstanding obligations, and financings for specific projects or public facilities. General obligations are backed by the full faith and credit of the issuer. These securities include, for example, tax anticipation notes, bond anticipation notes and general obligation bonds. Revenue obligations are generally backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility’s user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental user. Municipal notes are short-term instruments which are issued and sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

Some municipal securities are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks. In determining the credit quality of insured or letter of credit-backed securities, the Adviser reviews the financial condition and creditworthiness of such parties including insurance companies, banks and corporations.

Unlike most other bonds, however, municipal bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes. Municipal bonds, and municipal bond funds, can therefore be advantageous to investors in higher tax brackets. However, because the interest is tax-exempt, municipal bond yields typically are lower than yields on taxable bonds and bond funds with comparable maturity ranges.

•	Tax Exempt Commercial Paper (Tax Free Portfolio only). Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Tax exempt commercial paper may be a general obligation that is backed by the full faith and credit of the issuer or it may be a revenue obligation that is backed by the revenues generated from a specific project or facility. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank.

Additional Information about the Portfolios’ Non-Principal Investment Strategies and Risks

The investments described below reflect the Portfolios’ current practices. In addition to the principal risks described above, other risks are described in some of the descriptions of the investments below:

Investment in other Investment Companies (Money Market Portfolio and Tax Free Portfolio only). State Street Money Market Portfolio and State Street Tax Free Money Market Portfolio may invest in other money market funds that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), including mutual funds and exchange-traded funds that are sponsored or advised by the Adviser or its affiliates, to the extent permitted by applicable law or SEC exemptive relief. If a Portfolio invests in other money market funds, shareholders of the Portfolio will bear not only their proportionate share of the expenses described in this Prospectus, but also, indirectly, the similar expenses, including, for example, advisory and administrative fees, of the money market funds in which the Portfolio invests. Shareholders would also be exposed to the risks associated not only with money market fund(s) in which the Portfolio invests but also to the portfolio investments of such money market fund(s) in which the Portfolio invests.

Temporary Defensive Positions. From time to time, a Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions. Temporary defensive positions may be taken, for example, to preserve capital or if a Portfolio is unable to acquire the types of securities in which it normally invests. Temporary defensive positions may include, but are not limited to, investment in U.S. government securities, repurchase agreements collateralized by such securities, the maintenance of uninvested cash, or investment in cash equivalents. A Portfolio’s holdings in temporary defensive positions may be inconsistent with the Portfolio’s principal investment strategy, and, as a result, the Portfolio may not achieve its investment objective.

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Portfolio Holdings Disclosure.

The Portfolios’ portfolio holdings disclosure policy is described in Part B.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

The Portfolios

Each Portfolio is a separate, diversified series of the State Street Master Funds.

The Adviser

The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Portfolios. The Adviser places all orders for purchases and sales of the Portfolios’ investments. State Street Global Advisors (“SSgA”) is the investment management arm of State Street Corporation, a publicly held bank holding company. SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage approximately $2.34 trillion in assets as of December 31, 2013. SSgA FM, a wholly-owned subsidiary of State Street Corporation, is the investment adviser to the Portfolios, and is registered with the SEC under the Investment Advisers Act of 1940, as amended. SSgA FM had approximately $334.95 billion in assets under management as of December 31, 2013. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

A summary of the factors considered by the Board of Trustees in connection with the renewals of the investment advisory agreements for the Portfolios is available in the Portfolios’ annual report to shareholders dated December 31, 2013.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Portfolios.

Advisory Fee

As compensation for the Adviser’s services to the Portfolios, each Portfolio is obligated to pay a fee of 0.05% of the respective Portfolio’s average daily net assets.

In addition to any contractual expense limitation for Portfolio, the Adviser also may voluntarily reduce all or a portion of its fees and/or reimburse expenses for a Portfolio to the extent necessary to avoid negative yield (the “Voluntary Reduction”), or a yield below a specified level, which may vary from time to time and from Portfolio to Portfolio in the Adviser’s sole discretion. Under an agreement with the Adviser relating to the Voluntary Reduction, the Portfolios have agreed to reimburse the Adviser for the full dollar amount of any Voluntary Reduction beginning on October 1, 2012, subject to certain limitations. A Portfolio will not be obligated to reimburse the Adviser: more than three years after the end of the fiscal year for the Portfolio in which the Adviser provided a Voluntary Reduction; in respect of any business day for which the net annualized one-day yield is less than 0.00%; to the extent that the amount of the reimbursement to the Adviser on any day exceeds fifty percent of the yield (net of all expenses, exclusive of the reimbursement) of the Portfolio on that day; to the extent that the amount of such reimbursement would cause the Portfolio’s net yield to fall below the Portfolio’s minimum net yield; or in respect of any fee waivers and/or expense reimbursements that are necessary to maintain a Portfolio’s contractual total expense limit which is effective at the time of such fee waivers and/or expense reimbursements. A reimbursement to the Adviser could negatively impact a Portfolio’s future yield. There is no guarantee that the Voluntary Reduction will be in effect at any given time or that a Portfolio will be able to avoid a negative yield. Reimbursement payments by a Fund to the Adviser in connection with the Voluntary Reduction are considered “extraordinary expenses” and are not subject to any contractual expense limitation agreement in effect for the Fund at the time of such payment. The Adviser may, in its sole discretion, irrevocably waive receipt of any or all reimbursement amounts due from a Portfolio, without limitation.

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ITEM 11. INTERESTHOLDER INFORMATION

Determination of Net Asset Value

The Tax Free Money Market Portfolio determines its NAV once each business day at 12:00 p.m. Eastern Time (“ET”) or the close of the New York Stock Exchange (the “NYSE”), whichever is earlier. The Treasury Portfolio determines its NAV once each business day at 2:30 p.m. ET or the close of the NYSE, whichever is earlier. Each of the other Portfolios determines its NAV once each business day at 5:00 p.m. ET except for days when the NYSE closes earlier than its regular closing time, in which event those Portfolios will determine their NAVs at the earlier closing time (the time when a Portfolio determines its NAV per share is referred to herein as the “Valuation Time”). Pricing does not occur on NYSE holidays.

A business day is one on which the NYSE is open for regular trading. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase shares by wiring Federal Funds because Federal Funds wiring does not occur on days when the Federal Reserve is closed. The Portfolios reserve the right to accept orders to purchase or redeem shares, or to continue to accept such orders following the close of the NYSE, on any day that is not a business day or any day on which the NYSE closes early, provided the Federal Reserve remains open. The Portfolios also may establish special hours on those days to determine each Portfolio’s NAV. In the event that the Portfolios invoke the right to accept orders to purchase or redeem shares on any day that is not a business day or adopt special hours of operation, the Portfolios will post advance notice of these events at www.ssga.com/cash.

Each Portfolio seeks to maintain a $1.00 per share NAV and, accordingly, uses the amortized cost valuation method, in compliance with Rule 2a-7’s risk limiting conditions, to value its portfolio instruments. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Purchasing Beneficial Interests

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.

Investors do not pay a sales load to invest in the Portfolios. The price for each Portfolio’s beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. Each Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of a Portfolio’s custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser (“in-kind”). (Please consult your tax adviser regarding in-kind transactions.) Payment for Portfolio interests must be in Federal Funds (or converted to Federal Funds by the transfer agent) by 4 p.m. ET before a purchase order can be accepted. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase interests by wiring Federal Funds because Federal Funds wiring does not occur on those days. The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number or other government identification number, which will be used to verify your identity. We may also request to review other identification documents such as driver license, passport or documents showing the existence of the business entity. If you do not provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and

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documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law. In addition, the Money Market Portfolio, U.S. Government Money Market Portfolio, and Treasury Plus Portfolio may limit the amount of a purchase order received after 3:00 p.m. ET. The Treasury Portfolio may limit the amount of a purchase order received after 12:00 noon ET.

Redeeming Beneficial Interests

An investor may redeem all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the redemption either in Federal Funds or in portfolio securities at the discretion of the Adviser, normally on the next Portfolio business day after the redemption, but in any event no more than seven days after the redemption. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of shareholders of the Portfolios.

Distributions

Each Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolio. The Portfolios are not required, and generally do not expect, to make distributions (other than distributions in redemption of Portfolios’ interests) to their investors.

Excessive Trading

Because the Portfolios are money market portfolios, the Portfolios’ Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Portfolio shares by Portfolio shareholders. Nonetheless, the Portfolios may take any reasonable action that they deem necessary or appropriate to prevent excessive trading in Portfolio shares without providing prior notification to the account holder. Such action may include rejecting any purchase, in whole or part, including, without limitation, by a person whose trading activity in Portfolio shares may be deemed harmful to the Portfolio. While the Portfolios attempt to discourage such excessive trading, there can be no guarantee that they will be able to identify investors who are engaging in excessive trading or limit their trading practices. Additionally, frequent trades of small amounts may not be detected. The Portfolios recognize that they may not always be able to detect or prevent excessive trading or other activity that may disadvantage the Portfolios or their shareholders.

Tax Considerations

It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions , credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that, if a “feeder” fund investing exclusively or substantially all of its assets in a Portfolio were treated as holding its pro rata portion of the Portfolio’s assets, and recognizing its pro rata portion of the Portfolio’s income, directly, it would meet the requirements with respect to diversification of assets and sources of income, for qualification as a regulated investment company under Subchapter M of the Code. Investors that intend to be treated as regulated investment companies under the Code may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

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This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

ITEM 12. DISTRIBUTION ARRANGEMENTS

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

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PART A

STATE STREET EQUITY 500 INDEX PORTFOLIO

STATE STREET EQUITY 400 INDEX PORTFOLIO

STATE STREET EQUITY 2000 INDEX PORTFOLIO

STATE STREET AGGREGATE BOND INDEX PORTFOLIO

STATE STREET LIMITED DURATION BOND PORTFOLIO

April 30, 2014

Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”) responses to Items 1, 2, 3, 4, 8 and 13 of Form N-1A have been omitted.

INTRODUCTION

The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. (“SSgA FM”) serves as the investment adviser.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment.

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.

ITEM 7. TAX INFORMATION

The Portfolios are treated as partnerships for U.S. federal income tax purposes. As a partnership, each Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders. In general, cash distributions by a Portfolio to its investors will represent a nontaxable return of capital to investors up to the amount of the investor’s adjusted tax basis in its Portfolio shares, with any amounts in excess of basis generally treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street Equity 500 Index Portfolio (the “Equity 500 Index Portfolio”), State Street Equity 400 Index Portfolio (the “Equity 400 Index Portfolio”), State

Street Equity 2000 Index Portfolio (the “Equity 2000 Index Portfolio”), State Street Aggregate Bond Index Portfolio (the “Aggregate Bond Index Portfolio”), and State Street Limited Duration Bond Portfolio (the “Limited Duration Bond Portfolio”) (each may be referred to in context as a “Portfolio” and collectively, the “Portfolios”) are described below. See Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for the Portfolios. The Portfolios’ investment adviser is SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), a subsidiary of State Street Corporation.

STATE STREET EQUITY 500 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 500 Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor’s 500 Index (the “S&P 500” or sometimes referred to in context as the “Index”).

Principal Investment Strategies. There is no assurance that the Portfolio will achieve its investment objective, and you could lose money by investing in the Portfolio. The Equity 500 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 500. The Index is a well-known stock market index that includes common stocks of 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States. (For a discussion of how the securities in the Index are selected, see “Other Investment Considerations and Risks — The S&P 500,” below.)

The Equity 500 Index Portfolio is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate as closely as possible, before expenses, the performance of the S&P 500.

The Equity 500 Index Portfolio generally intends to invest in all 500 stocks comprising the S&P 500 in approximate proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 500 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to match generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

In addition, the Equity 500 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Equity 500 Index Portfolio

•	Stock Market Risk: Stock values could decline generally or could under-perform other investments.

•	Large Capitalization Risk: Because the S&P 500 includes mainly large U.S. companies, the Equity 500 Index Portfolio’s emphasis on securities issued by large capitalization companies makes it susceptible to the risks of investing in larger companies. For example, larger companies may be unable to respond as quickly as smaller companies to competitive challenges. Larger companies also tend not to be able to maintain the high growth rates of well-managed smaller companies, especially during strong economic periods.

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•	Index Tracking Risk: The Equity 500 Index Portfolio’s return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return of the Index.

•	Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Passive Strategy/Index Risk. The Equity 500 Index Portfolio is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the Portfolio may hold constituent securities of the S&P 500 regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the Portfolio’s return to be lower than if the Portfolio employed an active strategy.

The Equity 500 Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 500 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The S&P 500. The S&P 500 is a well-known stock market index that includes common stocks of 500 companies from a number of sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the “NYSE”). Stocks in the S&P 500 are weighted according to their float adjusted market capitalizations (i.e., the number of shares outstanding multiplied by the stock’s current price). The companies selected for inclusion in the S&P 500 are those of large publicly held companies which generally have the largest market values within their respective industries. The composition of the S&P 500 is determined by Standard & Poor’s and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. “Standard & Poor’s,” “S&P” and “S&P 500,” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Equity 500 Index Portfolio. The Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

Index Futures Contracts and Related Options. The Equity 500 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve

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risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Equity 500 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33-1/3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will attempt to minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

Comparison Index. The S&P 500 is a capitalization-weighted index of 500 industry-leading stocks and is widely regarded to be representative of the stock market in general. The S&P 500 is unmanaged and does not reflect the actual cost of investing in the instruments that comprise the Index. Additionally, the returns of the S&P 500 Index do not reflect the effect of fees, expenses and taxes.

STATE STREET EQUITY 400 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 400 Index Portfolio’s (the “Portfolio”) investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor’s MidCap 400 Index (the “S&P MidCap 400” or sometimes referred to in context as the “Index”).

Principal Investment Strategies. There is no assurance that the Portfolio will achieve its investment objective, and you could lose money by investing in the Portfolio. The Portfolio uses a passive management strategy designed to track the S&P MidCap 400. The Index is a well-known stock market index that includes common stocks of 400 mid-sized companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.

The Portfolio is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate as closely as possible, before expenses, the performance of the S&P MidCap 400.

The Portfolio generally intends to invest in all of the stocks comprising the Index in approximate proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 400 stocks in those

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weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to match generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

In addition, the Equity 400 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Equity 400 Index Portfolio

•	Stock Market Risk: Stock values could decline generally or could under-perform other investments.

•	Mid-Capitalization Risk: Because the S&P MidCap 400 includes stocks of mainly mid-capitalization (“mid-cap”) companies, the Portfolio’s investments consist mainly of stocks of mid-cap companies. Returns on investments in mid-cap stocks could be more volatile than, or trail the returns on, investments in larger or smaller capitalization (“large-cap” and “small-cap,” respectively) U.S. stocks. Mid-cap companies may be more likely than large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

•	Index Tracking Risk: The Equity 400 Index Portfolio’s return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return on the Index.

•	Derivatives Risk: Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Passive Strategy/Index Risk: The Equity 400 Index Portfolio is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the Portfolio may hold constituent securities of the S&P MidCap 400 regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the Portfolio’s return to be lower than if the Portfolio employed an active strategy.

The Equity 400 Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured by the FDIC or any other government agency.

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Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 400 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The S&P MidCap 400. The S&P MidCap 400 is a well-known stock market index that includes common stocks of 400 mid-sized companies from a number of sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, most of which are listed on the NYSE. Unlike the S&P 500, which is designed to represent the performance of the large-cap sector of the U.S. securities market, the S&P MidCap 400 is designed to represent the performance of the mid-cap sector of the U.S. securities market. Stocks in the S&P MidCap 400 are weighted according to their float adjusted market capitalizations (i.e., the number of shares outstanding multiplied by the stock’s current price). The companies chosen for the S&P MidCap 400 generally have market values between $1 billion and $4 billion, depending upon current equity market valuations. (Stocks in the S&P MidCap 400 will not simultaneously be listed in the S&P 500.) The composition of the S&P MidCap 400 is determined by Standard and Poor’s(R) and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. “Standard & Poor’s(R),” “S&P,” “S&P MidCap 400,” “Standard & Poor’s 400” and “400” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Equity 400 Index Portfolio. The Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

Index Futures Contracts and Related Options. The Equity 400 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Equity 400 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33 1⁄3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will attempt to minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

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Comparison Index. The S&P MidCap 400 is a capitalization-weighted index of 400 mid-sized industry-leading stocks. The S&P MidCap 400 is unmanaged and does not reflect the actual cost of investing in the instruments that comprise the Index. Additionally, the returns of the S&P MidCap 400 Index do not reflect the effect of fees, expenses and taxes.

STATE STREET EQUITY 2000 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 2000 Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Russell 2000 Index (sometimes referred to in context as the “Index”).

Principal Investment Strategies. There is no assurance that the Portfolio will achieve its investment objective, and you could lose money by investing in the Portfolio. The Equity 2000 Index Portfolio uses a passive management strategy designed to track the performance of the Russell 2000 Index. The Russell 2000 Index is one of the most widely accepted benchmarks of U.S. small capitalization stock market total return. The Index includes approximately 2,000 of the smallest securities in the Russell 3000(R) Index. (For a discussion of how the securities in the Russell 2000 Index are selected, see “Other Investment Considerations and Risks — The Russell 2000 Index,” below).

The Portfolio uses a passive management strategy designed to track the performance of the Russell 2000. The Index is a well-known stock market index that includes common stocks of 2000 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.

The Portfolio, is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate as closely as possible, before expenses, the performance of the Russell 2000 Index.

The Portfolio generally intends to invest in all 2000 stocks comprising the Russell 2000 in approximate proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 2000 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to match generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Shareholders will receive 60 days’ notice prior to a change in the 80% investment policy.

In addition, the Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Equity 2000 Index Portfolio

•	Stock Market Risk: Stock values could decline generally or could under-perform other investments.

•	Small Capitalization Risk: Because the Russell 2000 Index includes primarily stocks of small-capitalization (“small-cap”) companies, the Portfolio’s investments consist mainly of stocks of small-cap companies. Returns on investments in stocks of small U.S. companies could be more volatile than, or trail the returns on, investments in stocks of large-cap and mid-cap companies. Small companies may be more likely than mid-cap and large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

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•	Index Tracking Risk: The Portfolio’s return may not match the return of the Russell 2000 Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return of the Index.

•	Derivatives Risk: Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

•	Passive Strategy/Index Risk: The Portfolio is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the Portfolio may hold constituent securities of the Russell 2000 Index regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the Portfolio’s return to be lower than if the Portfolio employed an active strategy.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

The Equity 2000 Index Portfolio’s beneficial interests will change in value and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 2000 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The Russell 2000 Index. The Russell 2000 Index is composed of approximately 2,000 common stocks, which are selected by Frank Russell Company (“Russell”), based upon market capitalization. Each year on May 31st, Russell ranks the 3,000 largest U.S. stocks by market capitalization in order to create the Russell 3000 Index, which represents approximately 98% of the total U.S. equity market. After the initial list of 3,000 eligible stocks is determined, the shares outstanding for each company are adjusted for corporate cross-ownership and large private holdings. The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe and includes approximately 2000 of the smallest securities of the Russell 3000® Index based on a combination of their market cap and current index membership. The Russell 2000 Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. The inclusion of a stock in the Russell 2000 Index in no way implies that Russell believes the stock to be an attractive investment, nor is Russell a sponsor or in any way affiliated with the Equity 2000 Index Portfolio. The Russell 2000 Index only includes common stocks domiciled in the United States and its territories.

Index Futures Contracts and Related Options. The Equity 2000 Index Portfolio may buy and sell futures contracts on the Russell 2000 Index and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures

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transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Equity 2000 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Real Estate Investment Trusts. The Equity 2000 Index Portfolio may invest in real estate investment trusts (“REITs”). REITs involve certain special risks in addition to those risks associated with investing in the real estate industry in general (such as possible declines in the value of real estate, lack of availability of mortgage funds or extended vacancies of property). Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. Additionally, with respect to mortgage REITS, the effective maturity and market value of a portfolio’s securities can be expected to fluctuate in response to changes in interest rates. REITs are also dependent upon management skills, are subject to heavy cash flow dependency, risks of default by borrowers, and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax-free pass-through of income under the Code, and failing to maintain their exemptions from registration under the Investment Company Act of 1940, as amended (the “1940 Act”). Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more volatility than other investments. It is likely there will be less governmental action in the near future to maintain low interest rates. The negative impact on mortgage REITs from the resulting rate increases for that and other reasons could be swift and significant.

Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33 1⁄3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will attempt to minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

Comparison Index. The Russell 2000 is a capitalization-weighted index of 2000 industry-leading stocks. The Russell 2000 is unmanaged and does not reflect the actual cost of investing in the instruments that comprise the Index. Additionally, the returns of the Russell 2000 Index do not reflect the effect of fees, expenses and taxes.

STATE STREET AGGREGATE BOND INDEX PORTFOLIO

Summary

Investment Objective. The Aggregate Bond Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Barclays U.S. Aggregate Index (the “U.S. Aggregate Index” or sometimes referred to in context as the “Index”).

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Principal Investment Strategies. There is no assurance that the Portfolio will achieve its investment objective, and you could lose money by investing in the Portfolio. The Aggregate Bond Index Portfolio uses a passive management strategy designed to track the performance of the U.S. Aggregate Index. The Index is a well-known fixed-income securities index that represents investment grade debt securities and includes U.S. government securities, mortgage-backed securities and corporate debt securities.

The Portfolio is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate as closely as possible before expenses, the performance of the U.S. Aggregate Index.

The Adviser seeks to track the performance of the U.S. Aggregate Index by investing in debt securities and other investments that are representative of the Index as a whole. Due to the large number of securities in the Index and the fact that certain Index securities are unavailable for purchase, complete replication is not possible. Rather, the Portfolio intends to select securities that the Adviser believes will track the Index in terms of industry weightings, market capitalization and other characteristics. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in securities in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

The Aggregate Bond Index Portfolio may make direct investments in U.S. government securities; corporate debt securities; mortgage-related and other asset-backed securities; commercial paper, notes, and bonds issued by domestic and foreign corporations; and instruments of U.S. and foreign banks, including certificates of deposit, time deposits, letters of credit, and bankers’ acceptances. Securities in which the Portfolio invests may be fixed-income securities, zero-coupon securities, or variable rate securities.

In addition, the Aggregate Bond Index Portfolio may at times purchase or sell futures contracts on fixed-income securities, or options on those futures, in lieu of investing directly in fixed-income securities themselves. The Portfolio may also purchase or sell futures contracts and options on the U.S. Aggregate Index (or other fixed-income securities indices), if and when they become available. The Portfolio might do so, for example, in order to adjust the interest-rate sensitivity of the Portfolio to bring it more closely in line with that of the Index. It might also do so to increase its investment exposure pending investment of cash in the bonds comprising the Index or to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Aggregate Bond Index Portfolio

•	Risks of Principally Investing in Debt Securities

•	Values of debt income securities could decline generally in response to changes in interest rates or other factors. In general, the price of a debt security will fall when interest rates rise and will rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes than securities with shorter maturities.

•	Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.

•	Issuers of the Aggregate Bond Index Portfolio’s investments may not make timely payments of interest and principal or may fail to make such payments at all.

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Index Trading Risk: The Aggregate Bond Index Portfolio’s return may not match the return of the U.S. Aggregate Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a

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result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return of the Index.

•	Interest Rate Risk — The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the amount of income the Portfolio receives on its new investments generally will decline. It is likely there will be less governmental action in the near future to maintain low interest rates. The negative impact on fixed income securities from the resulting rate increases for that and other reasons could be swift and significant.

•	Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Passive Strategy/Index Risk. The Aggregate Bond Index Portfolio is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the Portfolio may hold constituent securities of the U.S. Aggregate Index regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the Portfolio’s return to be lower than if the Portfolio employed an active strategy.

The Aggregate Bond Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Aggregate Bond Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The U.S. Aggregate Index. The U.S. Aggregate Index is a well-known bond market index that covers the U.S. investment-grade fixed- income bond market, including government, corporate, mortgage-backed and asset-backed bonds, all with maturities of over one year. Bonds in the Index are weighted according to their market capitalizations. The composition of the Index is determined by Barclays and is based on such factors as the market capitalization of each bond, its remaining time to maturity and quality rating as determined by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s and Fitch, Inc., outside rating agencies, and may be changed from time to time. The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold, or promoted by Barclays, and Barclays makes no representation regarding the advisability of investing in the Portfolio.

Debt Securities. The values of debt securities generally rise and fall inversely with changes in interest rates. Interest rate risk is usually greater for debt securities with longer maturities. The Aggregate Bond Index Portfolio’s investments will normally include debt securities with longer maturities, although the Adviser will seek to ensure that the maturity characteristics of the Portfolio as a whole will generally be similar to those of the U.S. Aggregate Index. Mortgage-backed and asset-backed securities are also subject to increased interest rate risk, because prepayment rates on such securities typically increase as interest rates decline and decrease as interest rates rise. Changes in prepayment rates on mortgage-backed and asset-backed securities effectively increase and decrease the Portfolio’s average maturity when that is least desirable. The Portfolio will also be subject to credit risk (the risk that the issuer of a security will fail to make timely payments of interest and principal).

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Futures Contracts and Related Options. The Aggregate Bond Index Portfolio may buy and sell futures contracts on securities contained in the U.S. Aggregate Index and options on those futures contracts. A “futures contract” on debt securities (such as U.S. Treasury securities) is a contract to buy or sell the securities at an agreed price on a specified future date. Depending on the change in value of the futures contract between the time when the Portfolio enters into and closes out a future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts will not correlate precisely with changes in the value of the underlying security. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Aggregate Bond Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33-1/3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

STATE STREET LIMITED DURATION BOND PORTFOLIO

Summary

Investment Objective. The Limited Duration Bond Portfolio’s investment objective is to seek high current income and liquidity.

Principal Investment Strategies. There is no assurance that the Portfolio will achieve its investment objective, and you could lose money by investing in the Portfolio. The Limited Duration Bond Portfolio invests at least 65% of its assets in a diversified portfolio of dollar-denominated debt securities (those of medium and high quality) and maintains a dollar-weighted average portfolio duration of two years or less. These securities include mortgage-related securities, corporate notes, variable and floating rate notes, and asset-backed securities. The Portfolio may also invest in derivative instruments, such as futures contracts, options, interest rate swaps, default/credit swaps, total return swaps and other structured investments, as a substitute for investments directly in securities, to adjust the sensitivity of the Portfolio’s portfolio of investments to changes in interest rates, or otherwise to increase the Portfolio’s investment return. The Adviser will actively trade the Portfolio’s portfolio securities in an attempt to benefit from short-term yield disparities among different issues of fixed-income securities, or otherwise to increase the Portfolio’s investment return. Under normal circumstances, the Portfolio invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in debt securities and other debt obligations.

Investment grade securities are (i) rated in one of the four highest categories (or in the case of commercial paper, in the two highest categories) by at least one nationally recognized statistical rating organization (an “NRSRO”); or (ii) if not rated, are of comparable quality, as determined by the Adviser. If a security is downgraded and is no longer investment grade, the Portfolio may continue to hold the security if the Adviser determines that to be in the best interest of the Portfolio.

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The investment objective of the Limited Duration Bond Portfolio as stated above is non-fundamental, which means that it may be changed without shareholder approval. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy. The investment policies described below reflect the Portfolio’s current practices.

Principal Risks of Investing in the Limited Duration Bond Portfolio

•	Risks of Principally Investing in Debt Securities

•	Credit/Default Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Limited Duration Bond Portfolio, or the obligor on a derivative instrument held by the Portfolio, may default on its obligation to pay scheduled interest and repay principal. It includes the risk that one or more of the securities will be downgraded by a credit rating agency; generally, lower rated issuers have higher credit risks. Credit risk also includes the risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement with the Portfolio, may default on its payment or repurchase obligation, as the case may be. Credit risk generally is inversely related to credit quality.

•	Extension Risk. Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by the Portfolio later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, thus preventing the Portfolio from investing expected repayment proceeds in securities paying yields higher than the yields paid by the securities that were expected to be repaid.

•	Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Limited Duration Bond Portfolio may not be able to close out a derivative transaction at a favorable time or price.

•	Foreign Securities Risk. The Limited Duration Bond Portfolio may invest in U.S. dollar denominated instruments issued by foreign governments, corporations and financial institutions. Foreign securities are subject to political, economic, and regulatory risks not present in domestic investments. Returns on investments in securities issued by foreign issuers could be more volatile than securities issued by U.S. issuers. Foreign investments may be affected by, among other things, changes in currency exchange rates; currency controls; different accounting, auditing, financial reporting, and legal standards and practices applicable in foreign countries; tax withholding; and higher transaction costs. Foreign banks may be subject to less rigorous regulation than domestic banks, and may not be required to meet financial, capital, and other requirements applicable to domestic banks.

•	Interest Rate Risk. During periods of rising interest rates, the Limited Duration Bond Portfolio’s yield generally is lower than prevailing market rates causing the value of the Portfolio to fall. In periods of falling interest rates, the Portfolio’s yield generally is higher than prevailing market rates, causing the value of the Portfolio to rise. Typically, the more distant the expected cash flow that the Portfolio is to receive from a security, the more sensitive the market price of the security is to movements in interest rates. If a Portfolio owns securities that have variable or floating interest rates, as interest rates fall, the income the Portfolio receives from those securities also will fall. It is likely there will be less governmental action in the near future to maintain low interest rates. The negative impact on fixed income securities from the resulting rate increases for that and other reasons could be swift and significant.

•	Liquidity Risk. Adverse market or economic conditions or investor perceptions may result in little or no trading activity in one or more particular securities, thus, making it difficult for a Portfolio holding the securities to determine their values. A Portfolio holding those securities may have to value them at prices that reflect unrealized losses, or if it elects to sell them, it may have to accept lower prices than the prices at which it is then valuing them. The Portfolio also may not be able to sell the securities at any price.

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•	Master/Feeder Structure Risk: The Portfolio’s performance may be adversely affected as a result of large cash inflows to or outflows from the Portfolio and any related disruption to the Portfolio’s investment program. In addition, the Adviser also serves as investment adviser to one or more funds that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund(s) and the Portfolio.

•	Mortgage-Related and Other Asset-Backed Securities Risk. Defaults, or perceived increases in the risk of defaults, on the loans underlying these securities may impair the value of the securities. These securities also present a higher degree of prepayment risk (when repayment of principal occurs before scheduled maturity) and extension risk (when rates of repayment of principal are slower than expected) than do other types of fixed income securities. The enforceability of security interests that support these securities may, in some cases, be subject to limitations.

•	Prepayment/Call Risk. Prepayment Prepayment/call risk applies primarily to municipal securities and asset-backed securities, including mortgage- related securities.

Prepayment/call risk is the risk that principal on mortgages or other loan obligations underlying a security may be repaid prior to the stated maturity date. If the Portfolio has purchased a security at a premium, any repayment that is faster than expected reduces the market value of the security and the anticipated yield-to-maturity. Repayment of loans underlying certain securities tends to accelerate during periods of declining interest rates.

•	Sector Risk. The risk that the Limited Duration Bond Portfolio concentrates its investment in specific industry sectors that have historically experienced substantial price volatility. The Portfolio is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by the Portfolio may lack sufficient market liquidity to enable the Portfolio to sell the securities at an advantageous time or without a substantial drop in price.

•	U.S. Government Sponsored Enterprises Risk. Securities issued or guaranteed by certain agencies and instrumentalities of the U.S. government are not guaranteed or supported by the full faith and credit of the United States.

The Limited Duration Bond Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Other Investment Considerations and Risk

Mortgage-Related and Other Asset-Backed Securities. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Portfolio having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and volatility, and reduce the value of the security. As a result, mortgage- related and asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or an asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral, if any. Defaults on the underlying assets, if any, may impair the value of an asset-backed or a mortgage-related security. For some asset-backed securities in which the Portfolio invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the

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mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral, if any. Furthermore, there may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.

In a “forward roll” transaction, the Portfolio will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed-upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. Risks of mortgage-related security rolls include: (1) the risk of prepayment prior to maturity; (2) the risk that the market value of the securities sold by the Portfolio may decline below the price at which the Portfolio is obligated to purchase the securities; and (3) forward roll transactions may have the effect of creating investment leverage in the Portfolio.

Futures Contracts and Options on Futures. To invest cash for purposes of hedging the Limited Duration Bond Portfolio’s other investments, the Portfolio may enter into futures contracts that relate to securities in which it may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts. The Portfolio may also purchase futures and options if cheaper than the underlying stocks or bonds.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index at a specified future date at a price agreed upon when the contract is made. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net at variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement. A futures contract is closed out by buying or selling an identical offsetting futures contract. Upon entering into a futures contract, the Portfolio is required to deposit an initial margin with a custodian for the benefit of the futures broker. The initial margin serves as a “good faith” deposit that the Portfolio will honor its futures commitments. Subsequent payments (called “variation margin”) to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

When trading futures contracts, the Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures. The Portfolio’s transactions, if any, in options, futures, options on futures and equity swaps involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Please see “Derivatives Risk” in the “Principal Risks” section.

Government Securities. U.S. Government securities include U.S. Treasury bills, notes, and bonds and other obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported by the right of the issuer to borrow from the United States Treasury, discretionary authority of the U.S. Government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

Interest Rate Risk. The values of debt instruments usually rise and fall in response to changes in interest rates. Declining interest rates generally result in increases in the values of existing debt instruments, and rising interest rates generally result in declines in the values of existing debt instruments. Interest rate risk is generally greater for investments with longer durations or maturities. Some investments give the issuer the option to call or redeem an investment before its maturity date. If an issuer calls or redeems an

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investment during a time of declining interest rates, a Portfolio might have to reinvest the proceeds in an investment offering a lower yield and therefore might not benefit from any increase in value as a result of declining interest rates. Adjustable rate instruments also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-income securities (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset, and reset caps or floors, among other factors). When interest rates decline, the income received by a Portfolio may decline, and such Portfolio’s yield may also decline. It is likely there will be less governmental action in the near future to maintain low interest rates. The negative impact on fixed income securities from the resulting rate increases for that and other reasons could be swift and significant.

Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by the Limited Duration Bond Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Credit default swaps involve the receipt of floating or fixed-rate payments in exchange for assuming potential credit losses of an underlying security. Credit default swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events. Total return swaps involve the receipt or payment of the “total return” of a defined underlying asset in exchange for the payment or receipt of a cash flow based on a predetermined floating rate. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. The Portfolio may enter into swap transactions for hedging purposes or to seek to increase total return. The use of interest rate and credit default swaps and total return swaps, as well as interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values or interest rates, the investment performance of the Portfolio would be less favorable than it would have been if these investment techniques were not used. The Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. These transactions are intended to be used as a hedge and not as a speculative investment. Please see “Derivative Risk” in the “Principal Risks” section.

Options on Securities. The Limited Duration Bond Portfolio may write and purchase covered put and call options on securities in which it may directly invest. The total amount of premiums paid by the Portfolio for all put and call options held by it at any time will not exceed 5% of the value of the Portfolio’s total assets. Further, the Portfolio will not write a put or call option or combination thereof if, as a result, the aggregate value of all securities or collateral deliverable under its outstanding options would exceed 25% of the value of the Portfolio’s total assets.

Prepayment/Call Risk and Extension Risk. Prepayment/call risk and extension risk apply primarily to mortgage-related and other asset-backed securities and certain municipal securities.

Prepayment/call risk is the risk that principal on loan obligations underlying a security may be repaid prior to the stated maturity date. If the Portfolio has purchased a security at a premium, any repayment that is faster than expected reduces the market value of the security and the anticipated yield-to-maturity. Repayment of loans underlying certain securities tends to accelerate during periods of declining interest rates.

Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by the Portfolio later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, thus preventing the Portfolio from investing expected repayment proceeds in securities paying yields higher than the yields paid by the securities that were expected to be repaid.

Portfolio Duration. The Limited Duration Bond Portfolio will maintain a dollar-weighted average portfolio duration of two years or less. Duration is a measure of the price sensitivity of a security to changes in interest rates. Unlike maturity, which measures the period of time until final payment is to be made on a security, duration measures the dollar-weighted average maturity of a security’s expected cash flows (i.e., interest and principal payments), discounted to their present values, after giving effect to all maturity shortening features, such as call or redemption rights. With respect to a variable or floating-rate instrument, duration is adjusted to indicate the price sensitivity of the instrument to changes in the interest rate in effect until the next reset date. For substantially all securities, the duration of a security is equal to or less than its stated maturity.

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Repurchase Agreements. The Limited Duration Bond Portfolio enters into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time. Repurchase transactions are limited to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. If the other party or “seller” defaults, the Portfolio might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Portfolio are less than the repurchase price and the Portfolio’s cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of a bankruptcy of the seller, the Portfolio may be delayed or prevented from recovering the collateral.

Section 4(2) Commercial Paper and Rule 144A Securities. The Limited Duration Bond Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). This commercial paper is commonly called “Section 4(2) paper.” The Portfolio may also invest in securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”).

Section 4(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like the Limited Duration Bond Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(2) paper and Rule 144A securities will not be considered illiquid for purposes of the Portfolio’s limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities. The Portfolio’s Part B addresses the Portfolio’s limitation on illiquid securities.

Variable and Floating Rate Securities. Variable and floating rate securities are instruments issued or guaranteed by entities such as: (1) the U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies, or (5) trusts. The Limited Duration Bond Portfolio may purchase variable and floating rate securities issued or guaranteed by the U.S. government, or an agency or instrumentality thereof. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Securities purchased by a Portfolio may include variable and floating rate instruments, which may have a stated maturity in excess of the Portfolio’s maturity limitations but which will, except for certain U.S. government obligations, permit the Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market for a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days’ notice and do not have an active trading market) are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Portfolio invests, and their ability to repay principal and interest. Variable and floating rate securities are subject to interest rate and credit/default risk.

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Temporary Defensive Strategies. At times, the Adviser may judge that market conditions make pursuing the Limited Duration Bond Portfolio’s basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Adviser may (but will not necessarily), without notice, temporarily use alternative strategies primarily designed to reduce fluctuations in the values of the Portfolio’s assets. In implementing these defensive strategies, the Portfolio may hold assets in cash and cash equivalents and in other investments that the Adviser believes to be consistent with the Portfolio’s best interests. Taking such a temporary defensive position may result in the Portfolio not achieving its investment objective.

Portfolio Holdings Disclosure

The Portfolios’ portfolio holdings disclosure policy is described in the Part B.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

The Portfolios

Each Portfolio is a separate, diversified series of the State Street Master Funds.

The Adviser

The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Portfolios. The Adviser places all orders for purchases and sales of the Portfolios’ investments (except the Short-Term Bond Portfolio). State Street Global Advisors (“SSgA”) is the investment management arm of State Street Corporation, a publicly held bank holding company. SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage approximately $2.34 trillion in assets as of December 31, 2013. SSgA FM, a wholly owned subsidiary of State Street Corporation, is the investment adviser to the Portfolios, and is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. SSgA FM had approximately $334.95 billion in assets under management as of December 31, 2013. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

A summary of the factors considered by the Board of Trustees in connection with the renewal of the investment advisory agreement for the Portfolios is available in the Portfolios’ annual reports to shareholders dated December 31, 2013. Summaries for other Portfolios will be included in the Portfolio’s shareholder reports prepared after a Portfolio commences operations.

Equity 500 Index Portfolio

John A. Tucker, CFA

Mr. Tucker is a Senior Managing Director of SSgA and SSgA FM, and Co-Head of Passive Equity Strategies in North America. He is responsible for overseeing the management of all equity index strategies and Exchange Traded Funds managed in North America. He is a member of the Senior Leadership Team.

Previously, Mr. Tucker was head of the Structured Products group in SSgA’s London office, where he was responsible for the management of all index strategies in SSgA’s second largest investment center. Prior to joining the investment management group, he was the Operations Manager for SSgA’s International Structured Products group, where he was responsible for the operations staff and functions. He joined State Street in 1988 and has served as a Portfolio Manager of the Portfolio since 2007.

Mr. Tucker received a BA from Trinity College and an MS in Finance from Boston College. He has also earned the Chartered Financial Analyst designation and is a member of the Boston Security Analysts Society and the CFA Institute. In addition, Mr. Tucker is a member of the Russell Index Client Advisory Board and the S&P U.S. Index Advisory Panel.

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Karl Schneider, CAIA

Mr. Schneider is a Vice President of SSgA and SSgA FM, and Head of US Equity Strategies for the Global Equity Beta Solutions (“GEBS”) team, where in addition to overseeing the management of the US equity index strategies, he also serves as a portfolio manager for a number of the group’s passive equity portfolios. Previously within GEBS, he served as a portfolio manager and product specialist for synthetic beta strategies, including commodities, buy/write, and hedge fund replication. Mr. Schneider is also a member of the SSgA Derivatives Committee.

Prior to joining the Global Equity Beta Solutions, Mr. Schneider worked as a portfolio manager in SSgA’s Currency Management Group, managing both active currency selection and traditional passive hedging overlay portfolios. Mr. Schneider joined SSgA in 1996 and has served as a Portfolio Manager of the Portfolio since 2002.

Mr. Schneider holds a BS in Finance and Investments from Babson College and also an MS in Finance from Boston College. He has earned the Chartered Alternative Investment Analyst designation and is a member of the CAIA Association.

Additional information about a portfolio manager’s compensation, other accounts managed by a portfolio manager, and a portfolio manager’s ownership of securities in the Portfolios is available in the Part B.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Portfolios.

Advisory Fee

As compensation for the Adviser’s services to the Portfolios as investment adviser and State Street’s services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolios are obligated to pay a fee, as shown in the table below, as a percentage of each Portfolio’s average daily net assets.

Equity 500 Index Portfolio	0.045%
Equity 400 Index Portfolio	0.08%
Equity 2000 Index Portfolio	0.10%
Aggregate Bond Index Portfolio	0.10%
Limited Duration Bond Portfolio	0.10%

SSgA FM has contractually agreed to waive fees and/or reimburse certain operating expenses of the State Street Equity 2000 Index Portfolio to limit the total annual operating expenses of the Portfolio to 0.15% through April 30, 2015; these arrangements may not be terminated prior to that date without consent of the Board.

ITEM 11. INTERESTHOLDER INFORMATION

Determination of Net Asset Value

Each Portfolio’s net asset value (“NAV”) is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. Pricing does not occur on NYSE holidays. A business day is one on which the NYSE is open for regular trading. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase shares by wiring Federal Funds because Federal Funds wiring does not occur on days when the Federal Reserve is closed. The NAV is based on the market value of the securities held in each Portfolio. The Portfolios value each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust’s Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Valuation Committee, that may affect the value of one or more securities held by a Portfolio occurs after the close of a related

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exchange but before the determination of the Portfolio’s NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolios invest in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing. Because foreign securities held by some Portfolios sometimes trade on days when the Portfolios are not priced, the value of a Portfolio’s portfolio may change on days when Portfolio interests cannot be purchased or redeemed. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.

Purchasing Beneficial Interests

The Portfolios issue beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.

Investors do not pay a sales load to invest in the Portfolios. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by a Portfolio.

The minimum initial investment in each of the Portfolios is $50 million. The Adviser may waive the minimums in its discretion. There is no minimum subsequent investment. The Portfolios intend to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolios’ custodian bank by a Federal Reserve Bank) or securities (“in-kind”) acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number or other government identification number and other information that will be used to verify your identity. We may also request to review other identification documents such as driver license, passport or documents showing the existence of the business entity. If you do not provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

Redeeming Beneficial Interests

An investor may redeem all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the redemption either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the redemption, but in any event no more than seven days after the redemption. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Distributions

Each Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolio. The Portfolios are not required, and generally do not expect, to make distributions (other than distributions in redemption of Portfolios’ interest) to their investors.

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Policies to Prevent Market Timing

Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolios, which may include, among other things, interference in the efficient management of the Portfolios, dilution in the value of Portfolio interests held by long-term interestholders, increased brokerage and administrative costs and forcing the Portfolios to hold excess levels of cash.

The Portfolios are intended as long-term investments. Therefore, the Trust’s Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolios. Because most of the interests in the Portfolios are held by other investment companies and similar organizations the shares of which are in turn owned by investors indirectly through one or more financial intermediaries, the Portfolios do not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may seek to obtain underlying account trading activity information from financial intermediaries when, in the Adviser’s judgment, the trading activity suggests possible market timing that may be harmful to the Portfolios or their interestholders.

The Portfolios reserve the right in their discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to a Portfolio. The Portfolios may decide to restrict purchase activity in their interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolios, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolios.

Tax Considerations

It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that if a “feeder” fund investing exclusively or substantially all of its assets in a Portfolio were treated as holding its pro rata portion of the Portfolio’s assets, and recognizing its pro rata portion of the Portfolio’s income, directly, it would meet the requirements with respect to diversification of assets and sources of income for qualification as a regulated investment company under Subchapter M of the Code. Investors that intend to be treated as regulated investment companies under the Code may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

ITEM 12. DISTRIBUTION ARRANGEMENTS

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

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PART B

STATE STREET MASTER FUNDS

(THE “TRUST”)

P.O. BOX 5049

BOSTON, MASSACHUSETTS 02206

(877) 521-4083

April 30, 2014

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

This Part B of the Registration Statement (the “Part B”) relates to the Parts A of the Registration Statement dated April 30, 2014, as amended from time to time thereafter (the “Parts A”) for the State Street Equity 500 Index Portfolio, State Street Equity 400 Index Portfolio, State Street Equity 2000 Index Portfolio, State Street Aggregate Bond Index Portfolio, State Street Limited Duration Bond Portfolio, State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street U.S. Government Money Market Portfolio.

The Part B is not a prospectus and should be read in conjunction with the Parts A, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust’s financial statements for the fiscal year ended December 31, 2013, including the independent registered public accounting firm reports thereon, are included in the Trust’s annual reports and are incorporated into this Part B by reference. Copies of the Trust’s annual reports are available, without charge, upon request, by calling (877) 521-4083 or by written request to the Trust at the address above.

ITEM 15. GENERAL

The Trust was organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust contains the following diversified series:

•	State Street Equity 500 Index Portfolio (the “Equity 500 Index Portfolio”);

•	State Street Equity 400 Index Portfolio (the “Equity 400 Index Portfolio”);

•	State Street Equity 2000 Index Portfolio (the “Equity 2000 Index Portfolio”);

•	State Street Aggregate Bond Index Portfolio (the “Aggregate Bond Index Portfolio”);

•	State Street Limited Duration Bond Portfolio (the “Limited Duration Bond Portfolio”);

•	State Street Money Market Portfolio (the “Money Market Portfolio”);

•	State Street Tax Free Money Market Portfolio (the “Tax Free Portfolio”);

•	State Street Treasury Money Market Portfolio (the “Treasury Portfolio”);

•	State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”); and

•	State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”).

The Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the Equity 2000 Index Portfolio and the Aggregate Bond Index Portfolio are referred to in this Part B as the “Index Portfolios.” The Money Market Portfolio, Treasury Portfolio, Treasury Plus Portfolio and U.S. Government Portfolio are referred to in this Part B as the “Money Portfolios” or “Money Market Portfolios.” The Treasury Portfolio and Treasury Plus Portfolio are referred to in this Part B as the “Treasury Portfolios.” The Limited Duration Bond Portfolio is referred to in this Part B as the “Bond Portfolio.” All Portfolios together are referred to in this Part B as the “Portfolios” and each Portfolio may be referred to in context as the “Portfolio” as appropriate.

ITEM 16. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Each Portfolio’s Part A contains information about the investment objective and policies of that respective Portfolio of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, a Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

Additional Information Concerning the S&P 500

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by SSgA. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, their respective affiliates (collectively “S&P Dow Jones Indices”), and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index. S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of shares of the Equity 500 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P 500 to track general stock market performance. S&P Dow Jones Indices’ only relationship to the Equity 500 Index Portfolio is the licensing of certain trademarks and trade names of S&P Dow Jones Indices, which is determined, composed and calculated by S&P Dow Jones Indices without regard to the Portfolio. S&P Dow Jones Indices have no obligation to take the needs of the Equity 500 Index Portfolio or the owners of shares of the Portfolio into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the price and number of shares of the Equity 500 Index Portfolio or the timing of the issuance or sale of shares of the Portfolio, or calculation of the equation by which shares of the Portfolio are redeemable for cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of shares of the Equity 500 Index Portfolio.

S&P Dow Jones Indices does not guarantee the accuracy or the completeness of the S&P 500 or any data included therein and S&P Dow Jones Indices shall have no liability for any errors, omissions or interruptions therein. S&P Dow Jones Indices makes no warranty, express or implied, as to results to be obtained by the Equity 500 Index Portfolio, owners of shares of the Portfolio or any other person or entity from the use of the S&P 500 or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any incidental, special, punitive, indirect or consequential damages (including lost profits, trading losses, lost time or goodwill), even if notified of the possibility of such damages.

Additional Information Concerning the S&P MidCap 400

The S&P MidCap 400 Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by SSgA. The Equity 400 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, their respective affiliates (collectively “S&P Dow Jones Indices”), and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P MidCap 400 Index. S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of shares of the Equity 400 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P MidCap 400 to track general stock market performance. S&P Dow Jones Indices’ only relationship to the Equity 400 Index Portfolio is the licensing of certain trademarks and trade names of S&P Dow Jones Indices, which is determined, composed and calculated by S&P Dow Jones Indices without regard to the Portfolio. S&P Dow Jones Indices have no obligation to take the needs of the Equity 400 Index Portfolio or the owners of shares of the Portfolio into consideration in determining, composing or calculating the S&P MidCap 400. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the price and number of shares of the Equity 400 Index Portfolio or the timing of the issuance or sale of shares of the Portfolio, or calculation of the equation by which shares of the Portfolio are redeemable for cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of shares of the Equity 400 Index Portfolio.

S&P Dow Jones Indices does not guarantee the accuracy or the completeness of the S& P MidCap 400 or any data included therein and S&P Dow Jones Indices shall have no liability for any errors, omissions or interruptions therein. S&P Dow Jones Indices makes no warranty, express or implied, as to results to be obtained by the Equity 400 Index Portfolio, owners of shares of the Portfolio or any other person or entity from the use of the S&P MidCap 400 or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P MidCap 400 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any incidental, special, punitive, indirect or consequential damages (including lost profits, trading losses, lost time or goodwill), even if notified of the possibility of such damages.

Additional Information Concerning the Russell 2000 Index

The Equity 2000 Index Portfolio is not sponsored, endorsed, promoted by, or in any way affiliated with Frank Russell Company (“Russell”). Russell is not responsible for and has not reviewed the Equity 2000 Index Portfolio or any associated literature or publications, and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Russell 2000 Index. Russell’s publication of the Index in no way suggests or implies an opinion by Russell as to the attractiveness or appropriateness of investment in any or all securities upon which the Index is based. Russell makes no representation, warranty or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 Index or any data included in the Index. Russell makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 Index or any data included therein, or any security (or combination thereof) comprising the Index. Russell makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000 Index or any data or any security (or combination thereof) included therein.

Additional Information Concerning the Barclays U.S. Aggregate Index (the “U.S. Aggregate Index”)

The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold or promoted by Barclays. Barclays makes no representation or warranty, express or implied, to the owners of beneficial interests of the Aggregate Bond Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Aggregate Bond Index Portfolio particularly or the ability of the Barclays U.S. Aggregate Index (“U.S. Aggregate Index”) to track general performance. Barclays’s only relationship to the Aggregate Bond Index Portfolio is the licensing of certain trademarks and trade names of Barclays and of the U.S. Aggregate Index, which is determined, composed and calculated by Barclays without regard to the Portfolio. Barclays has no obligation to take the needs of the Aggregate Bond Index Portfolio or the owners of beneficial interests of the Portfolio into consideration in determining, composing or calculating the U.S. Aggregate Index. Barclays is not responsible for and has not participated in the determination of the price and number of beneficial interests of the Aggregate Bond Index Portfolio or the timing of the issuance of sale of beneficial interests of the Portfolio. Barclays has no obligation or liability in connection with the administration, marketing or trading of the Aggregate Bond Index Portfolio.

Barclays does not guarantee the accuracy or the completeness of the U.S. Aggregate Index or any data included therein, and Barclays shall have no liability for any errors, omissions or interruptions therein. Barclays makes no warranty, express or implied, as to results to be obtained by the Aggregate Bond Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the U.S. Aggregate Index or any data included therein. Barclays makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the U.S. Aggregate Index or any data included therein. Without limiting any of the foregoing, in no event shall Barclays have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INVESTMENTS AND RISKS

To the extent consistent with its investment objective and restrictions, each Portfolio may invest in the following instruments and use the following techniques.

Cash Reserves

Each Index Portfolio and the Tax Free Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or AA or higher by Standard & Poor’s Rating Group (“S&P”) or, if unrated, of comparable quality in the opinion of SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (v) repurchase agreements. At the time an Index Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody’s or
A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. To the extent that an Index Portfolio holds the foregoing instruments its ability to track its corresponding Index may be adversely affected. See Appendix A for more information on the ratings of debt instruments.

Credit Default Swaps

The Limited Duration Bond Portfolio may enter into credit default swap transactions. A credit default swap is an agreement between the Limited Duration Bond Portfolio and a counterparty that enables the Limited Duration Bond Portfolio to buy or sell protection against a credit event related to a specified issuer. One party, acting as a “protection buyer,” make periodic payments to the other party, a “protection seller,” in exchange for a promise by the protection seller to make a payment to the protection buyer if a negative credit event (such as a delinquent payment or default) occurs with respect to a referenced bond or group of bonds. Acting as a protection seller allows the Portfolio to create an investment exposure similar to owning a bond. Acting as a protection buyer allows the Portfolio potentially to reduce its credit exposure to a bond it owns or to take a “short” position in a bond it does not own.

As the protection buyer in a credit default swap, the Limited Duration Bond Portfolio may pay a premium (by means of periodic payments) in return for the right to deliver specified bonds or loans (such as those of a U.S. or foreign issuer or a basket of such issuers) to the protection seller and receive the par (or other agreed-upon) value upon default (or similar events) by the reference issuer. If no default occurs, the protection seller would keep the stream of payments and would have no further obligations to the Limited Duration Bond Portfolio. As the protection buyer, the Portfolio bears the risk that the investment might expire worthless and/or that the protection seller may fail to satisfy its payment obligations to the Portfolio in the event of a default (or similar event). In addition, when the Limited Duration Bond Portfolio is a protection buyer, the Portfolio’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying reference obligation.

The Limited Duration Bond Portfolio may also use credit default swaps for investment purposes by selling a credit default swap, in which case, the Limited Duration Bond Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the protection buyer in the event of a default (or similar event) by the third-party reference issuer. In return for its obligation, the Limited Duration Bond Portfolio would receive from the protection buyer a periodic stream of payments over the term of the contract. If no credit event occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the protection seller in a credit default swap, the Portfolio effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Portfolio is subject to investment exposure on the notional amount of the swap.

The use of credit default swaps, like all swap agreements, is subject to certain risks such as counterparty risk, leverage risk, hedging risk, correlation risk and liquidity risk. The Portfolio will enter into a credit default swap only with counterparties that the Adviser determines to meet certain standards of creditworthiness. If a counterparty’s creditworthiness declines, the value of the swap would likely decline because of the heightened risk that the counterparty may be unable to satisfy its payment obligations (particularly if the counterparty was the protection seller under the credit default swap contract). In addition, there is no guarantee that the Portfolio can eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

The Limited Duration Bond Portfolio’s exposure under a credit default swap may be considered leverage and as such be subject to the restrictions on leveraged derivatives.

Futures Contracts and Options on Futures

Each Index Portfolio may enter into futures contracts on securities in which it may invest or on indices comprised of such securities and may purchase and write call and put options on such contracts.

Futures contracts. A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made. An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid. Futures contracts are traded in the United States only on commodity exchanges or boards of trade—known as “contract markets”—approved for such trading by the Commodity Futures Trading Commission (the “CFTC”), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

Although many futures contracts by their terms call for actual delivery or acceptance of commodities or securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery, but rather by entering into an offsetting contract (a “closing transaction”). Upon entering into a futures contract, an Index Portfolio is required to deposit an initial margin with the futures broker. The initial margin serves as a “good faith” deposit that an Index Portfolio will honor its futures commitments. Subsequent payments (called “variation margin” or “maintenance margin”) to and from the broker are made on a daily basis as the price of the underlying security or commodity fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” Futures contracts also involve brokerage costs. If the Portfolio is unable to enter into a closing transaction, the amount of the Portfolio’s potential loss may be unlimited.

Each Index Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.

The Limited Duration Bond Portfolio may enter into futures contracts on securities in which it may invest and may purchase and write call and put options on such contracts.

Registration under the Commodity Exchange Act. The State Street Equity 500 Index Portfolio has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”), and therefore, is not subject to registration or regulation as a pool operator under the CEA.

Options on futures contracts. In return for the premium paid, options on futures contracts give the purchaser the right to assume a position in a futures contract at the specified option exercise price at any time during the period of the option. Options on futures are similar to options on securities except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

The Limited Duration Bond Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above in connection with the discussion of futures contracts.

Risks of transactions in futures contracts and related options. Successful use of futures contracts by the Limited Duration Bond Portfolio is subject to the Adviser’s ability to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio when the purchase or sale of a futures contract would not, such as when there is no movement in the prices of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

The use of options and futures strategies involves the risk of imperfect correlation among movements in the prices of the securities underlying the futures and options purchased and sold by the Limited Duration Bond Portfolio, of the options and futures contracts themselves, and, in the case of hedging transactions, of the securities which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser to forecast interest rates and market movements correctly.

There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

To reduce or eliminate a position held by the Limited Duration Bond Portfolio, the Portfolio may seek to close out such a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange for such contracts or options (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would likely continue to be exercisable in accordance with their terms.

U.S. Treasury security futures contracts and options. Some U.S. Treasury security futures contracts require the seller to deliver, or the purchaser to take delivery of, the type of U.S. Treasury security called for in the contract at a specified date and price; others may be settled in cash. Options on U.S. Treasury security futures contracts give the purchaser the right in return for the premium paid to assume a position in a U.S. Treasury security futures contract at the specified option exercise price at any time during the period of the option.

Successful use of U.S. Treasury security futures contracts by the Limited Duration Bond Portfolio is subject to the Adviser’s ability to predict movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has sold U.S. Treasury security futures contracts in order to hedge against the possibility of an increase in interest rates which would adversely affect the values of securities held in its portfolio, and the prices of the Portfolio’s securities increase instead as a result of a decline in interest rates, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements at a time when it may be disadvantageous to do so.

There is also a risk that price movements in U.S. Treasury security futures contracts and related options will not correlate closely with price movements in markets for particular securities. For example, if the Limited Duration Bond Portfolio has hedged against a decline in the values of tax-exempt securities held by it by selling Treasury security futures and the values of Treasury securities subsequently increase while the values of the Portfolio’s tax-exempt securities decrease, the Portfolio would incur losses on both the Treasury security futures contracts written by it and the tax-exempt securities held in its portfolio.

Illiquid Securities

Each Portfolio, except for the Treasury Portfolio, may invest in illiquid securities. Each Index Portfolio, Bond Portfolio and the Tax Free Portfolio will invest no more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay. Each Money Market Portfolio (and Money Market Fund) is managed in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”). As a result, each Money Market Portfolio (and Money Market Fund) has adopted the following liquidity policies (except as noted):

1.	The Portfolio/Fund may not purchase an illiquid security if, immediately after purchase, the Portfolio/Fund would have invested more than 5% of its total assets in illiquid securities (securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the market value ascribed to them by the Portfolio/Fund);

2.	The Portfolio/Fund may not purchase a security other than a security offering daily liquidity if, immediately after purchase, the Portfolio/Fund would have invested less than 10% of its total assets in securities offering daily liquidity (includes securities that mature or are subject to demand within one business day, cash or direct U.S. Government obligations) (this policy does not apply to the Tax Free Portfolio or the corresponding Tax Free Fund); and

3.	The Portfolio/Fund may not purchase a security other than a security offering weekly liquidity if, immediately after purchase, the Portfolio/Fund would have invested less than 30% of its total assets in securities offering weekly liquidity (includes securities that mature or are subject to demand within five business days, cash, direct U.S. Government obligations and Government agency discount notes with remaining maturities of 60 days or less).

Lending of Portfolio Securities

Each Index Portfolio may lend portfolio securities to brokers, dealers and other financial organizations in amounts up to 33 1/3% of the total value of its assets. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by an Index Portfolio. An Index Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. An Index Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. In the event of bankruptcy or other default of the borrower, an Index Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible sub-normal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights. A Portfolio’s securities lending agent may be an affiliate of the Adviser, and would be compensated by the Portfolio for its services.

Options on Securities and Securities Indices

Each Index Portfolio may purchase or sell options on securities in which it may invest and on indices that are comprised of securities in which it may invest, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market. Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash. A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded. Typically, a call option will be profitable to the holder of the option if the value of the security or the index increases during the term of the option; a put option will be valuable if the value of the security or the index decreases during the term of the option. The Index Portfolios may also invest in warrants, which entitle the holder to buy equity securities at a specific price for a specific period of time.

Purchase of Other Investment Company Shares

Each Portfolio may, (except the Treasury Portfolio and the Treasury Plus Portfolio) to the extent permitted under the 1940 Act and exemptive rules and orders thereunder, invest in shares of other investment companies, which include Funds managed by SSgA FM, which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio’s. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting interestholder redemptions.

Repurchase Agreements

Each Portfolio, except for the Treasury Portfolio, may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

Section 4(2) Commercial Paper/Rule 144A Securities

Each Portfolio, other than the Treasury Portfolios, may also invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”) (“Section 4(2) paper”) or in securities that that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”). The U.S. Government Portfolio may invest in Rule 144A securities, but not Section 4(2) paper.

Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. Rule 144A securities generally must be sold only to other institutional investors.

Section 4(2) paper and Rule 144A securities will not be considered illiquid for purposes of each Portfolio’s percentage limitations on illiquid securities when the Adviser (pursuant to guidelines adopted by the Board of Trustees ) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities.

U.S. Government Securities

Each Portfolio may purchase U.S. Government securities. With respect to U.S. Government securities, the Treasury Portfolio will invest exclusively in direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds maturing within 397 days, and other mutual funds, subject to regulatory limitations, that invest exclusively in such obligations. The Treasury Plus Portfolio will invest only in direct obligations of the U.S. Government (U.S. Treasury bills, notes and bonds) and repurchase agreements collateralized by these obligations. The types of U.S. Government obligations in which each other Portfolio may at times invest include: (1) U.S. Treasury obligations and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to U.S. Government securities it is not obligated to support.

The Money Portfolios may purchase U.S. Government obligations on a forward commitment basis.

Treasury Inflation-Protected Securities

The Money Portfolios except for the Treasury Portfolios and the Limited Duration Bond Portfolio may invest in Inflation-Protection Securities (“IPSs”), a type of inflation-indexed Treasury security. IPSs typically provide for semiannual payments of interest and a payment of principal at maturity. In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and the payment date based on the Consumer Price Index for All Urban Consumers (“CPI-U”).

Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation-adjusted principal amount of the security for the date of the interest payment. Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.

IPSs also provide for an additional payment (a “minimum guarantee payment”) at maturity if the security’s inflation-adjusted principal amount for the maturity date is less than the security’s principal amount at issuance. The amount of the additional payment will equal the excess of the security’s principal amount at issuance over the security’s inflation-adjusted principal amount for the maturity date.

When-Issued Securities

Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Money Portfolios will not invest more than 25% of their respective net assets in when-issued securities.

Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon actual or perceived changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates — i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if, in order to achieve higher interest income, a Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value (“NAV”).

Reverse Repurchase Agreements

The Aggregate Bond Index Portfolio, Limited Duration Bond Portfolio, Tax Free Portfolio, Money Market Portfolio and the U.S. Government Portfolio may enter into reverse repurchase agreements under the circumstances described in “Investment Restrictions.” Under a reverse repurchase agreement, a Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities’ market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. A Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the securities. Reverse repurchase agreements may create investment leverage and involve the risk that the market value of securities sold by a Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect a Portfolio’s ability to reacquire the underlying securities.

Total Return Swaps and Interest Rate Swaps

The Aggregate Bond Index Portfolio and the Bond Portfolio may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. A Portfolio’s return on a swap will depend on the ability of its counterparty to perform its obligations under the swap. The Adviser will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio’s repurchase agreement guidelines.

The Aggregate Bond Index Portfolio and Limited Duration Bond Portfolio may enter into interest rate swap transactions with respect to any security they are entitled to hold. Interest rate swaps involve the exchange by a Portfolio with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments. A Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment. For example, the Portfolios may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Portfolios. In such an instance, the Portfolios may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty to pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of a Portfolio, the Portfolio would receive payments under the swap that would offset, in whole or in part, such diminution in value; if interest rates fall, the Portfolio would likely lose money on the swap transaction.

Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”)

The Aggregate Bond Index Portfolio, the Limited Duration Bond Portfolio, the Money Market Portfolio and the U.S. Government Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

Forward Commitments

The Aggregate Bond Index Portfolio, the Bond Portfolio, the Tax Free Portfolio and the Money Market Portfolios may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”), consistent with the Portfolio’s ability to manage its investment portfolio, meet redemption requests, and for each Money Market Portfolio, maintain a stable net asset value. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio’s other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer’s failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, a Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. A Portfolio may realize short-term profits or losses upon the sale of forward commitments. When effecting such transactions, cash or other liquid assets (such as liquid high quality debt obligations) held by the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and maintained until the transaction is settled. Such segregated assets will be marked to market on a daily basis, and if the market value of such assets declines, additional cash or assets will be segregated so that the market value of the segregated assets will equal the amount of such the Portfolio’s obligations. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

Investment-Grade Bonds

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in corporate notes and bonds that are rated investment-grade by a nationally recognized statistical rating organization (“NRSRO”) (and, in the case of the Money Market Portfolio, rated in one of the two short-term highest rating categories by at least two NRSROs or by one NRSRO if only one NRSRO has rated the security) or, if unrated, are of comparable quality to the rated securities described above, as determined by the Adviser, in accordance with procedures established by the Board of Trustees. Investment-grade securities include securities rated Baa by Moody’s or BBB- by S&P (and securities of comparable quality); securities rated Baa or BBB may have speculative characteristics.

Mortgage-Related Securities

The Aggregate Bond Index Portfolio, the Limited Duration Bond Portfolio, the Money Market Portfolio and the U.S. Government Portfolio may invest in mortgage-related securities. Mortgage-related securities represent an interest in a pool of, or are secured by, mortgage loans. Mortgage-related securities may be issued or guaranteed by (i) US Government agencies or instrumentalities such as the Government National Mortgage Association (“GNMA”) (also known as Ginnie Mae), the Federal National Mortgage Association (“FNMA”) (also known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (“FHLMC”) (also known as Freddie Mac) or (ii) other issuers, including private companies.

Many mortgage-related securities provide regular payments which consist of interest and, in most cases, principal. In contrast, other forms of debt securities normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In effect, payments on many mortgage-related securities are a “pass-through” of the payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities.

Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will typically result in early payment of the applicable mortgage-related securities. The occurrence of mortgage prepayments is affected by a variety of factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities.

Because of the possibility of prepayments (and due to scheduled repayments of principal), mortgage-related securities are less effective than other types of securities as a means of “locking in” attractive long-term interest rates. Prepayments would have to be reinvested at lower rates. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Portfolios.

Collateralized mortgage obligations (“CMOs”) may be issued by a U.S. Government agency or instrumentality or by a private issuer. CMOs are typically structured with classes or series that have different maturities and are generally retired in sequence. Each class of obligations receives periodic interest payments according to its terms. However, monthly principal payments and any prepayments from the collateral pool are generally paid first to the holders of the most senior class. Thereafter, payments of principal are generally allocated to the next most senior class of obligations until that class of obligations has been fully repaid. Any or all classes of obligations of a CMO may be paid off sooner than expected because of an increase in the payoff speed of the pool. Changes in prepayment rates may have significant effects on the values and the volatility of the various classes and series of a CMO. Payment of interest or principal on some classes or series of a CMO may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages.

Stripped mortgage-related securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-related securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on a Portfolio’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup fully, or at all, its initial investment in these securities. Conversely, principal only securities or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-related securities may be more volatile and less liquid than that for other mortgage-related securities, potentially limiting a Portfolio’s ability to buy or sell those securities at any particular time.

Government Mortgage-Related Securities

GNMA is the principal federal government guarantor of mortgage-related securities. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-related securities. GNMA pass-through securities are considered to have a relatively low risk of default in that (1) the underlying mortgage loan portfolio is comprised entirely of government-backed loans and (2) the timely payment of both principal and interest on the securities is guaranteed by the full faith and credit of the U.S. Government, regardless of whether they have been collected. GNMA pass-through securities are, however, subject to the same interest rate risk as comparable privately issued mortgage-related securities. Therefore, the effective maturity and market value of a fund’s GNMA securities can be expected to fluctuate in response to changes in interest rate levels.

Residential mortgage loans are also pooled by FHLMC, a corporate instrumentality of the U.S. Government. The mortgage loans in FHLMC’s portfolio are not government backed; FHLMC, not the U.S. Government, guarantees the timely payment of interest and ultimate collection of principal on FHLMC securities. FHLMC also issues guaranteed mortgage certificates, on which it guarantees semiannual interest payments and a specified minimum annual payment of principal.

FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller/servicers, which include savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA, not the U.S. Government.

Mortgage-Backed Security Rolls

The Aggregate Bond Index Portfolio may enter into “forward roll” transactions with respect to mortgage-related securities issued by GNMA, FNMA or FHLMC. In a forward roll transaction, a Portfolio will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will typically bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. A Portfolio that engages in a forward roll transaction forgoes principal and interest paid on the securities sold during the roll period, but is compensated by the difference between the current sales price and the lower forward price for the future purchase. In addition, a Portfolio earns interest by investing the transaction proceeds during the roll period. A forward roll transaction may create investment leverage. A Portfolio is subject to the risk that the value of securities to be purchased pursuant to a forward roll transaction will decline over the roll period, and that the Portfolio’s counterparty may be unwilling or unable to perform its obligations to the Portfolio. Upon entering into a mortgage-backed security roll, the participating Portfolio will segregate on its records cash, US Government securities or other high-grade debt securities in an amount sufficient to cover to its obligation under the roll.

Other Asset-Backed Securities

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in asset-backed securities that are not mortgage-related. Asset-backed securities other than mortgage-related securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are typically similar in structure to mortgage-related pass-through securities. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity, or by priority to certain of the borrower’s other securities. The degree of credit-enhancement varies, applying only until exhausted and generally covering only a fraction of the security’s par value.

The value of such asset-backed securities is affected by changes in the market’s perception of the asset backing the security, changes in the creditworthiness of the servicing agent for the instrument pool, the originator of the instruments, or the financial institution providing any credit enhancement and the expenditure of any portion of any credit enhancement. The risks of investing in asset-backed securities are ultimately dependent upon payment of the underlying instruments by the obligors, and a Portfolio would generally have no recourse against the obligee of the instruments in the event of default by an obligor. The underlying instruments are subject to prepayments which shorten the duration of asset-backed securities and may lower their return, in generally the same manner as described above for prepayments of pools of mortgage loans underlying mortgage-related securities.

Variable and Floating Rate Securities

The Aggregate Bond Index Portfolio, the Bond Portfolio, the Money Market Portfolio, the Tax Free Portfolio and the U.S. Government Portfolio may invest in variable and floating rate securities. Variable rate securities are instruments issued or guaranteed by entities such as (1) U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies or (5) trusts that have a rate of interest subject to adjustment at regular intervals but less frequently than annually. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Variable rate obligations will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The Limited Duration Bond Portfolio may also invest in funding agreements, which are privately placed, unregistered obligations negotiated with a purchaser.

Variable Amount Master Demand Notes

The Money Market Portfolio and the Bond Portfolio may invest in variable amount master demand notes which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.

Zero Coupon Securities

The Aggregate Bond Index Portfolio, the Bond Portfolio, the Money Market Portfolio and the U.S. Government Portfolio may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument. The Portfolios will not receive cash payments on a current basis from the issuer in respect of accrued original issue discount (“OID”), but investors will be required to accrue OID for U.S. federal income tax purposes. To generate sufficient cash for a Fund to make the requisite distributions to maintain its qualification for treatment as a “regulated investment company” (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), a Fund may be required to redeem a portion of its interest in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to the OID accrued on zero coupon bonds. The Portfolio in turn may sell investments in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

The Money Portfolio, the U.S. Government Portfolio and the Bond Portfolio may invest no more than 25% of their respective total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

Municipal and Municipal-Related Securities

Municipal securities may bear fixed, floating or variable rates of interest or may be zero coupon securities. Municipal securities are generally of two types: general obligations and revenue obligations. General obligations are backed by the full faith and credit of the issuer. These securities include tax anticipation notes, bond anticipation notes, general obligation bonds and commercial paper. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Tax anticipation notes are issued to finance working capital needs of municipalities and are generally issued in anticipation of future tax revenues. Bond anticipation notes are issued in expectation of the issuer obtaining longer-term financing.

The Tax Free Portfolio and the Bond Portfolio may invest in municipal and municipal-related securities. Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. The Portfolios may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect a Portfolio’s ability to acquire and dispose of municipal securities at desirable yield and price levels. Concentration of a Portfolio’s investments in these municipal obligations will subject the Portfolio, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration. Issuers, including governmental issuers, of municipal securities may be unable to pay their obligations as they become due. Recent declines in tax revenues, and increases in liabilities, such as pension and health care liabilities, may increase the actual or perceived risk of default on such securities.

Auction Rate Securities.

Auction rate municipal securities permit the holder to sell the securities in an auction at par value at specified intervals. The dividend or interest is typically reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities. A Portfolio will take the time remaining until the next scheduled auction date into account for purposes of determining the securities’ duration. The Tax Free Portfolio does not invest in auction rate securities.

Industrial Development and Private Activity Bonds.

Industrial development bonds are issued to finance a wide variety of capital projects including: electric, gas, water and sewer systems; ports and airport facilities; colleges and universities; and hospitals. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund whose money may be used to make principal and interest payments on the issuer’s obligations. Some authorities provide further security in the form of a state’s ability without obligation to make up deficiencies in the debt service reserve fund.

Private activity bonds are considered municipal securities if the interest paid thereon is exempt from federal income tax and are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility’s user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. As noted in each Portfolio’s Prospectus and discussed below under “Taxation of the Portfolios,” interest income on these bonds may be an item of tax preference subject to federal alternative minimum tax for individuals and corporations.

Insured Municipal Securities.

Insured municipal securities are those for which scheduled payments of interest and principal are guaranteed by a private (non-governmental) insurance company. The insurance entitles a fund to receive only the face or par value of the securities held by the fund, but the ability to be paid is limited to the claims paying ability of the insurer. The insurance does not guarantee the market value of the municipal securities or the net asset value of a Portfolio’s interests. Insurers are selected based upon the diversification of its portfolio and the strength of the management team which contributes to the claims paying ability of the entity. However, the Adviser selects securities based upon the underlying credit with bond insurance viewed as an enhancement only. The Adviser’s objective is to have an enhancement that provides additional liquidity to insulate against volatility in changing markets.

Municipal Leases.

The Tax Free Portfolio may purchase participation interests in municipal obligations, including municipal lease/purchase agreements. Municipal leases are an undivided interest in a portion of an obligation in the form of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. Certain participation interests may permit a Portfolio to demand payment on not more than seven days’ notice, for all or any part of the Portfolio’s interest, plus accrued interest.

Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Some leases or contracts include “non-appropriation” clauses, which provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce these risks, the Portfolios will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by a letter of credit or guarantee of a bank.

Whether a municipal lease agreement will be considered illiquid for the purpose of a Portfolio’s restriction on investments in illiquid securities will be determined in accordance with procedures established by the Board of Trustees.

Pre-Refunded Municipal Securities.

The interest and principal payments on pre-refunded municipal securities are typically paid from the cash flow generated from an escrow fund consisting of U.S. Government securities. These payments have been “pre-refunded” using the escrow fund.

Tender Option Bonds.

A tender option is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the municipal obligation’s fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. Subject to applicable regulatory requirements, a Portfolio may buy tender option bonds if the agreement gives the Portfolio the right to tender the bond to its sponsor no less frequently than once every 397 days. The Adviser will consider on an ongoing basis the creditworthiness of the issuer of the underlying obligation, any custodian and the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying municipal obligation and for other reasons.

Tax Exempt Commercial Paper

The Tax Free Portfolio and the Bond Portfolio may invest in tax exempt commercial paper. Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject. The Portfolios will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody’s Investors Service, Inc., A-1 by Standard & Poor’s Rating Group or F-1 by Fitch Ratings. See Appendix A for more information on the ratings of debt instruments.

Fundamental Investment Restrictions

The Trust has adopted the following restrictions applicable to the Portfolios, which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of a Portfolio, which is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy.

1.	A Portfolio may borrow money and issue senior securities to the extent consistent with applicable law from time to time.

2.	A Portfolio may make loans, including to affiliated investment companies, to the extent consistent with applicable law from time to time.

3.	A Portfolio may purchase or sell commodities to the extent consistent with applicable law from time to time.

4.	A Portfolio may purchase, sell or hold real estate to the extent consistent with applicable law from time to time.

5.	A Portfolio may underwrite securities to the extent consistent with applicable law from time to time.

For the State Street Equity 500 Index Portfolio, State Street Equity 400 Index Portfolio, State Street Equity 2000 Index Portfolio, State Street Aggregate Bond Index Portfolio and State Street Limited Duration Bond Portfolio (“Non-Money Market Portfolios”):

6.	A Portfolio may not purchase any security if, as a result, 25% or more of the Portfolio’s total assets (taken at current value) would be invested in a particular industry (for purposes of this restriction, investment companies are not considered to constitute a particular industry or group of industries), except as is consistent with applicable law from time to time and as follows: the Portfolio is permitted to invest without limit in “government securities” (as defined in the 1940 Act) and tax-exempt securities issued by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing. The Portfolio may concentrate its investments in securities of issuers in the same industry as may be necessary to approximate the composition of the Portfolio’s underlying Index.

For the State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street U.S. Government Money Market Portfolio (collectively, the “Money Market Portfolios”):

6.	A Portfolio may not purchase any security if, as a result, 25% or more of the Portfolio’s total assets (taken at current value) would be invested in a particular industry (for purposes of this restriction, investment companies are not considered to constitute a particular industry or group of industries), except as is consistent with applicable law from time to time and as follows: the Portfolio is permitted to invest without limit in “government securities” (as defined in the 1940 Act), tax-exempt securities issued by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing and bankers’ acceptances, certificates of deposit and similar instruments issued by: (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the Adviser determines that the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Adviser determines that the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks (to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks).

With respect to the Money Market Portfolios’ investment policy on concentration (#6 above), a Porfolio may concentrate in bankers’ acceptances, certificates of deposit and similar instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.

For each Portfolio, all percentage limitations (except the limitation to borrowings) on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions expressly identified as fundamental, or to the extent designated as such in the Prospectus with respect to a Portfolio, the other investment policies described in this SAI or in the Prospectus are not fundamental and may be changed by approval of the Trustees without shareholder approval.

Non-Fundamental Investment Restrictions

In addition, it is contrary to the Index Portfolios’ present policies, which may be changed without shareholder approval, to invest in (a) securities which are not readily marketable, (b) securities restricted as to resale (excluding securities determined by the Trustees of the Trust (or the person designated by the Trustees of the Trust to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days, if, as a result, more than 15% of the Portfolio’s net assets (taken at current value) would be invested in securities described in (a), (b) and (c) above.

Disclosure of Portfolio Holdings

Introduction

The policies set forth below to be followed by the State Street Bank and Trust Company (“State Street”) and SSgA Funds Management, Inc. (“SSgA FM” and, collectively, the “Service Providers”) for the disclosure of information about the portfolio holdings of the SSgA Funds, State Street Master Funds, and State Street Institutional Investment Trust (each, a “Trust”). These disclosure policies are intended to ensure compliance by the Service Providers and the Trust with applicable regulations of the federal securities laws, including the Investment Company Act of 1940, as amended (“1940 Act”) and the Investment Advisers Act of 1940, as amended. The Board of Trustees of the Trust must approve all material amendments to the policy.

General Policy

It is the policy of the Service Providers to protect the confidentiality of client holdings and prevent the selective disclosure of non-public information concerning the Trust.

Exception

No information concerning the portfolio holdings of the Trust may be disclosed to any party (including shareholders) except as provided below.

Publicly Available Information. Any party may disclose portfolio holdings information after the holdings are publicly available.

Disclosure of the complete holdings of each series of the Trust (each, a “Fund”) is required to be made quarterly within 60 days of the end of the Fund’s fiscal quarter in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q (filed after the first and third fiscal quarters). These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. Each Fund will also make complete portfolio holdings available generally no later than 60 calendar days after the end of such Fund’s fiscal quarter or subsequent to periodic portfolio holdings disclosure in the Fund’s filings with the SEC or on their website. Each money market fund generally will post on its website (or, in the case of a master fund, on the corresponding feeder fund’s website) a full list of its portfolio holdings each Friday reflecting the portfolio holdings of the fund on the immediately preceding Wednesday. Each money market fund will also post a full list of its portfolio holdings on its website (or, in the case of a master fund, on the corresponding feeder fund’s website) no later than the fifth business day of each month reflecting its portfolio holdings as of the last business day of the previous month. Such monthly posting shall contain such information as required by Rule 2a-7(c)(12) under the 1940 Act and remain posted on the website for not less than six months.

Press Interviews Brokers and Other Discussions

Portfolio managers and other senior officers or spokespersons of the Service Providers or the Trust may disclose or confirm the ownership of any individual portfolio holding position to reporters, brokers, shareholders, consultants or other interested persons only if such information has been previously publicly disclosed in accordance with these disclosure policies. For example, a portfolio manager discussing the Trust may indicate that he owns XYZ Company for the Trust only if the Trust’s ownership of such company has previously been publicly disclosed.

Trading Desk Reports

State Street Global Advisors’ trading desk may periodically distribute lists of investments held by its clients (including the Trust) for the general analytical research purposes. In no case may such lists identify individual clients or individual client position sizes. Furthermore, in the case of equity securities, such lists shall not show aggregate client position sizes.

Miscellaneous

Confidentiality Agreement. No non-public disclosure of the Trust’s portfolio holdings will be made to any party unless such party has signed a written Confidentiality Agreement. For purposes of the disclosure policies, any Confidentiality Agreement must be in a form and substance acceptable to, and approved by, the Trust’s officers.

Evaluation Service Providers. There are numerous mutual fund evaluation services (Morningstar and Lipper) and due diligence departments of broker-dealers and wirehouses that regularly analyze the portfolio holdings of mutual funds in order to monitor and report on various attributes. These services and departments then distribute the results of their analysis to the public, paid subscribers and/or in-house brokers. In order to facilitate the review of the Trust by these services and departments, the Trust may distribute (or authorize the Service Providers and the Trust’s custodian or fund accountants to distribute) month-end portfolio holdings to such services and departments only if such entity has executed a confidentiality agreement.

Additional Restrictions. Notwithstanding anything herein to the contrary, the Trust’s Board of Trustees, State Street and SSgA FM may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in these disclosure policies.

Waivers of Restrictions. These disclosure policies may not be waived, or exceptions made, without the consent of the Trust’s officers. All waivers and exceptions involving the Trust will be disclosed to the Board of Trustees of the Trust no later than its next regularly scheduled quarterly meeting.

Disclosures Required by Law. Nothing contained herein is intended to prevent the disclosure of portfolio holdings information as may be required by applicable law. For example, SSgA FM, State Street, the Trust or any of its affiliates or service providers may file any report required by applicable law (such as Schedules 13D, 13G and 13F or Form N-MFP), respond to requests from regulators and comply with valid subpoenas.

ITEM 17. MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the Trust’s business. The following table provides information with respect to each Trustee, including those Trustees who are not considered to be “interested” as that term is defined in the 1940 Act (the “Independent Trustees”), and officers of the Trust.

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING PAST FIVE YEARS
INDEPENDENT TRUSTEES
Michael F. Holland Holland & Company, LLC 375 Park Avenue New York, NY 10152 YOB: 1944	Trustee and Co-Chairman of the Board	Term: Indefinite Elected: 7/99	Chairman, Holland & Company L.L.C. (investment adviser) (1995- present).	56	Trustee and Co-Chairman, State Street Institutional Investment Trust; Trustee and Co-Chairman, SSgA Funds; Director, the Holland Series Fund, Inc.; Director, Trustee, Vangard Charitable Endowment Fund; The China Fund, Inc.; Director, The Taiwan Fund, Inc.; Director, Reaves Utility Income Fund, Inc.; and Director, Blackstone/GSO Loan Funds.

Patrick J. Riley State Street Financial Center One Lincoln Street Boston, MA 02111-2990 YOB: 1948	Trustee and Co-Chairman of the Board	Term: Indefinite Elected: 1/14	2002 to May 2010, Associate Justice of the Superior Court, Commonwealth of Massachusetts; 1985 to 2002, Partner, Riley, Burke & Donahue, L.L.P. (law firm); 1998 to Present, Independent Director, State Street Global Advisers Ireland, Ltd. (investment company); 1998 to Present, Independent Director, SSgA Liquidity plc (formerly, SSgA Cash Management Fund plc); January 2009 to Present, Independent Director, SSgA Fixed Income plc; and January 2009 to Present, Independent Director, SSgA Qualified Funds PLC.	56	Trustee, State Street Institutional Investment Trust, Trustee and Co-Chairman, SSgA Funds; Board Director and Chairman, SPDR Europe I, PLC (2011-present); Board Director and Chairman, SPDR Europe II, PLC (2013- present).

William L. Boyan State Street Financial Center One Lincoln Street Boston, MA 02111-2990 YOB: 1937	Trustee and Co-Chairman of the Valuation Committee	Term: Indefinite Elected: 7/99	President and Chief Operations Officer, John Hancock Financial Services (1959 – 1999) Mr. Boyan retired in 1999. Chairman Emeritus, Children’s Hospital, Boston, MA (1984 – 2011); Former Trustee of Old Mutual South Africa Master Trust (investments) (1995 – 2008); Former Chairman, Boston Plan For Excellence, Boston Public Schools (1995 – 2010); Member of Advisory Board of Florida Atlantic University Lifelong Learning Society.	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds; Former Trustee of Old Mutual South Africa Master Trust; Trustee, Children’s Hospital, Boston, MA.

William L. Marshall State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1942	Trustee and Co-Chairman of the Audit Committee	Term: Indefinite Elected: 1/14	April 2011 to Present, Chairman (until April 2011, Chief Executive Officer and President), Wm. L. Marshall Associates, Inc., Wm. L. Marshall Companies, Inc. and the Marshall Financial Group, Inc. (a registered investment adviser and provider of financial and related consulting services); Certified Financial Planner; Member, Financial Planners Association; Director, SPCA of Bucks County, PA; and the Ann Silverman Community Clinic of Doylestown, PA.	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds; Director, Marshall Financial Group, Inc.

Richard D. Shirk State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1945	Trustee and Co-Chairman of the Qualified Legal and Compliance Committee	Term: Indefinite Elected: 1/14	March 2001 to April 2002, Chairman (1996 to March 2001, President and Chief Executive Officer), Cerulean Companies, Inc. (holding company) (Retired); 1992 to March 2001, President and Chief Executive Officer, Blue Cross Blue Shield of Georgia (health insurer, managed healthcare); 1998 to December 2008, Chairman, Board Member and December 2008 to Present, Investment Committee Member, Healthcare Georgia Foundation (private foundation); September 2002 to Present, Lead Director and Board Member, Amerigroup Corp. (managed health care); 1999 to Present, Board Member and (since 2001) Investment Committee Member, Woodruff Arts Center; and 2003 to 2009, Trustee, Gettysburg College.	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds; Board member, AeroCare Holdings (privately held healthcare services company) (February 2003-Present); Board member, Regenesis Biomedical (health care services) (April 2012-Present).

Rina K. Spence State Street Financial Center One Lincoln Street Boston, MA 02111-2990 YOB: 1948	Trustee and Co-Chairman of the Qualified Legal and Compliance Committee and Co-Chairman of the Governance Committee	Term: Indefinite Elected: 7/99	President of SpenceCare International LLC (international healthcare consulting) (1999 – present); Chief Executive Officer, IEmily.com (health internet company) (2000 – 2001); Chief Executive Officer of Consensus Pharmaceutical, Inc. (1998 – 1999); Founder, President and Chief Executive Officer of Spence Center for Women’s Health (1994 – 1998); President and CEO Emerson Hospital (1984 – 1994); Trustee, Eastern Enterprise (utilities) (1988 – 2000).	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds; Director, Berkshire Life Insurance Company of America (1993 – 2009); Director, IEmily.com, Inc. (2000 – 2010); and Trustee, National Osteoporosis Foundation (2005 – 2008).

Bruce D. Taber State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1943	Trustee and Co-Chairman of the Valuation Committee and Co-Chairman of the Governance Committee	Term: Indefinite Elected: 1/14	1999 to Present, Partner, Zenergy LLC (a technology company providing Computer Modeling and System Analysis to the General Electric Power Generation Division); Until December 2008, Independent Director, SSgA Cash Management Fund plc; Until December 2008, Independent Director, State Street Global Advisers Ireland, Ltd. (investment companies); and Until August 1994, President, Alonzo B. Reed, Inc., (a Boston architect-engineering firm).	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds

Douglas T. Williams State Street Financial Center One Lincoln Street Boston, MA 02111-2990 YOB: 1940	Trustee and Co-Chairman of the Audit Committee	Term: Indefinite Elected: 7/99	President, Oakmonst Homeowners Association; President, Mariner Sands Chapel; Executive Vice President and member of Executive Committee, Chase Manhattan Bank (1987 -1999); President, Boston Stock Exchange Depository Trust Company, 1981-1982.	56	Trustee, State Street Institutional Investment Trust; Trustess, SSgA Funds;Treasurer, Nantucket Educational Trust, (2002-2007).

INTERESTED TRUSTEES(1)
Scott F. Powers SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1959	Trustee	Term: Indefinite Elected Trustee: 1/14	May 2008 to Present, President and Chief Executive Officer of State Street Global Advisors; 2001 — 2008, Chief Executive Officer of Old Mutual Asset Management; Board of Directors, United Way of Massachusetts Bay; Board of Directors of Middlesex School; Incorporator, Cardigan Mountain School	56	Trustee, State Street Institutional Investment Trust; Trustee, SSgA Funds

James E. Ross SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1965	Trustee	Term: Indefinite Elected Trustee: 2/07	Chairman and Director, SSgA Funds Management, Inc. (2012 – present); President, SSgA Funds Management, Inc. (2005 – 2012); Executive Vice President and Senior Managing Director, State Street Global Advisors (2006 – present); and Principal, State Street Global Advisors (2006 – present).	239	Trustee, State Street Institutional Investment Trust; Trustee; SSgA Funds; Trustee, SPDR Series Trust; Trustee, SPDR Index Shares Funds; Trustee, Select Sector SPDR Trust; Trustee, SSgA Active ETF Trust; and Trustee, SSgA Master Trust.

(1)	Mr. Powers and Mr. Ross are Interested Trustees because of their employment by SSgA Funds Management, Inc., an affiliate of the Trust.

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
OFFICERS:

Ellen M. Needham SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1967	President	Term: Indefinite Elected: 10/12	President and Director, SSgA Funds Management, Inc. (June 2012 – present); Chief Operating Officer, SSgA Funds Management, Inc. (May 2010 - June 2012); Senior Managing Director, SSgA Funds Management, Inc. (1992-2012) and Senior Managing Director, State Street Global Advisors (1992-present).*

Ann M. Carpenter SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1966	Vice President	Term: Indefinite Elected: 10/12	Chief Operating Officer, SSgA Funds Management, Inc. (April 2014 – present); Vice President, SSgA Funds Management, Inc. (2008 –present)*; Principal, State Street Global Advisors (2005 –2008 –present).*

Laura F. Dell State Street Bank and Trust Company 4 Copley Place, 5th floor Boston, MA 02116 YOB: 1964	Treasurer	Term: Indefinite Elected: 11/10	Vice President, State Street Bank and Trust Company (2002 – present).*

Chad C. Hallett State Street Bank and Trust Company 4 Copley Place, 5th floor Boston, MA 02116 YOB: 1969	Assistant Treasurer	Term: Indefinite Elected: 09/11	Vice President, State Street Bank and Trust Company (2001 – present).*

Caroline Connolly State Street Bank and Trust Company 4 Copley Place, 5th floor Boston, MA 02116 YOB: 1975	Assistant Treasurer	Term: Indefinite Elected: 09/11	Assistant Vice President, State Street Bank and Trust Company (2007 – present).

Brian Harris SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1973	Chief Compliance Officer	Term: Indefinite Elected: 11/13	Vice President, State Street Global Advisors and SSgA Funds Management, Inc.( June 2013- Present); Senior Vice President and Global Head of Investment Compliance, BofA Global Capital Management (September 2010 to May 2013); Director of Compliance, AARP Financial Inc. (July 2008 to August 2010).

David James State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116 YOB: 1970	Secretary	Term: Indefinite Elected: 4/13	Vice President and Managing Counsel, State Street Bank and Trust Company (2009–present); Vice President and Counsel, PNC Global Investment Servicing (US), Inc. (2006-2009).

Kristin Schantz State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116 YOB: 1979	Assistant Secretary	Term: Indefinite Elected: 2/14	Vice President and Counsel, State Street Bank and Trust Company (2013 – present); Vice President, Citi Fund Services Ohio, Inc. (2008-2013).

*	Served in various capacities and/or with various affiliated entities during noted time period.

The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust’s best interest. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Summary of Trustees’ Qualifications

Following is a summary of the experience, attributes and skills which qualify each Trustee to serve on the Trust’s Board.

Michael F. Holland: Mr. Holland is an experienced business executive with over 43 years of experience in the financial services industry including 18 years as a portfolio manager of another registered mutual fund; his experience includes service as a trustee, director or officer of various investment companies. He has served on the Board of Trustees and related Committees of State Street Institutional Investment Trust and State Street Master Funds for 14 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts.

William L. Boyan: Mr. Boyan is an experienced business executive with over 41 years of experience in the insurance industry; his experience includes prior service as a trustee, director or officer of various investment companies and charities and an executive position with a major insurance company. He has served on the Board of Trustees and related Committees of the State Street Institutional Investment Trust and the State Street Master Funds for 14 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts.

Rina K. Spence: Ms. Spence is an experienced business executive with over 33 years of experience in the health care industry; her experience includes service as a trustee, director or officer of various investment companies, charities and utility companies and chief executive positions for various health care companies. She has served on the Board of Trustees and related Committees of the State Street Institutional Investment Trust and the State Street Master Funds for 14 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts.

Douglas T. Williams: Mr. Williams is an experienced business executive with over 40 years of experience in the banking industry; his experience includes service as a trustee or director of various investment companies and charities and senior executive positions of major bank organizations. He has served on the Board of Trustees and related Committees of the State Street Institutional Investment Trust and the State Street Master Funds for 14 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts.

James E. Ross: Mr. Ross is an experienced business executive with over 24 years of experience in the financial services industry; his experience includes service as a trustee, director or officer of various investment companies. He has served on the Board of Trustees of the State Street Institutional Investment Trust and the State Street Master Funds for six years and as President of the trusts for seven years and possesses significant experience regarding the trusts’ operations and history. Mr. Ross is also a senior executive officer of State Street Global Advisors.

William L. Marshall: Mr. Marshall is an experienced business executive with over 44 years of experience in the financial services industry; his experience includes service as an advisor trustee or officer of various investment companies and charities. He has served on the Board of Trustees and related Committees of SSgA Funds for 25 years and possesses significant experience regarding the operations and history of the Trust.

Patrick J. Riley: Mr. Riley is an experienced business executive with over 38 years of experience in the legal and financial services industries; his experience includes service as a trustee or director of various investment companies and Associate Justice of the Superior Court of the Commonwealth of Massachusetts. He has served on the Board of Trustees and related Committees of SSgA Funds for 25 years and possesses significant experience regarding the operations and history of the Trust.

Richard D. Shirk: Mr. Shirk is an experienced business executive with over 45 years of experience in the health care and insurance industries and with investment matters; his experience includes service as a trustee, director or officer of various health care companies and nonprofit organizations. He has served on the Board of Trustees and related Committees of SSgA Funds for 25 years and possesses significant experience regarding the operations and history of the Trust.

Bruce D. Taber: Mr. Taber is an experienced business executive with over 40 years of experience in the power generation, technology and engineering industries; his experience includes service as a trustee or director of various investment companies. He has served on the Board of Trustees and related Committees of SSgA Funds for 22 years and possesses significant experience regarding the operations and history of the Trust.

Scott F. Powers: Mr. Powers is an experienced business executive with over 30 years of experience in the financial services industry; his experience includes service as a trustee, director or officer of various investment companies and charities. He was recently elected to the SSgA Funds’ Board of Trustees and possesses significant experience regarding the operations and history of the Trust. Mr. Powers is also the president and chief executive officer of the State Street Global Advisors.

References to the experience, attributes and skills of Trustees above are pursuant to requirements of the Securities and Exchange Commission (the “SEC”), do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust’s interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Governance Committee, Valuation Committee and Qualified Legal and Compliance Committee.

The Audit Committee is composed of all of the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is responsible for selecting and retaining the independent accountants for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent accountants, including non-audit services performed. The Audit Committee reviews the qualifications of the independent accountant’s key personnel involved in the foregoing activities and monitors the independent accountant’s independence. During the fiscal year ended December 31, 2013, the Audit Committee held two meetings.

The Governance Committee is composed of all the Independent Trustees. The primary functions of the Governance Committee, including the Nominating Committee (a sub-committee of the Governance Committee), is to review and evaluate the composition and performance of the Board; make nominations for membership on the Board and committees; review the responsibilities of each committee; and review governance procedures, compensation of Independent Trustees, and independence of outside counsel to the Trustees. The Nominating Committee will consider nominees to the Board recommended by shareholders. Recommendations should be submitted in accordance with the procedures set forth in the Nominating Committee Charter and should be submitted in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust.

Shareholder recommendations must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the date of the Board or shareholder meeting at which the nominee candidate would be considered for election. The Governance Committee performs an annual self-evaluation of Board members. The Governance Committee was established after the fiscal year ended December 31, 2013.

The Valuation Committee is composed of all the Independent Trustees. The Valuation Committee’s primary purpose is to review the actions and recommendations of the Adviser’s Oversight Committee no less often than quarterly. The Trust has established procedures and guidelines for valuing portfolio securities and makes fair value determinations from time to time through the Valuation Committee, with the assistance of the Oversight Committee, State Street and SSgA FM. The Valuation Committee reviews the actions and recommendations of the Oversight Committee in connection with quarterly Board meetings. The Valuation Committee was established after the fiscal year ended December 31, 2013.

The Qualified Legal and Compliance Committee (the “QLCC”) is composed of all the Independent Trustees. The primary functions of the QLCC are to receive quarterly reports from the Trust’s Chief Compliance Officer; to oversee generally the Trust’s responses to regulatory inquiries; and to investigate matters referred to it by the Chief Legal Officer and make recommendations to the Board regarding the implementation of an appropriate response to evidence of a material violation of the securities laws or breach of fiduciary duty or similar violation by the Trust, its officers or the Trustees. The Qualified Legal and Compliance Committee was established after the fiscal year ended December 31, 2013.

Leadership Structure and Risk Management Oversight

The Board has chosen to select different individuals as Co-Chairpersons of the Board of the Trust and as President of the Trust. Currently, Mr. Holland and Mr. Riley, both Independent Trustees, serve as Co-Chairpersons of the Board. Mr. Marshall and Mr. Williams serve as Co-Chairpersons of the Audit Committee, Mr. Shirk and Ms. Spence serve as Co-Chairpersons of the QLCC, Mr. Boyan and Mr. Taber serve as Co-Chairpersons of the Valuation Committee and Mr. Taber and Ms. Spence serve as Co-Chairpersons of the Governance Committee.

Mr. Powers and Mr. Ross, who are also employees of the Adviser, serve as Trustees of the Trust and Ellen Needham, who is also an employee of the Adviser, serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Mr. Powers, Mr. Ross and Ms. Needham provide the Board with insight regarding the Trust’s day-to-day management, while Mr. Holland and Mr. Riley provide an independent perspective on the Trust’s overall operation and Mr. Marshall and Mr. Williams provide a specialized perspective on audit matters.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the chief compliance officer and administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolios, and applicable provisions of the federal securities laws and Internal Revenue Code. As needed, the Adviser discusses management issues respecting the Trust with the Board, soliciting the Board’s input on many aspects of management, including potential risks to the Fund. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with the independent counsel to the disinterested Trustees, the independent registered public accounting firm, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Trustee Ownership of Securities of the Trust, Adviser and Distributor

As of April 1, 2014 none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser or State Street Global Markets, LLC (“SSGM”), the Trust’s distributor, or any person directly or indirectly controlling, controlled by or under common control with the Adviser or SSGM.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2013.

Name of Independent Trustee	Dollar Range Of Equity Securities In Each Portfolio		Aggregate Dollar Range Of Equity Securities In All Registered Investment Companies Overseen By Trustees In Family of Investment Companies
William L. Boyan	None	None	None
Michael F. Holland	None	None	None
William L. Marshall	None	None	Over $100,000
Patrick J. Riley	None	None	Over $100,000
Richard D. Shirk	None	None	Over $100,000
Rina K. Spence	None	None	None
Bruce D. Taber	None	None	Over $100,000
Douglas T. Williams	None	None	None

Name of Interested Trustee
Scott F. Powers	None	None	Over $100,000
James E. Ross	None	None	Over $100,000

Trustee Compensation

As of January 24, 2014, each Independent Trustee receives for his or her services to the State Street Master Funds, State Street Institutional Investment Trust and SSgA Funds, a $141,500 annual base retainer in addition to $18,000 for each in-person meeting and $2,000 for each telephonic meeting from the Trust. The Trust will bear a pro rata allocation based on the Trust’s average monthly assets. The Co-Chairmen receive an additional $44,000 annual retainer.

The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended December 31, 2013.

	AGGREGATE COMPENSATION FROM TRUST	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TRUST & FUND COMPLEX PAID TO TRUSTEES
NAME OF INDEPENDENT TRUSTEE

William L. Boyan, Trustee	$0	$0	$0	$129,250
Michael F. Holland, Trustee	$0	$0	$0	$159,250
William L. Marshall, Trustee*	$0	$0	$0	$0
Patrick J. Riley, Trustee*	$0	$0	$0	$0
Richard D. Shirk, Trustee*	$0	$0	$0	$0
Rina K. Spence, Trustee	$0	$0	$0	$127,500
Bruce D. Taber, Trustee*	$0	$0	$0	$0
Douglas T. Williams, Trustee	$0	$0	$0	$139,250

NAME OF INTERESTED TRUSTEE

Scott F. Powers, Trustee*	$0	$0	$0	$0
James E. Ross, Trustee	$0	$0	$0	$0

*	Elected in January 2014.

Code of Ethics

The Trust, the Adviser and SSGM have each adopted a code of ethics (together, the “Codes of Ethics”) under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust, Adviser, or State Street or SSGM.

PROXY VOTING PROCEDURES

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser’s general management of the Portfolios, subject to the Board’s continuing oversight. A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

Interestholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12- month period ending June 30 (i) by calling (877) 521-4083 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 1, 2014, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of each Portfolio of the Trust.

Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval. As of April 1, 2014, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 25% or more of the outstanding shares of a Portfolio.

Name and Address	Percentage
State Street Equity 500 Index Fund —Administrative Shares
American United Life Insurance Company
American Unit Trust
One American Square
P.O. Box 1995
Indianapolis, IN 46206	95.37%

State Street Equity 500 Index Fund —Class R Shares
American United Life Insurance Company
American Unit Trust
One America Square
P.O. Box 1995
Indianapolis, IN 46206	97.91%

State Street Equity 500 Index Fund-Service Shares
Nationwide Trust Company FBO Participating Retirement Plans (VNRS) C/O IPO Portfolio Accounting P.O. Box 182029 Columbus, OH 43218-2029	34.59%

Calvert Distributors Inc. FBO DC Plan 4550 Montgomery Ave. Suite 1000N Bethesda, MD 20814	52.91%

State Street Institutional Liquid Reserves Fund - Institutional Class
State Street Bank and Trust FBO Cash Sweep Clients
State Street Cash Sweep Support
Attn: Cash Sweep Sup- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	46.22%

State Street Institutional Liquid Reserves Fund - Class M

State Street Bank and Trust FBO Cash Sweep Clients State Street Cash Sweep Support Attn: Cash Sweep Sup- Rick Letham 1200 Crown Colony Drive CC13 Quincy, MA 02169-0938	100%

State Street Institutional Liquid Reserves Fund - Investment Class
Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	38.78%

Saturn & Co
Attn: Mutual Funds Operations
1200 Crown Colony Drive, CC1-3
Quincy, MA 02169-0938	51.98%

State Street Institutional U.S. Government Money Market Fund - Investment Class
Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon Street
Boston, MA 02116-5021	94.66%

State Street Institutional U.S. Government Money Market Fund – Institutional Class
State Street Bank and Trust FBO
Cash Sweep Clients
Attn: Cash Sweep Support- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	83.45%

State Street Institutional Treasury Fund – Institutional Class
State Street Bank and Trust FBO
Cash Sweep Clients
Attn: Cash Sweep Support- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	71.09%

State Street Institutional Treasury Fund – Investment Class
Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	96.51%

State Street Institutional Treasury Plus Fund – Investment Class
Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	68.49%

State Street Institutional Treasury Plus Fund – Institutional Class
State Street Bank & Trust FBO
Cash Sweep Clients
Attn: Cash Sweep Support - Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	89.19%

State Street Institutional Tax Free Money Market Fund – Investment Class

Saturn & Co C/O State Street Bank and Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	59.98%

State Street Institutional Tax Free Money Market Fund – Institutional Class
State Street Bank and Trust FBO
Cash Sweep Clients
Attn: Cash Sweep Support-Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	84.95%

American Beacon S&P 500 Index Fund -Institutional Class

JP Morgan Chase Bank
C/O JP Morgan/American Century RPS
P.O. Box 419784
Kansas City, MO 64141-6784	96.68%

American Beacon S&P 500 Index Fund -Investor Class
TD Ameritrade Inc for the Exclusive benefit of our Clients
PO Box 2226
Omaha, NE 68103-2226	30.63%

As of April 1, 2014, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding shares of any class of the Portfolios.

Names and Address	Percentage
State Street Institutional Liquid Reserves Fund- Institutional Class
Kuwait Investment Authority
Attn: Adel N. Hamadah
Ministries Complex Al Murgab Blk 3
Investment Accts Dept Fl 2
PO Box 64
Safat Kuwait 13001	8.06%

State Street Institutional Tax Free Money Market Fund

TyphoonBass & Co
12 Crown Colony Dr
Quincy, MA 02169-0938	23.99%
Cyr & Co C/O State Street Bank & Trust- Investment Class
1200 Crown Colony Drive Ste C 1 / 3
Quincy, MA 02169-0938	16.04%

Saturn and Company
c/o State Street Bank and Trust
Attn FCG 124
200 Clarendon
Boston, MA 02116-5021	6.30%

Cyr & Co C/O State Street Bank & Trust-Institutional Class
1200 Crown Colony Drive Ste C 1 / 3
Quincy, MA 02169-0938	8.17%

State Street Institutional U.S. Government Money Market Fund
Saturn and Company c/o State Street Bank and Trust Company Attn: FCG 124 200 Clarendon Boston, MA 02116-5021	6.95%

State Street Institutional Treasury Money Market Fund

MainStay Marketfield Fund 292 Madison Ave New York, NY 10017-6348	11.92%

Stormcrew and Co
C/O State Street Bank and Trust Company
1200 Crown Colony Dr
Quincy, MA 02169-0938	5.94%

State Street Institutional Treasury Plus Money Market Fund

JP Morgan Clearing Corp. Attn: Denise Dilorenzo 3 Chase Metrotech Center Brooklyn, NY 11245-0001	6.25%

DST as Agent for Van Eck
Universal Account
FBO Van Eck Money Fund
Attn: Bruce J. Smith
335 Madison Avenue 19th floor
New York, NY 10017-4611	23.60%

Neuberger Berman Management LLC FBO
Neuberger Berman Funds Shareholders
Attn Owen F. McEntee Jr.
605 Third Avenue Mail Drop 2-7
New York, NY 10158	6.19%

American Beacon S&P 500 Index Fund- Investor Class
National Financial Services Corp
For the Exclusive Benefit of our Customers
Attn: Mutual Funds 5th floor
200 Liberty Street
One World Financial Center
New York, NY 10281-1003	16.33%

Charles Schwab & Co. For the Exclusive Benefit of our Customers Attn: Mutual Funds Operations 9601 E. Panorama Center Englewood, CO 80112-3441	22.54%

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreements

SSgA Funds Management, Inc. (“SSgA FM” or the “Adviser”) is responsible for the investment management of the Portfolios pursuant to Investment Advisory Agreements dated May 1, 2001, February 14, 2002, February 7, 2007, October 2, 2007 and February 18, 2011, as amended from time to time (the “Advisory Agreement”), by and between the Adviser and the Trust. The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company.

On February 18, 2011, the investment advisory agreement for each Money Market Portfolio was amended to reduce the management fee payable to SSgA FM to 0.05% of the Portfolio’s average daily net assets. In addition to any contractual expense limitation for a Money Market Portfolio, the Adviser also may voluntarily reduce all or a portion of its fees and/or reimburse expenses for a Money Market Portfolio to the extent necessary to avoid negative yield (the “Voluntary Reduction”), or a yield below a specified level, which may vary from time to time and from Portfolio to Portfolio in the Adviser’s sole discretion. Under an agreement with the Adviser relating to the Voluntary Reduction, the Money Market Portfolios have agreed to reimburse the Adviser for the full dollar amount of any Voluntary Reduction beginning on October 1, 2012, subject to certain limitations. A Portfolio will not be obligated to reimburse the Adviser: more than three years after the end of the fiscal year for the Portfolio in which the Adviser provided a Voluntary Reduction; in respect of any business day for which the net annualized one-day yield is less than 0.00%; to the extent that the amount of the reimbursement to the Adviser on any day exceeds fifty percent of the yield (net of all expenses, exclusive of the reimbursement) of the Portfolio on that day; to the extent that the amount of such reimbursement would cause the Portfolio’s net yield to fall below the Portfolio’s minimum net yield; or in respect of any fee waivers and/or expense reimbursements that are necessary to maintain a Portfolio’s contractual total expense limit which is effective at the time of such fee waivers and/or expense reimbursements. A reimbursement to the Adviser could negatively impact a Portfolio’s future yield. There is no guarantee that a Portfolio will be able to avoid a negative yield. The Adviser may, in its sole discretion, irrevocably waive receipt of any or all reimbursement amounts due from a Portfolio, without limitation.

Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio’s investments in accordance with its respective investment objective, policies and limitations. Under the terms of the Advisory Agreement, the Adviser will bear the cost of providing administration, custody and transfer agency services to each of the Index Portfolios. As consideration for SSgA FM’s services as adviser, and State Street’s services as administrator, transfer agent and custodian to each of the Index Portfolios (and for assuming ordinary operating expenses of the Index Portfolios, including ordinary legal and audit expenses), SSgA FM receives from each Index Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Index Portfolio’s average daily net assets during the month:

INDEX PORTFOLIO	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Equity 500 Index Portfolio	0.045%
Equity 400 Index Portfolio	0.08%
Equity 2000 Index Portfolio	0.10%
Aggregate Bond Index Portfolio	0.10%

As consideration for SSgA FM’s services as investment adviser to the Money Portfolios, SSgA FM receives from each Money Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Portfolio’s average daily net assets during the month:

MONEY PORTFOLIOS	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Money Market Portfolio	0.05%
Tax Free Portfolio	0.05%
U.S. Government Portfolio	0.05%
Treasury Portfolio	0.05%
Treasury Plus Portfolio	0.05%

As consideration for SSgA FM’s services as investment adviser to the Bond Portfolio, SSgA FM receives from the Bond Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Bond Portfolio’s average daily net assets during the month:

BOND PORTFOLIO	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Limited Duration Bond Portfolio	0.10%

On April 29, 2010, SSgA FM contractually agreed to cap the total operating expenses of the Equity 2000 Index Portfolio (exclusive of non- recurring account fees and extraordinary expenses) to the extent that total operating expenses do not exceed 0.15% of the Equity 2000 Index Portfolio’s average daily net assets on an annualized basis. This contractual agreement remains in effect until April 30, 2015 and shall automatically renew for successive annual periods, unless SSgA FM provides notice to the Portfolio of its intent not to renew prior to the start of the next annual period. This agreement may not be terminated without prior approval from the Board of Trustees. For the years ended December 31, 2013, December 31, 2012 and December 31, 2011, SSgA FM reimbursed the Equity 2000 Index Portfolio $0, $0, and $0, respectively, under this agreement.

The advisory fees accrued for the last three fiscal years are set forth in the table below.

PORTFOLIO	FISCAL YEAR ENDED DECEMBER 31, 2011	FISCAL YEAR ENDED DECEMBER 31, 2012	FISCAL YEAR ENDED DECEMBER 31, 2013
Equity 500 Index Portfolio	$840,037	$880,974	$1,079,996
Money Market Portfolio	$15,335,199	$13,612,648	$16,660,533
Tax Free Portfolio	$207,075	$180,344	$158,312
U.S. Government Portfolio	$2,970,783	$3,410,606	$4,432,142
Treasury Portfolio	$3,339,291	$5,772,657	$6,655,829
Treasury Plus Portfolio	$734,973	$836,715	$1,048,833

The Advisory Agreement will continue from year to year provided that a majority of the Trustees and a majority of the Independent Trustees or a majority of the interestholders of the Trust approve its continuance. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days’ notice and will terminate automatically upon its assignment. The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees, on November 12, 2013.

The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any Portfolio managed by the Adviser or any such affiliate.

In certain instances there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser’s other clients. Investment decisions for the Trust and for the Adviser’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.

Administrator, Custodian and Transfer Agent

The Trust has entered into an Administrative Services Agreement (the “Administration Agreement”) with State Street. Pursuant to the Administration Agreement, State Street is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust and each Portfolio. State Street will generally assist in all aspects of the Trust’s and the

Portfolios’ operations; supply and maintain office facilities (which may be in State Street’s own offices); provide statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to interestholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust’s Declaration of Trust, By-laws, the Portfolios’ investment objectives and policies and with federal and state securities laws; arrange for appropriate insurance coverage; calculate NAVs, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services. Pursuant to the Administration Agreement, the Trust has agreed to a limitation on damages and to indemnify the Administrator for certain liabilities, including certain liabilities arising under federal securities laws, unless such loss or liability results from the Administrator’s gross negligence or willful misconduct in the performance of its duties.

The Trust has entered into a Custodian Agreement with State Street (the “Custodian Agreement”). Pursuant to the Custodian Agreement, State Street serves as Custodian for each Portfolio. As Custodian, State Street holds the Portfolios’ assets.

The Trust has entered into a Transfer Agency Agreement with State Street (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, State Street serves as transfer agent for the Portfolios.

The principal mailing address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

Pursuant to the Advisory Agreement, Administration Agreement, Custody Agreement and Transfer Agency Agreement, State Street and SSgA FM have agreed to assume the ordinary operating expenses of the Index Portfolios. State Street is compensated by SSgA FM for its services as administrator, custodian and transfer agent for the Index Portfolios.

With respect to the other Portfolios included in this Part B, as consideration for State Street’s services as administrator, transfer agent and custodian, State Street receives from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio’s average daily net assets during the month:

PORTFOLIOS	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Average Assets Break Point:
First $400 Million	0.03%
Next $15 billion	0.02%
Thereafter	0.01%
Minimum per Portfolio	$150,000

Counsel and Independent Registered Public Accounting Firm

Ropes & Gray LLP serves as counsel to the Trust. The principal business address of Ropes & Gray LLP is 800 Boylston Street, Boston, Massachusetts 02199. Joseph P. Barri. LLC, located at 259 Robbins Street, Milton, Massachusetts 02186, serves as independent counsel to the independent Trustees.

Ernst & Young LLP serves as the independent registered public accounting firm for the Trust and provides (i) audit services and (ii) tax services. In connection with the audit of the 2013 financial statements, the Trust entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young LLP’s audit engagement. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 20. PORTFOLIO MANAGERS

The following persons serve as the portfolio managers of the Equity 500 Portfolio as of the date of this SAI. The following table lists the number and types of accounts managed by each individual and assets under management in those accounts as of December 31, 2013:

PORTFOLIO MANAGER	PORTFOLIO	REGISTERED INVESTMENT COMPANY ACCOUNTS	ASSETS MANAGED ($ BILLIONS)*	OTHER POOLED INVESTMENT VEHICLE ACCOUNTS	ASSETS MANAGED ($ BILLIONS)*	OTHER ACCOUNTS	ASSETS MANAGED ($ BILLIONS)*	TOTAL ASSETS MANAGED ($ BILLIONS)*
John A. Tucker	Equity 500 Index Portfolio	113	$161.48	261	$408.54	501	$476.58	$1,046.60
Karl Schneider	Equity 500 Index Portfolio	113	$161.48	261	$408.54	501	$476.58	$1,046.60

*	There are no performance fees associated with these portfolios.

As indicated in the table above, portfolio managers at the Adviser may manage numerous accounts for multiple clients. These accounts may include registered investment companies (which include exchange-traded funds), other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. The portfolio managers do not beneficially own any shares of any Portfolio as of December 31, 2013.

When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise. Those conflicts may arise out of: (a) the portfolio manager’s execution of different investment strategies for various accounts; or (b) the allocation of resources or investment opportunities.

A potential conflict of interest may arise as a result of the portfolio managers’ responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio manager may also manage accounts whose objectives and policies differ from that of the respective Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

A potential conflict may arise when the portfolio manager is responsible for accounts that have different advisory fees. The difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participates in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers within the Adviser are normally responsible for all accounts within a certain investment discipline and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to be fair and equitable.

The compensation of SSgA’s investment professionals is based on a number of factors, including external benchmarking data and market trends, State Street performance, SSgA performance, and individual performance. Each year our Global Human Resources department participates in compensation surveys in order to provide SSgA with critical, market-based compensation information that helps support individual pay decisions. Additionally, subject to State Street and SSgA business results, State Street allocates an incentive pool to SSgA to reward its employees. Because the size of the incentive pool is based on the firm’s overall profitability, each staff member is motivated to contribute both as an individual and as a team member.

The incentive pool is allocated to the various functions within SSgA. The discretionary determination of the allocation amounts to business units is influenced by market-based compensation data, as well as the overall performance of the group. Individual compensation decisions are made by that the employee’s manager, in conjunction with the senior management of the employee’s business unit. These decisions are based on the performance of the employee and, as mentioned above, on the performance of the firm and business unit.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Portfolios by the Adviser. Purchases and sales of securities on a securities exchange are effected through brokers who charge a commission for their services. Ordinarily commissions are not charged on over the counter orders (including, for example, debt securities and money market investments) because a Portfolio pays a spread which is included in the cost of the security, and is the difference between the dealer’s cost and the cost to a Portfolio. When a Portfolio executes an over the counter order with an electronic communications network, an alternative trading system or a non-market maker, a commission is charged because there is no spread on the trade. Securities may be purchased from underwriters at prices that include underwriting fees. The Money Portfolios, Treasury Portfolios, Tax Free Portfolio and the Aggregate Bond Index Portfolio normally do not pay a stated brokerage commission on transactions.

Each Portfolio’s investment advisory agreement authorizes the Adviser to place, in the name of the Portfolio, orders for the execution of the securities transactions in which the Portfolio is authorized to invest, provided the Adviser, and as applicable, the Sub-Adviser seeks the best overall terms for the transaction. In selecting brokers or dealers (including affiliates of the Adviser, and as applicable, the Sub-Adviser), the Adviser, and as applicable, the Sub-Adviser chooses the broker-dealer deemed most capable of providing the services necessary to obtain the most favorable execution (the most favorable cost or net proceeds reasonably obtainable under the circumstances). The full range of brokerage services applicable to a particular transaction may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, brokerage and research services, underwriting, and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending on the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker-dealers. The Adviser, and as applicable, the Sub-Adviser does not currently use any Portfolio’s assets for soft-dollar arrangements. The Adviser, and as applicable, the Sub-Adviser does not presently participate in any soft dollar arrangements. It may aggregate trades with clients of State Street Global Advisors whose commission dollars are used to generate soft dollar credits for State Street Global Advisors. Although the Adviser’s clients’ commissions are not used for soft dollars, the Adviser and State Street Global Advisors’ clients may benefit from the soft dollar products/services received by State Street Global Advisors.

The brokerage commissions paid by the Portfolios for the last three fiscal years are as follows:

PORTFOLIO	FISCAL YEAR ENDED DECEMBER 31, 2011	FISCAL YEAR ENDED DECEMBER 31, 2012	FISCAL YEAR ENDED DECEMBER 31, 2013
Equity 500 Index Portfolio	$222,150.59	$96,219.76	$46,374.78

Of the amounts set forth in the table above, for the fiscal years ended December 31, 2011, 2012, and 2013, the Equity 500 Index Portfolio paid $0, $0 and $0, respectively, in commissions to State Street Global Markets LLC, an affiliated broker of the Adviser.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities.

ITEM 22. DECLARATIONS OF TRUST, CAPITAL STOCK AND OTHER INFORMATION

Capitalization

Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of shares of each Fund. Upon liquidation or dissolution of a Fund, investors are entitled to share pro rata in the Fund’s net assets available for distribution to its investors. Investments in a Fund have no preference, preemptive, conversion or similar rights, except as determined by the Trustees or as set forth in the Bylaws, and are fully paid and non-assessable, except as set forth below.

Declarations of Trust

The Declarations of Trust of the Trust and the Master Trust each provide that a Trust may redeem shares of a Fund at the redemption price that would apply if the share redemption were initiated by a shareholder. It is the policy of each Trust that, except upon such conditions as may from time to time be set forth in the then current prospectus of the Trust or to facilitate a Trust’s or a Fund’s compliance with applicable law or regulation, a Trust would not initiate a redemption of shares unless it were to determine that failing to do so may have a substantial adverse consequence for a Fund or the Trust.

Each Trust’s Declaration of Trust provides that a Trustee who is not an “interested person” (as defined in the 1940 Act) of a Trust will be deemed independent and disinterested with respect to any demand made in connection with a derivative action or proceeding. It is the policy of each Trust that it will not assert that provision to preclude a shareholder from claiming that a trustee is not independent or disinterested with respect to any demand made in connection with a derivative action or proceeding; provided, however, that the foregoing policy will not prevent the Trusts from asserting applicable law (including Section 2B of Chapter 182 of the Massachusetts General Laws) to preclude a shareholder from claiming that a trustee is not independent or disinterested with respect to any demand made in connection with a derivative action or proceeding.

A Trust will not deviate from the foregoing policies in a manner that adversely affects the rights of shareholders of a Fund without the approval of “a vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of such Fund.

Voting

Each investor is entitled to a vote in proportion to the number of Fund shares it owns. Shares do not have cumulative voting rights in the election of Trustees, and investors holding more than 50% of the aggregate outstanding shares in the Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote.

Massachusetts Business Trust

Under Massachusetts law, shareholders in a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and provides for indemnification out of the property of the applicable series of the Trust for any loss to which the shareholder may become subject by reason of being or having been a shareholder of that series and for reimbursement of the shareholder for all expense arising from such liability. Thus the risk of a shareholder incurring financial loss on account of shareholder liability should be limited to circumstances in which the series would be unable to meet its obligations.

ITEM 23. PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.

Pricing of shares of the Portfolios does not occur on New York Stock Exchange (“NYSE”) holidays. Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

The Money Portfolios seek to maintain a constant price per share of $1.00 for purposes of sales and redemptions of shares by using the amortized cost valuation method to value their respective portfolio instruments in accordance with Rule 2a-7 under the 1940 Act. There can be no assurance that the $1.00 NAV per share will be maintained. The amortized cost method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Money Portfolios would receive if they sold the instrument.

For example, in periods of declining interest rates, the daily yield on each of the Money Portfolios’ shares computed by dividing the annualized daily income on the Portfolio’s portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates thereof. In periods of rising interest rates, the daily yield on each Money Portfolios’ and Tax Free Portfolio’s shares computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

The Trustees have established procedures reasonably designed to stabilize the Money Portfolios’ and the Tax Free Portfolio’s price per share at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of either of the Money Portfolios and Tax Free Portfolio’s respective NAVs using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and (3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

The Portfolios’ securities will be valued pursuant to guidelines established by the Board of Trustees. Generally, each Portfolio’s investments are valued each business day by independent pricing services. Equity securities for which market quotations are available are valued at the last sale price or official closing price (closing bid price if no sale has occurred) on the primary market or exchange on which they trade. Investments in other mutual funds are valued at the net asset value per share. Fixed-income securities and options are valued on the basis of the closing bid price. Futures contracts are valued on the basis of the last sale price. Money market instruments maturing within 60 days of the valuation date are valued at amortized cost, a method by which each money market instrument is initially valued at cost, and thereafter a constant accretion or amortization of any discount or premium is recorded until maturity of the security. The Portfolios may value securities for which market quotations are not readily available at “fair value”, as determined in good faith pursuant to procedures established by the Board of Trustees.

ITEM 24. TAXATION OF THE PORTFOLIOS

The following discussion of U.S. federal income tax consequences of investment in the Portfolios is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, and other applicable authority, as of the date of this Registration Statement. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Portfolios. There may be other tax considerations applicable to particular investors. Investors should consult their own tax advisors regarding their particular situation and the possible application of foreign, state and local tax laws.

The Trust is organized as a business trust under Massachusetts Law. It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolios generally are not expected to be subject to U.S. federal income tax. Instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is not subject to federal income tax, it will file appropriate income tax returns.

A Portfolio may modify its allocations to investors to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less of items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of a Portfolio is determined separately for each investor. Each Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to a Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

The Portfolios expect to manage their assets and income in such a way that if a “feeder” fund investing exclusively or substantially all of its assets in a Portfolio were treated as holding its pro rata portion of the Portfolio’s assets, and recognizing its pro rata portion of the Portfolio’s income, directly, it would meet the requirements with respect to diversification of assets and sources of income for qualification as a RIC under Subchapter M of the Code. Investors that intend to meet the 90% distribution requirement for treatment as a RIC could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so. Investors in the Portfolio may realize more taxable gains from such sales than they would in the absence of such transactions.

In general, an investor’s adjusted basis in its interest in a Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of a Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives cash in connection with the investor’s complete withdrawal from a Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from a Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor generally will recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from a Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term or long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from a Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to a Portfolio and to the distribution of such contributed property to another investor. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that each Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If a Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to that Portfolio.

An investor cannot deduct losses from a Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of that Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor’s share of income in subsequent years.

Taxation of Portfolio Income

For federal income tax purposes, investment income other than tax-exempt interest generally is treated as ordinary income for U.S. federal income tax purposes. The treatment of capital gains, however, generally is determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Net gains from the sale of investments that a Portfolio owned (or is deemed to have owned) for one year or less generally are treated as short-term capital gains; net gains from the sale of investments that a Portfolio owned (or is deemed to have owned) for more than one year are generally treated as long-term capital gains. The Money Portfolios, Tax Free Portfolio and Treasury Portfolios do not expect to realize long-term capital gains. Dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements described below are met. The Aggregate Bond Index Portfolio, the Tax Free Portfolio, the Money Portfolios and the Bond Portfolio do not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.

In order for some portion of the dividends that a Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company.

Net investment income will qualify for the 70% dividends- received deduction generally available to corporations to the extent of qualifying dividends received by a Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (x) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (y) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)).

To the extent that a Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, such distribution will not constitute qualified dividend income and may not be eligible for the corporate dividends-received deduction for corporate investors. Similarly, any income received by a Portfolio in lieu of tax-exempt interest with respect to securities on loan or tax-exempt interest received by a Portfolio on tax-exempt securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio will not qualify for tax-exempt treatment when allocated to Portfolio investors.

Derivatives, Hedging, and Related Transactions

A Portfolio’s transactions in derivative instruments (e.g., options, futures, forward contracts, swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Portfolio are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to a Portfolio and its investors, defer losses, and cause adjustments in the holding periods of a Portfolio’s securities. These rules could therefore affect the amount, timing and/or character of income, gains, losses and other tax items that are allocable to investors and could cause investors to be taxed on amounts not representing economic income. Because the tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor’s allocation of any tax item, possibly for prior years. Thus, in the case of investors that are RICs under the Code, these changes may affect whether such an investor has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a tax at corporate level.

Investments in Regulated Investment Companies

In certain cases, the amount of income and gains realized by a Portfolio from its investments in shares of underlying RICs (“underlying funds”) may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the investment companies. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the investment companies.

Foreign Income

Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested in various countries (if any) will vary.

Investments in Original Issue Discount Securities

A Portfolio’s investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Portfolio to accrue, and allocate to investors, income not yet received. Some debt obligations that are acquired by a Portfolio, including all zero coupon debt obligations, with a fixed maturity date of more than one year from the date of issuance will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is allocated to investors over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures.

In addition, some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired in the secondary market by a Portfolio may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. Elections applicable to debt obligations having market discount may affect the character and timing of recognition of income by investors.

Furthermore, some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Portfolio may be treated as having market discount or OID. Generally, the Portfolio’s investors will be required to include the market discount or OID in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Elections applicable to debt obligations having market discount or OID, may affect the character and timing of recognition of income by investors.

Securities Purchased at a Premium

Very generally, where a Portfolio purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Portfolio makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Portfolio reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Portfolio is permitted to deduct any remaining premium allocable to a prior period.

Investments – Mortgage Pooling Vehicles

A Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in collateralized mortgage obligations (“CMOs”) with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership, such as a Portfolio, will be allocated to partners in the partnership consistent with the allocation of other items of income, with the same consequences as if the investors held the related interest directly.

In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI that invest in RIC to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign investor that invests in a RIC to which the Portfolio allocates excess inclusion income, will not qualify for any reduction in U.S. federal withholding tax.

As described above, certain investments of a Portfolio can cause timing differences between income recognition for tax purposes and actual cash distributions on the investments. More generally, investors that intend to meet the 90% distribution requirement for treatment as a RIC under Section 852 of the Code could be required to redeem a portion of their interest in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so. Investors in a Portfolio may realize more taxable capital gains from such sales than they would in the absence of such transactions.

If eligible, a Portfolio may make the election described in Section 475(f) of the Code (the “mark-to-market election”). If the Portfolio makes the mark-to-market election, the rules described in this section will generally not apply to the Portfolio’s transactions and the Portfolio instead will generally be required to recognize ordinary gain or loss on many (or all) of its securities at the end of each taxable year as if the Portfolio had sold such securities for their fair market value on the last business day of such taxable year. None of the Portfolios currently expects to make the mark-to-market election, but a Portfolio may determine to do so in the future.

Tax Shelter Reporting

A Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.

Although each Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in a Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Portfolio and participation in a Portfolio’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

Investor Reporting Obligations With Respect To Foreign Bank and Financial Accounts

Investors that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114 , Report of Foreign Bank and Financial Accounts.

Other Reporting and Withholding Requirements

The Foreign Account Tax Compliance Act (“FATCA”) generally requires each Portfolio to obtain information sufficient to identify the status of each of its investors under FATCA. If an investor fails to provide this information or otherwise fails to comply with FATCA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that investor on dividends, interest, or the proceeds of the sale, redemption or exchange of Portfolio interests, beginning as early as July 1, 2014.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

General Considerations

The federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific U.S. federal income tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

The foregoing discussion summarizes some of the consequences under the current U.S. federal income tax law of an investment in the Portfolios. It is for general information only and not a substitute for personal tax advice. Consult your personal tax advisor about the potential U.S. federal income tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws and any proposed tax law changes.

Special tax considerations apply to investors in a Portfolio that intend to qualify for the special tax treatment accorded to RICs under Subchapter M of the Code. The foregoing discussion does not attempt to address the special tax consequences to those investors or to their shareholders; shareholders of a RIC that invests in a Portfolio should consult the prospectus and SAI for the RIC in which they invest.

ITEM 25. UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26. CALCULATION OF PERFOMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2013 for the Equity 500 Index Portfolio, the Money Market Portfolio, the Tax Free Portfolio, the U.S. Government Portfolio and the Treasury Portfolio, the Treasury Plus Portfolio are included in the Annual Reports of the Trust, which were filed with the SEC on March 10, 2014 as part of the Trust’s filing on Form N-CSR, are incorporated into this SAl by reference. The Annual Report is available, without charge, upon request, by calling (877) 521-4083 and selecting option 1.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) – LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa – Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa – Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Bonds that are rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba – Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower – Bonds which are rated B are considered speculative and are subject to high credit risk. Bonds which are rated Caa are of poor standing and are subject to very high credit risk. Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest. Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest .

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 – Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations. Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 – Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 – Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default – capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA – Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

AA – Bonds rated AA also qualify as high-quality obligations. Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree .

A – Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB – Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower – Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1- Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2- The capacity for timely payment on issues with this designation is strong. However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS. (“FITCH”).

Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative – ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1. Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2. Good short-term credit quality. A Good intrinsic capacity for timely payment of financial commitments.

F3. Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B. Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C. High short-term default risk. Default is a real possibility.

D. Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

E. Restricted Default. Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

APPENDIX B

SSgA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

PROXY VOTING POLICY AND PROCEDURES

As of February 13, 2014

The Boards of Trustees of the SSgA Funds, State Street Master Funds, State Street Institutional Investment Trust (each a “Trust”)1 have adopted the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Trust’s investment portfolios.

1.	Proxy Voting Policy

The policy of the Trust is to delegate the responsibility for voting proxies relating to portfolio securities held by the Trust to SSgA Funds Management, Inc., the Trust’s investment adviser (the “Adviser”), subject to the Trustees’ continuing oversight.

2.	Fiduciary Duty

The right to vote proxies with respect to a portfolio security held by the Trust is an asset of the Trust. The Adviser acts as a fiduciary of the Trust and must vote proxies in a manner consistent with the best interest of the Trust and its shareholders.

3.	Proxy Voting Procedures

A. At least annually, the Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies (“Policy”). In addition, the Adviser shall notify the Trustees of material changes to its Policy promptly and not later than the next regular meeting of the Board of Trustees after such amendment is implemented.

B. With respect to any proxies that the Adviser has identified as involving a conflict of interest, the Adviser shall submit a report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy at the next regular meeting of the Board or Trustees. For this purpose, a “conflict of interest” shall be deemed to occur when the Adviser, the principal underwriter of the Trust (the “Principal Underwriter”) or an affiliated person of the Adviser or the Principal Underwriter has a financial interest in a matter presented by a proxy to be voted on behalf of a Trust, other than the obligations the Adviser or the Principal Underwriter incurs as a service provider to the Trust, which may compromise the Adviser’s or Principal Underwriter’s independence of judgment and action in voting the proxy.

C. At least annually, the Adviser shall inform the Trustees that a record is available with respect to each proxy voted with respect to portfolio securities of the Trust during the year. Also see Section 5 below.

4.	Revocation of Authority to Vote

The delegation by the Trustees of the authority to vote proxies relating to portfolio securities of the Trust may be revoked by the Trustees, in whole or in part, at any time.

[1]	Unless otherwise noted, the singular term “Trust” used throughout this document means each of SSgA Funds, State Street Master Funds and State Street Institutional Investment Trust.

B-1

5.	Annual Filing of Proxy Voting Record

The Adviser shall provide the required data for each proxy voted with respect to portfolio securities of the Trust to the Trust or its designated service provider in a timely manner and in a format acceptable to be filed in the Trust’s annual proxy voting report on Form N-PX for the twelve-month period ended June 30. Form N-PX is required to be filed not later than August 31 of each year.

6.	Disclosures

A.	The Trust shall include in its registration statement:

1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.	The Trust shall include in its annual and semi-annual reports to shareholders:

1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

7.	Review of Policy

The Trustees shall review this policy to determine its continued sufficiency as necessary from time to time.

B-2

APPENDIX C

State Street Global Advisors Funds Management, Inc.

(“SSgA FM”), one of the industry’s largest institutional asset managers, is the investment management arm of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors. As an investment manager, SSgA FM has discretionary proxy voting authority over most of its client accounts, and SSgA FM votes these proxies in the manner that we believe will most likely protect and promote the long-term economic value of client investments as described in the SSgA FM Global Proxy Voting and Engagement Principles.

SSgA FM maintains Proxy Voting and Engagement Guidelines for select markets, including: the US, the EU, the UK, Australia, emerging markets and Japan. International markets that do not have specific guidelines are reviewed and voted consistent with our Global Proxy Voting and Engagement Principles; however, SSgA FM also endeavors to show sensitivity to local market practices when voting in these various markets.

SSgA FM’s APPROACH TO

PROXY VOTING AND ISSUER ENGAGEMENT

At SSgA FM, we take our fiduciary duties as an asset manager very seriously. We have a dedicated team of corporate governance professionals who help us carry out our duties as a responsible investor. These duties include engaging with companies, developing and enhancing in-house corporate governance policies, analyzing corporate governance issues on a case-by-case basis at the company level, and exercising our voting rights—all to maximize shareholder value.

SSgA FM’s Global Proxy Voting and Engagement Principles (the “Principles”) may take different perspectives on common governance issues that vary from one market to another and, likewise, engagement activity may take different forms in order to best achieve long-term engagement goals. We believe that proxy voting and engagement with portfolio companies is often the most direct and productive way shareholders can exercise their ownership rights, and taken together, we view these tools to be an integral part of the overall investment process.

We believe engagement and voting activity have a direct relationship. As a result, the integration of our engagement activities, while leveraging the exercise of our voting rights, provides a meaningful shareholder tool that we believe protects and enhances the long-term economic value of the holdings in our client accounts. SSgA FM maximizes its voting power and engagement by maintaining a centralized proxy voting and active ownership process covering all holdings, regardless of strategy. Despite the different investment views and objectives across SSgA FM, depending on the product or strategy, the fiduciary responsibilities of share ownership and voting for which SSgA FM has voting discretion are carried out with a single voice and objective.

The Principles support governance structures that we believe add to, or maximize shareholder value at the companies held in our clients’ portfolios. SSgA FM conducts issuer specific engagements with companies to discuss our principles, including sustainability related risks. In addition, we encourage issuers to find ways of increasing the amount of direct communication board members have with shareholders. We believe direct communication with executive board members and independent non-executive directors is critical to helping companies understand shareholder concerns. Conversely, where appropriate, we conduct collaborative engagement activities with multiple shareholders and communicate with company representatives about common concerns.

In conducting our engagements, SSgA FM also evaluates the various factors that play into the corporate governance framework of a country, including the macroeconomic conditions and broader political system, the quality of regulatory oversight, the enforcement of property and shareholder rights and the independence of the judiciary to name a few. SSgA FM understands that regulatory requirements and investor expectations relating to governance practices and engagement activities differ from country-to-country. As a result, SSgA FM engages with issuers, regulators, or both, depending on the market. SSgA FM also is a member of various investor associations that seek to address broader corporate governance related policy at the country level as well as issuer specific concerns at a company level.

To help mitigate company specific risk, the team may collaborate with members of the active investment teams to engage with companies on corporate governance issues and address any specific concerns, or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. Outside of proxy voting season, SSgA FM conducts issuer specific engagements with companies covering various corporate governance and sustainability related topics.

The SSgA FM Governance Team uses a blend of quantitative and qualitative research and data to support screens to help identify issuers where active engagement may be necessary to protect and promote shareholder value. Issuer engagement may also be event driven, focusing on issuer specific corporate governance, sustainability concerns or wider industry related trends. SSgA FM also gives consideration to the size of our total position of the issuer in question and/or the potential negative governance, performance profile, and circumstance at hand. As a result, SSgA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSgA FM defines engagement methods:

Active

SSgA FM uses screening tools designed to capture a mix of company specific data including governance and sustainability profiles to help us focus our voting and engagement activity.

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SSgA FM will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSgA FM to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

Recurring

SSgA FM has ongoing dialogue with its largest holdings on corporate governance and sustainability issues. SSgA FM maintains regular face-to-face meetings with these issuers, allowing SSgA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSgA FM feels may negatively impact long-term shareholder value.

Reactive

Reactive engagement is initiated by the issuers. SSgA FM routinely discusses specific voting issues and items with the issuer community. Reactive engagement is an opportunity to address not only voting items, but also a wide range of governance and sustainability issues.

Measurement

Assessing the effectiveness of our issuer engagement process is often difficult. To limit the subjectivity of measuring our success we actively seek issuer feedback and monitor the actions issuers take post-engagement to identify tangible changes. By doing so, we are able to establish indicators to gauge how issuers respond to our concerns and to what degree these responses satisfy our requests. It is also important to note that successful engagement activity can be measured over differing time periods depending on the facts and circumstances involved. Engagements can last as short as a single meeting or span multiple years.

Depending on the issue and whether the engagement activity is reactive, recurring, or active, engagement with issuers can take the form of written communication, conference calls, or face-to-face meetings.

SSgA FM believes active engagement is best conducted directly with company management or board members. Collaborative engagement, where multiple shareholders communicate with company representatives, can serve as a potential forum for issues that are not identified by SSgA FM as requiring active engagement, such as shareholder conference calls.

PROXY VOTING PROCEDURE

Oversight

The SSgA FM Corporate Governance Team is responsible for implementing the Proxy Voting and Engagement Guidelines (the “Guidelines”), case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues. The implementation of the Guidelines is overseen by the SSgA Global Proxy Review Committee (“SSgA PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in greater detail below. Oversight of the proxy voting process is ultimately the responsibility of the SSgA Investment Committee. The SSgA Investment Committee reviews and approves amendments to the Guidelines. The SSgA PRC reports to the SSgA Investment Committee, and may refer certain significant proxy items to that committee.

Proxy Voting Process

In order to facilitate SSgA FM’s proxy voting process, SSgA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance. SSgA FM utilizes ISS’s services in three ways: (1) as SSgA FM’s proxy voting agent (providing SSgA FM with vote execution and administration services); (2) for applying the Guidelines; and (3) as providers of research and analysis relating to general corporate governance issues and specific proxy items.

The SSgA FM Corporate Governance Team reviews the Guidelines with ISS on an annual basis or on a case-by- case basis as needed. On most routine proxy voting items (e.g., ratification of auditors), ISS will affect the proxy votes in accordance with the Guidelines.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote based on facts and circumstances, consistent with the Principles, and the accompanying Guidelines, that seek to maximize the value of our client accounts.

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In some instances, the Corporate Governance Team may refer significant issues to the SSgA PRC for a determination of the proxy vote. In addition, in determining whether to refer a proxy vote to the SSgA PRC, the Corporate Governance Team will consider whether a material conflict of interest exists between the interests of our client and those of SSgA FM or its affiliates (as explained in greater detail below under “Conflict of Interest”).

SSgA FM votes in all markets where it is feasible; however, SSgA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, where issuer-specific special documentation is required or where various market or issuer certifications are required. SSgA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction, or when they charge a meeting specific fee in excess of the typical custody service agreement.

Conflict of Interest

From time to time, SSgA FM will review a proxy which may present a potential conflict of interest. In general, we do not believe matters that fall within the Guidelines and are voted consistently with the Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity. However, where matters do not fall within the Guidelines or where we believe that voting in accordance with the Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest. Although various relationships could be deemed to give rise to a conflict of interest, SSgA FM has determined that two categories of relationships present a serious concern to warrant an alternative process: (1) clients of SSgA FM or its affiliates which are among the top 100 clients of State Street Corporation or its affiliates based upon revenue; and (2) the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

In circumstances where either: (i) the matter does not fall clearly within the Guidelines; or (ii) SSgA FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Head of SSgA FM’s Corporate Governance Team will determine whether a Material

Relationship exists. If so, the matter is referred to the SSgA PRC. The SSgA PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict. For example, the SSgA PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSgA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

PROXY VOTING AND ENGAGEMENT PRINCIPLES

Directors and Boards

The election of directors is one of the most important fiduciary duties SSgA FM performs as a shareholder. SSgA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, SSgA FM seeks to vote director elections in a way which we, as a fiduciary, believe will maximize the long-term value of each portfolio’s holdings.

Principally, a board acts on behalf of shareholders by protecting their interests and preserving their rights. This concept establishes the standard by which board and director performance is measured. To achieve this fundamental principle, the role of the board, in SSgA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders. An independent and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan for the board and management, provides risk oversight and assesses the performance of the CEO and management. In contrast, management implements the business and capital allocation strategies and runs the company’s day-to-day operations. As part of SSgA FM’s engagement process, SSgA FM routinely discusses the importance of these responsibilities with the boards of issuers.

SSgA FM believes the quality of a board is a measure of director independence, director succession planning, board evaluations and refreshment and company governance practices. In voting to elect nominees, SSgA FM considers many factors. SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent

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board will effectively monitor management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests. SSgA FM also believes the right mix of skills, independence and qualifications among directors provides boards with the knowledge and direct experience to deal with risks and operating structures that are often unique and complex from one industry to another.

Accounting and Audit Related Issues

SSgA FM believes audit committees are critical and necessary as part of the board’s risk oversight role. The audit committee is responsible for setting out an internal audit function to provide robust audit and internal control systems designed to effectively manage potential and emerging risks to the company’s operations and strategy. SSgA FM believes audit committees should have independent directors as members, and SSgA FM will hold the members of the audit committee responsible for overseeing the management of the audit function.

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of the internal controls and the independence of the audit process are essential if investors are to rely on financial statements. Also, it is important for the audit committee to appoint external auditors who are independent from management as we expect auditors to provide assurance as of a company’s financial condition.

Capital Structure, Reorganization and Mergers

The ability to raise capital is critical for companies to carry out strategy, grow and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to a shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. Altering the capital structure of a company is a critical decision for boards and in making such a critical decision, SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and not overly dilute its shareholders.

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In evaluating mergers and acquisitions, SSgA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders. In all cases, SSgA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer, or reducing the likelihood of a successful offer. SSgA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSgA FM considers the board’s responsibility to include setting the appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; SSgA FM believes that there should be a direct relationship between executive compensation and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSgA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests, as well as with corporate strategy and performance. SSgA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSgA FM may also consider executive compensation practices when re-electing members of the remuneration committee.

SSgA FM recognizes that compensation policies and practices are unique from market to market; often with significant differences between the level of disclosures, the amount and forms of compensation paid, and the ability of shareholders to approve executive compensation practices. As a result, our ability to assess the appropriateness of executive compensation is often dependent on market practices and laws.

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Environmental and Social Issues

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors may not only have an impact on the reputation of companies but may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could be the result of anything from regulation and litigation, physical threats (severe weather, climate change), economic trends to shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on a company, its industry, operations, and geographic footprint. SSgA FM may also take action against the re-election of board members if we have serious concerns over ESG practices and the company has not been responsive to shareholder requests to amend them.

General/Routine

Although SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value. SSgA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Securities on Loan

For funds where SSgA FM acts as trustee, SSgA FM may recall securities in instances where SSgA FM believes that a particular vote will have a material impact on the fund(s). Several factors shape this process. First, SSgA FM must receive notice of the vote in sufficient time to recall the shares on or before the record date. In many cases, SSgA FM does not receive timely notice, and is unable to recall the shares on or before the record date. Second, SSgA FM, exercising its discretion may recall shares if it believes the benefit of voting shares will outweigh the foregone lending income. This determination requires SSgA FM, with the information available at the time, to form judgments about events or outcomes that are difficult to quantify. Given past experience in this area, however, we believe that the recall of securities will rarely provide an economic benefit that outweighs the cost of the foregone lending income.

Reporting

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

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State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	7

State Street Global Advisors Funds Management, Inc.’s

(“SSgA FM”) US Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the US. This policy complements and should be read in conjunction with SSgA FM’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

SSgA FM’s US Proxy Voting and Engagement Guidelines address areas including board structure, director tenure, audit related issues, capital structure, executive compensation, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSgA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSgA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSgA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the US, SSgA FM expects all companies to act in a transparent manner and provide detailed disclosure on board profiles, related-party transactions, executive compensation and other governance issues that impact shareholders’ long-term interests.

SSgA FM’S PROXY VOTING AND ENGAGEMENT PHILOSOPHY

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSgA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSgA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagements to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSgA FM’s active investment teams; collaborating on issuer engagements and providing input on company specific fundamentals. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the US.

SSgA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

Director related proposals at US companies include issues submitted to shareholders that deal with the composition of the board or with members of a corporation’s board of directors. In deciding which director nominee to support, SSgA FM considers numerous factors.

Director Elections

SSgA FM’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices. Factors SSgA FM considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights;

•	Board independence; and

•	Board structure.

If a company demonstrates appropriate governance practices, SSgA FM believes a director should be classified as independent based on the relevant listing standards or local market practice standards. In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence. Accordingly, SSgA FM will vote against a nominee at a company with

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appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSgA FM believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor;

•	Does the nominee provide professional services to the issuer;

•	Has the nominee attended an appropriate number of board meetings; or

•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits. Accordingly, SSgA FM will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSgA FM may withhold votes from directors based on the following:

•	When overall average board tenure is excessive and/or individual director tenure is excessive. In assessing excessive tenure, SSgA FM gives consideration to factors such as the preponderance of long tenured directors, board refreshment practices, and classified board structures;

•	When directors attend less than 75% of board meetings without appropriate explanation or providing reason for their failure to meet the attendance threshold;

•	CEOs of a public company who sit on more than three public company boards;

•	Director nominees who sit on more than six public company boards;
•	Directors of companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s);

•	Compensation committee members where there is a weak relationship between executive pay and performance over a five-year period;

•	Audit committee members if non-audit fees exceed 50% of total fees paid to the auditors; and

•	Directors who appear to have been remiss in their duties.

Director Related Proposals

SSgA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, regulatory investigation, charges of fraud or other indications of significant concern;

•	Proposals to restore shareholders’ ability to remove directors with or without cause;

•	Proposals that permit shareholders to elect directors to fill board vacancies; and

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSgA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected;

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy; and

•	Proposals requiring two candidates per board seat.

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Majority Voting

SSgA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSgA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSgA FM generally supports the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSgA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSgA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, a company’s performance and the overall governance structure of the company.

Proxy Access

SSgA FM will consider proposals relating to Proxy Access on a case-by-case basis.

SSgA FM will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:

•	The ownership thresholds and holding duration proposed in the resolution;

•	The binding nature of the proposal;

•	The number of directors that shareholders may be able to nominate each year;

•	Company performance;
•	Company governance structure;

•	Shareholder rights; and

•	Board performance.

Age/Term Limits

Generally, SSgA FM will vote against age and term limits.

Approve Remuneration of Directors

Generally, SSgA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry. In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSgA FM generally supports annual elections for the board of directors. In certain cases, SSgA FM will support a classified board structure; if the board is composed of 80 percent independent directors, the board’s key committees (auditing, nominating and compensation) are composed of independent directors, and consideration of other governance factors, including, but not limited to, shareholder rights and antitakeover devices.

Confidential Voting

SSgA FM will support confidential voting.

Board Size

SSgA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

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AUDIT RELATED ISSUES

Ratifying Auditors and Approving Auditor Compensation

SSgA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive. SSgA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor. SSgA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSgA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.1

CAPITAL RELATED ISSUES

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company. The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend. Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported. In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares. However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.). All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSgA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSgA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for US firms.

When applying the thresholds, SSgA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSgA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSgA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSgA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense). However, SSgA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Unequal Voting Rights

SSgA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSgA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

MERGERS AND ACQUISITIONS

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.

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Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

ANTI–TAKEOVER ISSUES

Typically, these are proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision that is deemed to have an antitakeover effect. The majority of these proposals deal with management’s attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSgA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSgA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSgA FM will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their bylaws if:

•	The company also does not allow shareholders to act by written consent; or

•	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

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SSgA FM will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their bylaws if:

•	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSgA FM will vote for management proposals related to special meetings.

Written Consent

SSgA FM will vote for shareholder proposals on written consent at companies if:

•	The company does not have provisions in their bylaws giving shareholders the right to call for a special meeting; or

•	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares; and

•	The company has a poor governance profile.

SSgA FM will vote management proposals on written consent on a case-by-case basis.

Super–Majority

SSgA FM will generally vote against amendments to bylaws requiring super-majority shareholder votes to pass or repeal certain provisions. SSgA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

REMUNERATION ISSUES

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSgA FM believes executive compensation plays a critical role in aligning executives interest with shareholder’s, attracting, retaining and incentivizing key talent, and ensuring positive correlation between the performance achieved by management and the benefits derived by shareholders. SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period. SSgA FM seeks adequate disclosure of different compensation elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. Further, shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance on an annual basis.

Employee Equity Award Plans

SSgA FM considers numerous criteria when examining equity award proposals. Generally, SSgA FM does not vote against plans for lack of performance or vesting criteria. Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count. SSgA FM reviews that number in light of certain factors, including the industry of the issuer.

Historical option grants Excessive historical option grants over the past three years. Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing SSgA FM will vote against any plan where repricing is expressly permitted. If a company has a history of repricing underwater options, the plan will not be supported.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible; and

•	The period of time covered by the plan.

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

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•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval; this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control; and

•	Excessive compensation (i.e. compensation plans which are deemed by SSgA FM to be overly dilutive).

Share Repurchases If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) disclose a definitive number of the shares to be bought back and, (iii) disclose the time frame during which the shares will be bought back, will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments If a plan would not normally meet the SSgA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSgA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSgA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value. However, SSgA FM takes market practice into consideration.

Compensation Related Items

SSgA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason; and

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee.

SSgA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors.

MISCELLANEOUS/ROUTINE ITEMS

SSgA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate;

•	Opting out of business combination provision;

•	Proposals that remove restrictions on the right of shareholders to act independently of management;

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved;

•	Shareholder proposals to put option repricings to a shareholder vote;

•	General updating of or corrective amendments to charter and bylaws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment);

•	Change in corporation name;

•	Mandates that amendments to bylaws or charters have shareholder approval;

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•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable;

•	Repeals, prohibitions or adoption of anti-greenmail provisions;

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced and proposals to implement a reverse stock split to avoid delisting; and

•	Exclusive forum provisions.

SSgA FM generally does not support the following miscellaneous/ routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives;

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation;

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable;

•	Proposals to approve other business when it appears as voting item;

•	Proposals giving the board exclusive authority to amend the bylaws; and

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

ENVIRONMENTAL AND SOCIAL ISSUES

As a fiduciary, we consider the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business.

Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks on an issuer-by-issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

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[1]	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	10

State Street Global Advisors Funds Management, Inc.’,

(“SSgA FM”) European Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in European markets excluding the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSgA FM’s overarching Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

SSgA FM’s Proxy Voting and Engagement Guidelines in European markets address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management and monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in European markets, SSgA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSgA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSgA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research in to corporate governance issues in European companies, SSgA FM also considers guidance issued by the European Commission. Companies should provide detailed explanations under diverse ‘comply or explain’ approaches, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSgA FM’S PROXY VOTING AND ENGAGEMENT PHILOSOPHY

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSgA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSgA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSgA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in European markets.

SSgA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSgA FM votes for the election/re–election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSgA FM’s broad criteria for director independence in European companies include factors such as:

•	Participation in related–party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders;

•	Family ties with any of the company’s advisers, directors or senior employees;

•	Employee and government representatives; and

•	Overall average board tenure and individual director tenure at issuers with classified and de-classified boards, respectively.

While, overall board independence requirements and board structures differ from market to market, SSgA FM considers voting against directors it deems non–independent if overall board independence is below one third. SSgA FM also assesses the division of responsibilities between chairman and CEO on a case–by–case basis, giving consideration to factors such

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as overall level of independence on the board and general corporate governance standards in the company. SSgA FM may also not support a proposal to discharge the board, if a company fails to meet adequate governance standards or board level independence.

When considering the election or re-election of a non-executive director, SSgA FM also considers the number of outside board directorships a non-executive can undertake and attendance at board meetings. In addition, SSgA FM may vote against the election of a director whose biographical disclosures are insufficient to assess his or her role on the board and/or independence.

Although we generally are in favour of the annual election of directors, we recognise that director terms vary considerably in different European markets. SSgA FM may vote against article/ bylaw changes that seek to extend director terms. In addition, in certain markets, SSgA FM may vote against directors if their director terms extend beyond four years.

SSgA FM believes companies should have relevant board level committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSgA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSgA FM may vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSgA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint.

In certain European markets it is not uncommon for the election of directors to be presented in a single slate. In these cases, where executives serve on the audit or the remuneration committees, SSgA FM may vote against the entire slate.

SSgA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities)

Indemnification and limitations on liability

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

AUDIT RELATED ISSUES

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSgA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSgA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSgA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSgA FM may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSgA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

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SHAREHOLDER RIGHTS AND CAPITAL RELATED ISSUES

In some European markets, differential voting rights continue to exist. SSgA FM supports the “one share one vote” policy and favours a share structure where all shares have equal voting rights. SSgA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSgA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSgA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders. SSgA FM supports proposals to abolish voting caps and capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

The ability raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSgA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis–applying pre–emption rights, SSgA FM may vote against if such authorities are greater than 20% of the issued share capital. SSgA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSgA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSgA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSgA FM generally supports dividend payouts that constitute 30% or more of net income. SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Related Party Transactions

Certain companies in European markets have a controlled ownership structure and have complex cross-shareholdings between subsidiaries and parent companies (related companies). Such structures may result in the prevalence of related-party transactions between the company and its various stakeholders such as directors and management, subsidiaries and shareholders. In markets where shareholders are required to approve such transactions, SSgA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSgA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

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SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti–Takeover Measures

European markets have diverse regulations concerning the use of share issuances as takeover defenses with legal restrictions lacking in some markets. SSgA FM supports a one-share, one-vote policy, for example, given that dual-class capital structures entrench certain shareholders and management, insulating them from possible takeovers. SSgA FM opposes unlimited share issuance authorizations as they may be used as antitakeover devices, and they have the potential for substantial voting and earnings dilution. SSgA FM also monitors the duration of authorities to issue shares and whether there are restrictions and caps on multiple issuance authorities during the specified time periods. SSgA FM opposes antitakeover defenses such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

REMUNERATION

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSgA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSgA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSgA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentives Plans

SSgA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSgA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non–Executive Director Pay

In European markets, authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSgA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSgA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

5

RISK MANAGEMENT

SSgA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSgA FM allows boards discretion over how they provide oversight in this area. However, SSgA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSgA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSgA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

6

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile:

+971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 •

Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	7

State Street Global Advisors Funds Management, Inc.’,

(“SSgA FM”) UK Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSgA FM’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

SSgA FM’s UK Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSgA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSgA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSgA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the UK and Ireland, SSgA FM expects all companies, regardless of domicile, that obtain a primary listing on the London Stock Exchange or the Irish Stock Exchange to comply with the UK Corporate Governance Code. Companies should provide detailed explanations under the Code’s ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSgA FM’S PROXY VOTING AND ENGAGEMENT PHILOSOPHY

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSgA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSgA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSgA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the UK and European markets.

SSgA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSgA FM’s broad criteria for director independence in UK companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Excessive tenure and a preponderance of long-tenured directors:

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSgA FM also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSgA FM monitors other factors that may influence the independence

2

of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSgA FM supports the annual election of directors.

While SSgA FM is generally supportive of having the roles of chairman and CEO separated in the UK market, SSgA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSgA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSgA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities).

SSgA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSgA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSgA FM will vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSgA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSgA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Indemnification and limitations on liability

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

AUDIT RELATED ISSUES

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSgA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSgA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if an adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSgA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSgA FM may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSgA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

3

SHAREHOLDER RIGHTS AND CAPITAL RELATED ISSUES

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSgA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seeks to issue new shares whilst dis-applying pre-emption rights, SSgA FM may vote against if such authorities are greater than 20% of the issued share capital. SSgA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSgA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSgA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSgA FM generally supports dividend payouts that constitute 30% or more of net income. SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize share-holder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSgA FM opposes antitakeover defenses such as authorities for the board when subject to a hostile takeover to issue warrants convertible into shares to existing shareholders.

REMUNERATION

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

4

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration policies and reports, SSgA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSgA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSgA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure.

Equity Incentives Plans

SSgA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSgA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSgA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSgA FM will evaluate on a company- by-company basis any non-cash or performance related pay to non-executive directors.

RISK MANAGEMENT

SSgA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSgA FM allows boards discretion over how they provide oversight in this area. However, SSgA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSgA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSgA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

5

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Globoal Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	6

State Street Global Advisors Funds Management, Inc.’, (“SSgA FM”) Emerging Market Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in emerging markets. This policy complements and should be read in conjunction with SSgA FM’s overarching Global Proxy Voting and Engagement Principles which provides a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

At SSgA FM, we recognize that countries in emerging markets are disparate in their corporate governance frameworks and practices. Concurrent with developing a company specific voting and engagement program, SSgA FM also evaluates the various factors that play into the corporate governance framework of a country. These factors include: (i) the macroeconomic conditions and broader political system in a country: (ii) quality of regulatory oversight, enforcement of property and shareholder rights; and (iii) the independence of judiciary—to name a few. While emerging market countries tend to pose broad common governance issues across all markets, such as concentrated ownership, poor disclosure of financial and related-party transactions, and weak enforcement of rules and regulation, SSgA FM’s emerging market proxy voting policy is designed to identify and address specific governance concerns in each market.

SSgA FM’S PROXY VOTING AND ENGAGEMENT PHILOSOPHY IN EMERGING MARKETS

SSgA FM’s approach to proxy voting and issuer engagement in emerging markets is designed to increase the value of our investments through the mitigation of governance risks. Since the overall quality of the corporate governance framework in an emerging market country drives the level of governance risks investors assign to a country, improving the macro governance framework in a country may help reduce governance risks, in turn, increasing the overall value of SSgA FM’s holdings over time. Therefore, in order to improve the overall governance framework and practices in a country, members of our proxy voting and engagement team endeavor to visit emerging market countries and meet with representatives from regulatory agencies and stock markets to highlight potential concerns with the macro governance framework of a country. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in emerging markets. To help mitigate company specific risk, the team works alongside members of the active fundamental and emerging market teams to engage with emerging market companies on governance issues and address any specific concerns or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. This integrated approach to engagement drives SSgA FM’s proxy voting and engagement philosophy in emerging markets.

SSgA FM’s proxy voting guidelines in emerging markets addresses six broad areas:

•	Directors and Boards;

•	Accounting and Audit Related Issues;

•	Shareholder Rights and Capital Related Issues;

•	Remuneration;

•	Environmental and Social Issues; and

•	General/Routine Issues.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. However, several factors such as low overall independence level requirements by market regulators, poor biographical disclosure of director profiles, prevalence of related-party transactions and the general resistance from controlling shareholders to increase board independence renders the election of directors as one of the most important fiduciary duties SSgA FM performs in emerging market companies.

SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise.

SSgA FM’s broad criteria for director independence in emerging market companies include factors such as:

•	Participation in related-party transactions;

•	Employment history with company;

•	Relations with controlling shareholders and other employees; and

•	Attendance levels.

AUDIT RELATED ISSUES

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of internal controls and the independence of the audit process are essential if investors are to rely on financial statements. SSgA FM believes that audit committees provide the necessary oversight on the selection and appointment of auditors, a company’s internal controls and accounting policies, and the overall audit process. In emerging markets, SSgA FM encourages boards to appoint an audit committee composed of a majority of independent auditors.

Appointment of External Auditors

SSgA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. SSgA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

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SHAREHOLDER RIGHTS AND CAPITAL RELATED ISSUES

SSgA FM believes that changes to a company’s capital structure such as changes in authorized share capital, share repurchase and debt issuances are critical decisions made by the board. SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

Related Party Transcations

Most companies in emerging markets have a controlled ownership structure that often include complex cross- shareholding between subsidiaries and parent companies (related companies). As a result, there is a high prevalence of related-party transactions between the company and its various stakeholders such as directors and management. In addition, inter-group loan and loan guarantees provided to related companies are some of the other related-party transactions that increase the risk profile of companies. In markets where shareholders are required to approve such transactions, SSgA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions.Further, SSgA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Share Repurchase Programs

With regard to share repurchase programs, SSgA FM expects companies to clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

REMUNERATION

SSgA FM considers it to be the board’s responsibility to set appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term. In emerging markets we encourage companies to disclose information on senior executive remuneration.

With regard to director remuneration, SSgA FM supports director pay provided the amounts are not excessive relative to other issuers in the market or industry and are not overly dilutive to existing shareholders.

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ENVIRONMENTAL AND SOCIAL ISSUES

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSgA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

In emerging markets, shareholders seldom vote on environmental and social issues. Therefore, SSgA FM addresses a company’s approach to identifying and managing environmental and social risks stemming for various aspects of its operations in its one-on-one engagement with companies.

GENERAL /ROUTINE ISSUES

Some of the other issues that are routinely voted on in emerging markets include approving the allocation of income and accepting financial statements and statutory reports. For these voting items, SSgA FM’s policies consider several factors including historical dividend payouts, pending litigation, governmental investigation, charges of fraud or other indication of significant concerns.

4

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without State Street Global Advisors’ express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	5

State Street Global Advisors Funds Management, Inc.’s,

(“SSgA FM”) Japan Proxy Voting and Engagement Guidelines complement and should be read in conjunction with SSgA FM’s overarching Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

SSgA FM’s Proxy Voting and Engagement Guidelines in Japan address areas including; board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in Japan, SSgA FM takes into consideration the unique aspects of Japanese corporate governance structures. We recognize that under Japanese corporate law, companies may choose between two structures of corporate governance: the statutory auditor system or the committee structure. Most Japanese boards predominantly consist of executives and non-independent outsiders affiliated through commercial relationships or cross-shareholdings. Nonetheless, when evaluating companies, SSgA FM expects Japanese companies to address conflicts of interest, risk management and demonstrate an effective process for monitoring management. In its analysis and research into corporate governance issues in Japanese companies, SSgA FM also considers guidance issued by the Corporate Law Subcommittee of the Legislative Council within the Ministry of Justice as well as private study groups.

SSgA FM’s PROXY VOTING AND ENGAGEMENT PHILOSOPHY

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, and environmental and social issues. SSgA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSgA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSgA FM’s active investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in Japan.

SSgA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice.

Japanese companies have the option of having a traditional board of directors with statutory auditors, or a board with a committee structure. Most Japanese issuers prefer the traditional statutory auditor structure. Statutory auditors act in a quasi-compliance role as they are not involved in strategic decision-making nor are they part of the formal management decision process. Statutory auditors attend board meetings but do not have voting rights at the board; however, they have the right to seek an injunction and conduct broad investigations of unlawful behavior in the company’s operations.

SSgA FM will support the election of statutory auditors, unless the outside statutory auditor nominee is regarded as non-independent based on SSgA FM criteria, the outside statutory auditor has attended less than 75 percent of meetings of the board of directors or board of statutory auditors during the year under review, or the statutory auditor has been remiss in the performance of their oversight responsibilities (fraud, criminal wrong doing, breach of fiduciary responsibilities).

For companies with a statutory auditor structure there is no legal requirement that boards have outside directors, however, SSgA FM believes there should be a transparent process of independent and external monitoring of management on behalf of shareholders.

•	SSgA FM believes that non-controlled Japanese companies should appoint at least one outside director, otherwise, SSgA FM will oppose the top executive who is responsible for the director nomination process; and

•	For controlled companies with a statutory auditor structure, SSgA FM will oppose the top executive, if the board does not have at least two outside directors.

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For companies with a committee structure, SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering general market practice, as well as the independence of the nominee. SSgA FM also takes into consideration the overall independence level of the committees. In determining director independence, SSgA FM considers the following factors:

•	Participation in related-party transactions and other business relations with the company;

•	Past employment with the company;

•	Provides professional services to the company; and

•	Family ties with the company.

Regardless of board structure, SSgA FM may oppose the election of a director for the following reasons:

•	Failure to attend board meetings; or

•	In instances of egregious actions related to a director’s service on the board.

Indemnification and Limitations on Liability

Generally, SSgA FM supports proposals to limit directors’ and statutory auditors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. SSgA FM believes limitations and indemnification are necessary to attract and retain qualified directors.

AUDIT RELATED ITEMS

SSgA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should have the opportunity to vote on their appointment at the annual meeting.

Ratifying External Auditors

SSgA FM will generally support the appointment of external auditors unless the external auditor is perceived as being non-independent and there are concerns about the accounts presented and the audit procedures followed.

Limit Legal Liability of External Auditors

SSgA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

CAPITAL STRUCTURE, REORGANIZATION AND MERGERS

SSgA FM supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSgA FM supports proposals to abolish voting caps or multiple voting rights and will oppose measures to introduce these types of restrictions on shareholder rights.

SSgA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSgA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSgA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

SSgA FM generally supports increases in authorized capital where the company provides an adequate explanation for the use of shares. In the absence of an adequate explanation, SSgA FM may oppose the request if the increase in authorized capital exceeds 100 percent of the currently authorized capital or if it leaves the company with less than 30 percent of the proposed authorized capital outstanding. Where share issuance requests exceed our standard threshold, SSgA FM will consider the nature of the specific need, such as mergers and acquisitions and stock splits

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Dividends

SSgA FM generally supports dividend payouts that constitute 30% or more of net income. SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Share Repurchase Programs

Companies are allowed under Japan Corporate Law to amend their articles to authorize the repurchase of shares at the board’s discretion. SSgA FM will oppose an amendment to articles allowing the repurchase of shares at the board’s discretion. SSgA FM believes the company should seek shareholder approval for a share repurchase program at each year’s AGM, providing shareholders the right to evaluate the purpose of the repurchase.

SSgA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSgA FM may vote against share repurchase requests that allow share repurchases during a takeover period.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;
•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

In general, SSgA FM believes that adoption of poison pills that have been structured to protect management and to prevent takeover bids from succeeding is not in shareholders’ interest. A shareholder rights plan may lead to management entrenchment and discourage legitimate tender offers and acquisitions. Even if the premium paid to companies with a shareholder rights plan is higher than that offered to unprotected firms, a company’s chances of receiving a takeover offer in the first place may be reduced by the presence of a shareholder rights plan.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

In evaluating poison pills, the following conditions must be met before SSgA FM will recommend a vote in favor.

SSgA FM will support the adoption or renewal of a Japanese issuer’s shareholder rights plans (“poison pill”) if the following

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conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, or (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

COMPENSATION

In Japan, excessive compensation is rarely an issue. Rather, the problem is the lack of connection between pay and performance. Fixed salaries and cash retirement bonuses tend to comprise a significant portion of the compensation structure while performance-based pay is generally a small portion of the total pay. SSgA FM, where possible, seeks to encourage the use of performance based compensation in Japan as an incentive for executives and as a way to align interests with shareholders.

Approve Adjustment to Aggregate Compensation Ceiling for Directors

Remuneration for directors is generally reasonable. Typically, each company sets the director compensation parameters as an aggregate thereby limiting the total pay to all directors. When requesting a change, a company must disclose the last time the ceiling was adjusted and management provides the rationale for the ceiling increase. SSgA FM will generally support proposed increases to the ceiling if the company discloses the rationale for the increase. SSgA FM may oppose proposals to increase the ceiling if there has been corporate malfeasance or sustained poor performance.

Approve Annual Bonuses for Directors/Statutory Auditors

In Japan, since there are no legal requirements that mandate companies to seek shareholder approval before awarding a bonus, SSgA FM believes that existing shareholder approval of the bonus should be considered best practice. As a result, SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

Approve Retirement Bonuses for Directors/Statutory Auditors

Retirement bonuses make up a sizeable portion of directors’ and auditors’ lifetime compensation and are based on board tenure. While many companies in Japan have abolished this practice, there remain many proposals seeking shareholder approval for the total amounts paid to directors and statutory auditors as a whole. In general, SSgA FM supports these payments unless the recipient is an outsider or in instances where the amount is not disclosed.

Approve Stock Plan

Most option plans in Japan are conservative, particularly at large companies. Japan corporate law requires companies to disclose the monetary value of the stock options for directors and/or statutory auditors. Some companies do not disclose the maximum number of options that can be issued per year and shareholders are unable to evaluate the dilution impact. In this case, SSgA FM cannot calculate the dilution level and, therefore, SSgA FM may oppose such plans for poor disclosure. SSgA FM also opposes plans that allow for the repricing of the exercise price.

Deep Discount Options

As Japanese companies move away from the retirement bonus system, deep discount options plans have become more popular. Typically, the exercise price is set at JPY 1 per share. SSgA FM evaluates deep discount options using the same criteria used to evaluate stock options as well as considering the vesting period.

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ENVIRONMENTAL AND SOCIAL ISSUES

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSgA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

MISCELLANEOUS/ROUTINE ITEMS

Expansion of Business Activities

Japanese companies’ articles of incorporation strictly define the types of businesses in which a company is permitted to engage. In general, SSgA FM views proposals to expand and diversify the company’s business activities as routine and non-contentious. SSgA FM will monitor instances where there has been an inappropriate acquisition and diversification away from the company’s main area of competence, which resulted in a decrease of shareholder value.

MORE INFORMATION

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

6

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA’s express written consent. The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	7

State Street Global Advisors Funds Management, Inc.’,

(“SSgA FM”) Australia Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in Australia. This policy complements and should be read in conjunction with SSgA FM’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSgA FM’s approach to voting and engaging with companies.

SSgA FM’s Australia Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSgA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSgA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSgA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research in to corporate governance issues in Australia, SSgA FM expects all companies at a minimum to comply with the ASX Corporate Governance Principles. Companies should provide detailed explanations under the Principles’ ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests. On some governance matters, such as composition of audit committees, we hold Australian companies to our global standards requiring all directors on the committee to be independent of management.

SSgA FM’s PROXY VOTING AND ENGAGEMENT PHILOSOPHY

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSgA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSgA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSgA FM’s active fundamental and the Asia-Pacific (“APAC”) investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSgA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the region.

SSgA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

DIRECTORS AND BOARDS

SSgA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSgA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound ESG policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSgA FM’s broad criteria for director independence in Australian companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSgA FM also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSgA FM monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure.

2

SSgA FM supports the annual election of directors and encourages Australian companies to adopt this practice.

While SSgA FM is generally supportive of having the roles of chairman and CEO separated in the Australia market, SSgA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSgA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSgA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities)

SSgA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Australian Corporate Governance Principles requires ASX listed companies to have an audit committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. It also requires that the committee be chaired by an independent director who is not the chair of the board. SSgA FM holds Australian companies to its global standards for developed financial markets, by requiring that all members of the audit committee be independent directors.

In its analysis of boards, SSgA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSgA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Executive pay is another important aspect of corporate governance. SSgA FM believes that executive pay should be determined by the board of directors and SSgA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. Australian Corporate Governance Principles requires ASX listed companies to have a remuneration committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. Since Australia has a binding vote on pay with a two-strike rule requiring a board spill in the event of a second strike, SSgA FM believes that the vote provides investors a mechanism to address concerns it may have on the quality of oversight provided by the board on remuneration issues. Accordingly SSgA FM voting guidelines accommodate local market practice.

Indemnification and limitations on liability

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

AUDIT RELATED ISSUES

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSgA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving

3

audit fees, SSgA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSgA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSgA FM may consider auditor tenure when evaluating the audit process.

SHAREHOLDER RIGHTS AND CAPITAL RELATED ISSUES

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSgA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seeks to issue new shares whilst dis-applying pre-emption rights, SSgA FM may vote against if such authorities are greater than 20% of the issued share capital. SSgA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSgA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSgA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSgA FM generally supports dividend payouts that constitute 30% or more of net income. SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported. SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price

4

Anti-Takeover Measures

SSgA FM opposes antitakeover defenses, such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

REMUNERATION

Executive Pay

There is a simple underlying philosophy that guides SSgA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term. Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSgA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSgA FM may oppose remuneration reports where there seems to be a misalignment between pay and shareholders’ interests and where incentive policies and schemes have a re-test option or feature. SSgA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentives Plans

SSgA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSgA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSgA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSgA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

RISK MANAGEMENT

SSgA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSgA FM allows boards discretion over how they provide oversight in this area. However, SSgA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSgA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSgA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSgA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

5

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSgA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSgA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia • Telephone: +612 9240-7600 • Facsimile: +612 9240-7611. Belgium: State Street Global Advisors Belgium, Office Park Nysdam, 92 Avenue Reine Astrid, B-1310 La Hulpe, Belgium • Telephone: +32 2 663 2036 • Facsimile: +32 2 672 2077. State Street Global Advisors Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, 1-514-282-2484 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6 • Telephone: +647-775-5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates • Telephone: +971 (0)4-4372800 • Facsimile: +971 (0)4-4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France • Telephone: (+33) 1 44 45 40 00 • Facsimile: (+33) 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich • Telephone: +49 (0)89-55878-100 • Facsimile: +49 (0)89-55878-440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong • Telephone: +852 2103-0288 • Facsimile: +852 2103-0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers • Telephone: +353 (0)1 776 3000 • Facsimile: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy • Telephone: +39 02 32066 100 • Facsimile: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239 • Telephone: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands • Telephone: + 31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D) • Telephone: +65 6826-7500 • Facsimile: +65 6826-7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich • Telephone: +41 (0)44 245 70 00 • Facsimile: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ • Telephone: +020 3395 6000 • Facsimile: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900 • Telephone: (617) 664-4738.

Web: ssga.com

The views expressed in this material are the views of State Street Global Advisors Corporate Governance Team through the period ended March 17, 2014 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

State Street Global Advisors generally delegates commodities management for separately managed accounts to State Street Global Advisors FM, a wholly owned subsidiary of State Street and an affiliate of State Street Global Advisors. State Street Global Advisors FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. State Street Global Advisors FM CTA clients should contact State Street Global Advisors Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSgA FM’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

State Street Global Advisors is the investment management business of State Street Corporation (NYSE: STT), one of the world’s leading providers of financial services to institutional investors.	ssga.com

© 2014 State Street Corporation. All Rights Reserved.	6

PART C

We have omitted responses to Items 23(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

ITEM 28.	EXHIBITS

(a)	Amended and Restated Agreement and Declaration of Trust dated April 14, 2014 of the State Street Master Funds is filed herewith.

(b)	Amended and Restated ByLaws of State Street Master Funds dated April 14, 2014 of the State Street Master Funds is filed herewith.

(c)	Not applicable.

(d)(1)	Investment Advisory Agreement dated March 1, 2000 between SSgA Funds Management, Inc. and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(d)(2)	Notice dated February 7, 2007 to Investment Advisory Agreement dated May 1, 2001 between SSgA Funds Management, Inc. and the Trust with respect to State Street Limited Duration Bond Portfolio, State Street Tax Free Limited Duration Bond Portfolio and State Street Tax Free Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(d)(3)	Notice dated October 2, 2007 to Investment Advisory Agreement dated May 1, 2001 between SSgA Funds Management, Inc. and the Trust with respect to State Street Treasury Money Market Portfolio and State Street Treasury Plus Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(d)(4)	Notice dated February 14, 2002 to Investment Advisory Agreement dated May 1, 2001 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(d)(5)	First Amendment to the Investment Advisory Agreement dated May 1, 2001 between State Street Master Funds and SSgA Funds Management, Inc. is incorporated herein by reference to Post-Effective Amendment No. 13 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2010.

(d)(6)	Investment Sub-Advisory Agreement dated April 1, 2010, by and between SSgA Funds Management, Inc. and Nuveen Asset Management is incorporated herein by reference to Post-Effective Amendment No. 13 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2010.

(d)(7)	Fee Waiver letter dated April 28, 2011 between SSgA Funds Management, Inc. and the Trust with respect to the State Street Equity 2000 Index Portfolio is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(d)(8)	Fee Waiver letter dated February 1, 2011 between SSgA Funds Management, Inc. and the Trust with respect to the Money Market Portfolios is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(d)(9)	Amendment dated February 18, 2011 to the Investment Advisory Agreement dated May 1, 2001, between SSgA Funds Management, Inc., and the Trust is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(d)(10)	Reimbursement Agreement dated September 20, 2012 by and among State Street Master Funds, State Street Institutional Investment Trust, and SSgA Funds Management, Inc. is incorporated herein by reference to Post-Effective Amendment No. 17 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2013.

(e)	Not applicable.

(f)	Not applicable.

(g)(1)	Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(2)	Amendment to Custodian Agreement dated February 14, 2001 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(3)	Notice dated February 14, 2002 to Custodian Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(4)	Notice dated February 12, 2004 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(5)	Notice dated September 10, 2007 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(h)(1)	Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(2)	Notice dated February 14, 2002 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(3)	Notice dated February 12, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(4)	Services Amendment dated April 5, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(5)	Anti-Money Laundering Services Amendment dated October 31, 2006 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(6)	Notice dated September 10, 2007 to Transfer Agency and Services Agreement dated March 1, 2000 between the State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(7)	Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(8)	Notice dated February 14, 2002 to Administration Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(9)	Notice dated February 12, 2004 to Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(10)	Notice dated September 10, 2007 to Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(11)	Master-Feeder Participation Agreement between Henderson Global Funds, on behalf of its series Henderson Money Market Fund (the “Feeder Fund”), and the Trust is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(12)	Form of Master-Feeder Participation Agreement is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(13)	Master-Feeder Participation Agreement between State Street Bank and Trust Company, SSgA Cash Series Prime Fund, and the Trust is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(14)	Master-Feeder Participation Agreement between State Street Bank and Trust Company, SSgA Cash Series U.S. Government Fund, and the Trust is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(15)	Master-Feeder Participation Agreement between State Street Bank and Trust Company, SSgA Cash Series Treasury Fund, and the Trust is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(16)	Information Security Program Agreement dated November 19, 2010 is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(17)	Master-Feeder Participation Agreement dated May 1, 2001 between American Beacon Funds (formerly known as American AAdvantage Funds and American AAdvantage Mileage Funds), on behalf of its series American Beacon S&P 500 Index Fund, American Beacon Small Cap Index Fund, and American Beacon International Equity Index Fund (formerly known as American AAdvantage S&P 500 Index Fund and American AAdvantage S&P 500 Index Mileage Fund) (the “Feeder Fund”), State Street Equity 500 Index Portfolio, and the Trust is incorporated herein by reference to Post-Effective Amendment No. 17 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2013.

(18)	Master-Feeder Participation Agreement dated February 17, 2012 between Allianz Funds, on behalf of its series Allianz Global Investors Money Market Fund (the “Feeder Fund”), and the Trust is incorporated herein by reference to Post-Effective Amendment No. 17 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2013.

(i)	Legal Opinion of Ropes & Gray LLP is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(j)	Consent of Ernst & Young LLP is filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Power of Attorney as it relates to the Registrant is filed herewith.

(p)(1)	Joint Code of Ethics of the Trust and State Street Institutional Investment Trust dated May 17, 2000, as amended September 16, 2004 and February 18, 2010 and February 13, 2014 is filed herewith.

(p)(2)	Amended Code of Ethics of SSgA Funds Management, Inc. dated November 1, 2010 is incorporated herein by reference to Post-Effective Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO

See Item 18 in Part B for information regarding ownership of the State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street Treasury Money Market Portfolio, and the State Street Treasury Plus Money Market Portfolio.

ITEM 30. INDEMNIFICATION

Under the terms of Registrant’s Amended and Restated Declaration of Trust, Article VIII, Registrant is required, subject to certain exceptions and limitations, to indemnify each of its Trustees and officers, including persons who serve at the Registrant’s request as directors, officers or trustees of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise who may be indemnified by Registrant under the Investment Company Act of 1940.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER AND THE SUB-ADVISER

See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser and the Sub-Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

STATE STREET MASTER FUNDS	PO Box 5049 Boston, MA 02206

SsgA FUNDS MANAGEMENT, INC. (the Investment Adviser)	State Street Financial Center One Lincoln Street Boston, MA 02111

STATE STREET BANK AND TRUST COMPANY (Custodian, Administration and Transfer Agent)	4 Copley Place, 5th floor Boston, MA 02116

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Trust, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 30th day of April, 2014.

STATE STREET MASTER FUNDS

By:	/s/ Ellen M. Needham
Ellen M. Needham
President
(Principal Executive Officer)

By:	/s/ Laura F. Dell
Laura F. Dell
Treasurer
(Principal Financial and Accounting Officer)

Exhibit List

Exhibit No.	Description

28(a)	Amended and Restated Agreement and Declaration of Trust dated April 14, 2014

28(b)	Amended and Restated ByLaws of State Street Master Funds dated April 14, 2014

28(j)	Consent of Ernst and Young LLP

28(o)	Power of Attorney

28(p)(1)	Amended Joint Code of Ethics for the Trust dated February 13, 2014.